Confidential treatment is being requested for bracketed material which has been separately filed with the Commission.


EXHIBIT 10     AGREEMENT BETWEEN

                            SYMBOL TECHNOLOGIES, INC.

                                       AND

                          METROLOGIC INSTRUMENTS, INC.

THIS AGREEMENT, effective as of January 1, 1996 between SYMBOL TECHNOLOGIES, INC., a Delaware corporation, and its subsidiaries, ("SYMBOL") having its principal place of business at One SYMBOL Plaza, Holtsville, New York 11742-1300, and METROLOGIC INSTRUMENTS, INC., a New Jersey corporation, and its subsidiaries, ("METROLOGIC") having its principal place of business at Coles Road at Route 42, Blackwood, New Jersey 08012:

W I T N E S S E T H

WHEREAS, SYMBOL is, and has been engaged in the design, development, manufacture and sale of laser scanner devices of various types and is the owner of various patents, patent applications and patent rights related to bar code scanners;

WHEREAS, METROLOGIC is, and has been engaged in the design, development, manufacture and sale of laser scanner devices of various types and is the owner of various patents, patent applications and patent rights related to bar code scanners;

WHEREAS, in connection with certain patent litigation the Parties entered into an Agreement for Settlement dated December 3, 1993;

WHEREAS, METROLOGIC is desirous of using inventions disclosed in various U.S. and foreign patents of SYMBOL in METROLOGIC's present and future products, and wishes the assurance of continued and complete access to such patents to be able to make and sell METROLOGIC products currently in commercial production, and to improve and modify such products (including making cost reduction and de minimus changes and variations) in the near future in such products;

WHEREAS, SYMBOL is desirous of having the option to obtain a predefined, limited number of licenses under METROLOGIC's patents for use in SYMBOL's present and future products, including the ability to improve and modify such products (including making cost and de minimus changes and variations) in the future including such METROLOGIC patents as those in the METROLOGIC Activated-Decoder Patent Family, Consecutive-Read Patent Family, Dual-Decode Patent Family, Dual-Field Patent Family, Dual-Range Patent Family, Flicker-Frequency Patent Family, One-Way RF Patent Family, Narrow Scan-Volume Patent Family, Spatially-Separated Spectral-Filtering Patent Family, Miscellaneous Patent Family, and Universal Digitizer Patent Family, but not including the Holographic Patent Family;

WHEREAS, METROLOGIC and SYMBOL have been holding discussions and now both desire to enter into modification of certain financial provisions of the Agreement of Settlement, and into a new, comprehensive agreement providing for the cross-license of certain patents and for the supply of certain standard and custom METROLOGIC products to SYMBOL;

WHEREAS, SYMBOL does not currently resell any products manufactured by METROLOGIC, but SYMBOL and METROLOGIC recognize that METROLOGIC manufactures certain bar code reader products for which SYMBOL does not manufacture a competitively close substitute;

WHEREAS, METROLOGIC's desire to sell such bar code reader products to SYMBOL for resale by SYMBOL under SYMBOL's own trademarks, is based upon SYMBOL's and METROLOGIC's common belief that making such sales to SYMBOL will increase METROLOGIC's sales, and that SYMBOL's resale of those products should not take a significant amount of sales away from other resellers of METROLOGIC products in view of the different customer bases presently served by SYMBOL and other resellers of METROLOGIC products;

NOW, THEREFORE, in consideration of the premises, SYMBOL and METROLOGIC hereby agree as follows:

ARTICLE 1 DEFINITIONS

         1.1 "Additional METROLOGIC Patent Family" shall mean a Class B Family or Class C Family.

         1.2 "Affiliate" shall mean a corporation, company or other entity which is substantially controlled, directly or indirectly, through stock ownership or otherwise (such as partnerships or management contracts), by a Party hereto or which is directly or indirectly under common control with such Party, including control derived by means other than ownership of a majority of the voting securities or voting rights. An Affiliate shall not include a wholly owned Subsidiary of a Party.

         1.3 "Annual Shortfall" shall mean the difference between (i) the Minimum Purchase Commitment in a calendar year to purchase METROLOGIC Qualifying Product pursuant to Section 11.1.6, and
                  (ii) the actual number of units of METROLOGIC Qualifying Products ordered by SYMBOL during such calendar year, or prorated in that calendar year pursuant to Section 11.6.2.

         1.4     "Asian Territory" shall mean the countries listed in Exhibit A.

         1.5 "Authorized Application" shall mean the use of a Royalty Bearing METROLOGIC Product (as defined by corresponding specific product categories (i) through (vi) respectively in
                  Section 1.83), in the specific field of use under which such products are covered by the license with respect to such product granted in Article 3, and on which METROLOGIC has paid all applicable royalties pertaining to such product category or categories and field of use.

         1.6 "Change in Control" (of METROLOGIC) shall mean a change in control of the nature that would be required to be reported under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any corresponding or succeeding law), provided that, without limitation, such change in control shall be deemed to have occurred if:

               (a) Any Person (as hereinafter defined) (except one or more elected officers or directors of METROLOGIC as of the Effective Date or a Person controlled by them) (i) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly of thirty percent (30%) or more of the combined voting power of METROLOGIC's then outstanding voting securities generally entitled to vote in the election of directors, or (ii) acquires actual control of the operations of METROLOGIC, whether by means of contract or otherwise; or

               (b) The individuals who, as of the date hereof are members of the board of directors of METROLOGIC (the "Incumbent Board"), cease for any reason to constitute at least a majority of the board of directors of METROLOGIC; provided, however, that if the election or nomination for election by METROLOGIC's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

               (c) The occurrence of (i) a merger or consolidation involving METROLOGIC if the stockholders of METROLOGIC, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities, generally entitled to vote in the election of directors, of the corporation surviving or resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of such voting securities of METROLOGIC outstanding immediately before such merger or consolidation, or (ii) the sale or other disposition of all or substantially all of the assets of METROLOGIC to any Person, (except one or more elected officers or directors of METROLOGIC as of the Effective Date (as hereinafter defined) or a person controlled by them) or
                    (iii) the sale or other disposition of METROLOGIC's hand-held laser scanner business to any Person (except one or more elected officers or directors of METROLOGIC as of the Effective Date or a Person controlled by them).

                  For purposes of this Agreement, the term "Person" means a natural person (other than Mr. C. Harry Knowles, his heirs, members of his immediate family, legal representatives of his estate or any charitable organization who may receive shares of METROLOGIC from any of the foregoing persons by gift or testamentary transfer).

         1.7 "Change in Control" (of SYMBOL) shall mean a change in control of the nature that would be required to be reported under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any corresponding or succeeding law), provided that, without limitation, such change in control shall be deemed to have occurred if:

               (a) Any Person (as hereinafter defined) (except one or more elected officers or directors of SYMBOL as of the Effective Date or a Person controlled by them) (i) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly of thirty percent (30%) or more of the combined voting power of SYMBOL's then outstanding voting securities generally entitled to vote in the election of directors, or (ii) acquires actual control of the operations of SYMBOL, whether by means of contract or otherwise; or

               (b) The individuals who, as of the date hereof are members of the board of directors of SYMBOL (the "Incumbent Board"), cease for any reason to constitute at least a majority of the board of directors of SYMBOL; provided, however, that if the election or nomination for election by SYMBOL's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

              (c)  The  occurrence of (i) a merger or  consolidation  involving
                    SYMBOL if the stockholders of SYMBOL, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities, generally entitled to vote in the election of directors, of the corporation surviving or resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of such voting securities of SYMBOL outstanding immediately before such merger or consolidation, or (ii) the sale or other disposition of all or substantially all of the assets of SYMBOL to any Person, (except one or more elected officers or directors of SYMBOL as of the Effective Date (as hereinafter defined) or a person controlled by them) or (iii) the sale or other disposition of SYMBOL's hand-held laser scanner business to any Person (except one or more elected officers or directors of SYMBOL as of the Effective Date or a Person controlled by them).

         1.8 "Class A Family" shall mean a METROLOGIC Predefined Patent Family (as defined hereunder).

         1.9      "Class B Family"  shall mean

                   (i) a group of patents of METROLOGIC including patents both in the U.S. and all foreign countries , each having issued or having been granted after the Execution Date, but excluding (A) all those patents which now or hereafter are included within any METROLOGIC Predefined Patent Family, and (B) all those patents included in METROLOGIC Holographic Patent Family, wherein:

                                    (1) each patent in said group:

                                            (a)      has  not  issued   from  an
                                                     application   which   is  a
                                                     continuation  or divisional
                                                     application      of     any
                                                     METROLOGIC       Predefined
                                                     Patent   Family,   or   any
                                                     existing         Additional
                                                     METROLOGIC   Patent  Family
                                                     not  containing as a member
                                                     a patent  issued  from said
                                                     application; or

                                            (b)      has not issued  from (x) an
                                                     application  containing one
                                                     or   more   claims   to  an
                                                     invention to  which a claim
                                                     to priority of  the  filing
                                                     date  of  an  earlier filed
                                                     application  of  METROLOGIC
                                                     has  been made and to which
                                                     such patent is entitled, or
                                                     (y)  from  an   application
                                                     containing   one   or  more
                                                     claims  which   would  have
                                                     otherwise been entitled  to
                                                     the  benefit of such filing
                                                     date had priority  under 35
                                                     USC 120, or its equivalent,
                                                     been claimed  (the "Earlier
                                                     Filed Application")and from
                                                     such     Earlier      Filed
                                                     Application  a   patent has
                                                     issued  to  METROLOGIC  and
                                                     such   issued    patent  is
                                                     included   in a  METROLOGIC
                                                     Predefined  Patent  Family,
                                                     or  existing   Class  B  or
                                                     Class   C     Family   (not
                                                     including  as  a  member  a
                                                     patent   issuing  from said
                                                     application); and

                                    (2) each patent in said group  includes  one
                                    or  more  claims   dominated   by  the  same
                                    Inventive Concept as set forth at the time of creation of such Class B Family and wherein said one or more claims are not dominated by any claim in any patent in any Class A or Class C Family or any other Class B Family ; and

                    (ii) any  U.S.   patent   issuing  to   METROLOGIC   from  a
                         continuation or divisional application of any patent in said group of patents defined in Section 1.1 (i) above.

                                   (1) in which a Terminal Disclaimer has been filed in order to overcome a double-patenting rejection based upon one or more claims contained in any patent in the group of patents in Section 1.1 (i) above; or

                           (2) which contains method claims which correspond to substantially similar apparatus claims in a METROLOGIC Patent having the same, or being entitled to the same priority date; or

                           (3) which contains apparatus claims which correspond to substantially similar method claims in a METROLOGIC Patent being entitled to the same priority date,

                  (iii) any patent issued to METROLOGIC after the Execution Date in which all claims thereof are dominated by any claim in any of the patents in the groups defined in
                           (i) or (ii) above, (the term "dominated" is defined hereunder, and

                  (iv) any re-examinations and reissues of any of the patents defined in any of (i) (ii) or (iii) above, wherein such Class B Family has been properly defined and created pursuant to Article 4 hereunder.

         1.10     "Class C Family"  shall mean

                  (i) a group of patents of METROLOGIC including patents both in the U.S. and all foreign countries , each issuing or having been granted after the Execution Date, but excluding (A) all those patents which now or hereafter are included within any Class A or Class B Family or any other Class C Family, and (B) all those patents included in METROLOGIC Holographic Patent Family, wherein each patent in said group includes one or more claims dominated by the same Inventive Concept (as defined hereunder) and wherein each of such claims are not dominated by any claim in any patent in any Class A or Class B Family or any other Class C Family; and

                  (ii) (1) any U.S. patent issuing to METROLOGIC in which a Terminal Disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any patent in said group of patents defined in Section 1.1 (i) above; or

                           (2) which contains method claims which correspond to substantially similar apparatus claims in a METROLOGIC Patent being entitled to the same priority date; or

                           (3) which contains apparatus claims which correspond to substantially similar method claims in a METROLOGIC Patent being entitled to the same priority date, and

                  (iii) any re-examinations and reissues of any of the patents defined in any of (i) and (ii) above, wherein such Family has been properly defined and created pursuant to Article 4 hereunder.

         1.11     "Class C Group"  shall mean all  Class C Patent Families

         1.12 "Countable Class C Group" shall mean the Class C Group during the period of time when both of the following conditions are satisfied:

                           (i) the Class C Group is an Elected METROLOGIC Patent Family; and

                           (ii)     one  or  more   patents  in  the  family  or
                                    families of the Class C Group cover more than one SYMBOL Product Family.

                  During the period of time when the Class C Group is not a Countable Class C Group, it shall be deemed an Uncountable Class C Group.

          1.13 "Custom Interface Omnidirectional Hand-Held Scanner Product" shall mean a triggerless omnidirectional hand-held bar code symbol reading product designed, custom-manufactured (or have manufactured) and sold by METROLOGIC to SYMBOL on special order by SYMBOL, (e.g. a custom version of the METROLOGIC MS 6720) wherein said Product comprises: a hand-held housing with a laser scanning means disposed within the hand-held housing for producing an omnidirectional laser scanning pattern for scanning bar code symbols within a scan field defined external to said hand-held housing; and a custom interface specified by SYMBOL; and optionally a stand (e.g. the MS 6720 stand) for supporting the scanner housing above a counter surface during bar code symbol reading, and may include an RF Option (as defined hereunder).

         1.14 "Custom Interface RF Scanner Product" shall mean a triggerless operated bar code symbol reading product designed, custom-manufactured (or have manufactured) and sold by METROLOGIC to SYMBOL on special order by SYMBOL, wherein said Product comprises: a housing with a laser scanning means disposed within the housing for producing a laser scanning pattern for scanning bar code symbols within a scan field defined external to said housing; and may include an RF Option.

          1.15 "Custom Interface ScanGlove Product" shall mean a triggerless bar code symbol reading product designed, custom-manufactured (or have manufactured) and sold by METROLOGIC to SYMBOL on special order by SYMBOL (e.g. a custom version of the METROLOGIC IS
               4200), wherein said Product comprises: a housing with a laser scanning means disposed within the housing for producing a laser scanning pattern for scanning bar code symbols within a scan field defined external to said housing, the housing worn by and supported on a glove worn by a user; and a custom interface specified by SYMBOL; and may include an RF Option.

         1.16 "Distributor" shall mean a Person not a Subsidiary or Affiliate of METROLOGIC which is principally engaged in the regular course of business in the resale of products without substantial change in such products, such Person being a bona-fide reseller selling products at least at a markup over the Person's cost of such products, and not acting as a sales agent or commissioned representative.

          1.17 "Dominate" or "dominated" shall mean the following in the circumstances in each respective case set forth below:

          Case (i) An invention defined by a claim of a first patent (e.g. Claim
               A) is said to "dominate" the invention defined by a claim in a second patent (e.g. Claim B) if each element in claim A has a corresponding element in Claim B;

          Case (ii) The inventive concept of a METROLOGIC Patent Family is said to "dominate" the invention defined by a claim in a METROLOGIC Patent (e.g. Claim C) if each element of the inventive concept has a corresponding element in Claim C of the METROLOGIC Patent.


         1.18 "Early Termination Date" shall mean the date after January 1, 2002 on which a Party hereto terminates this Agreement pursuant to Section 15.9.

         1.19     "Effective Date" shall mean January 1, 1996.

         1.20 "Elected Licensable METROLOGIC Patent Family" shall mean a Licensable METROLOGIC Patent Family (as defined hereunder) that SYMBOL has elected under Section 4.3 hereunder and which has not been terminated, and under which SYMBOL is current in its royalty payments.

          1.21 "Elected New METROLOGIC Product" shall mean a laser scanning bar code reader product as represented by the Escrowed Specimen of the METROLOGIC Product deposited pursuant to Section 12.1 which is in the form of a finished product (e.g., ready for use "out of the box" by the end user for reading bar codes or by the OEM for producing an OEM Product) that includes: a housing; means in the housing for producing a laser scanning pattern; a Scanner Interface; and optionally including a stand for supporting said reader product during bar code symbol reading applications, and only Non-Infringing Modifications to such Escrowed Specimen, provided that

                  (i) the external form factor (i.e., shape) of the housing remains substantially the same as the Escrowed Specimen, although the size of the housing may be uniformly decreased so that the total volume of the housing decreases by a maximum of thirty (30%) percent;

          (ii) the Scanner Interface either (w) remains substantially the same compared to the Scanner Interface of the product represented by the Escrowed Specimen; or (x) conforms to a standard interface specification published by an independent standards organization (e.g. IEEE, ANSI, etc.); or (y) conforms to a proprietary or non-proprietary interface (e.g. OCIA, "Appletalk", etc.) of any third party (including OEM manufacturers), but such Scanner Interface shall not be (z) any SYMBOL interface that is commercially introduced by SYMBOL in a SYMBOL product after the Execution Date hereof, such SYMBOL product being sold to a customer as a customized or proprietary SYMBOL interface and such interface thereafter being reverse engineered or copied by METROLOGIC without authorization;

                  (iii) the scan speed of the laser spot in the product does not differ more than thirty (30%) percent from the scan speed of said Escrowed Specimen,

                  (iv) the scan pattern is substantially the same as the scan pattern of said Escrowed Specimen; and further provided that (A) the product does not include a hand-supportable housing and manually operated trigger switch in or on the housing to initiate laser scanning; and (B) the product does not include any one or more of the following elements: (a) a display for displaying information, or (b) keyboard, keypad, or function keys, or the functional equivalent of (a) or (b) integrated with the housing of the product.

         1.22 "Escrow Agent" shall mean Sprung, Horn, Kramer & Wood, 120 White Plains Road, Tarrytown, New York 10591 ("SYMBOL's Escrow Agent") or Hopgood, Calimafde, Kalil & Judlowe, 60 East 42nd Street, New York, New York 10165 ("METROLOGIC's Escrow Agent"), or any successor thereto appointed by such law firm.

1.23 "Escrowed Specimen" shall mean an operational specimen of a METROLOGIC product and/or the METROLOGIC product represented by the respective Technical Data Package or "TDP" (as hereinafter defined) on deposit with the law firm of Sprung, Horn, Kramer & Wood; or an operational specimen of a SYMBOL product and/or the SYMBOL product represented by the respective Technical Data Package on deposit with the law firm of Hopgood, Calimafde, Kalil & Judlowe pursuant to Section 3.19 and/or
          Section  12.1  hereunder,   as  the  context  requires.  The  Escrowed
          Specimens of METROLOGIC products shall be representative of the METROLOGIC product family designs as of the Execution Date when deposited under Section 3.19, and as of the actual date of deposit when deposited pursuant to Section 12.1. The Escrowed Specimens of the SYMBOL products shall be representative both of the SYMBOL product family designs as of (i) December 3, 1993 and (ii) January 1, 1996 (the Effective Date). All substantially similar product designs within a product family shall be deemed to be covered by the corresponding Escrowed Specimen.

         1.24 "Execution Date" shall mean the date of execution of this Agreement by the last of the Parties hereto.

         1.25 "Field" shall mean one of the licensed fields of use of the Licensed SYMBOL Patents as defined in Sections 1.26, 1.27, 1.28, 1.29, 1.30, 1.31, and 1.32..

         1.26 "Field of Aperture-Stop Slot/Projection Scanner Product" shall mean only uses of inventions covered by claims in the SYMBOL Aperture Patents, and embodied in laser scanning bar code readers that are (i) mounted or supported in a fixed or stationary position when installed in the user's facility; and
                  (ii) which produce a multi-line or omnidirectional laser scanning pattern.

         1.27 "Field of Elected New METROLOGIC Product" shall mean only uses of inventions covered by claims in the Licensed SYMBOL Patents, and embodied in laser scanner bar code, provided that such product: (a) is not a ring or other finger-mounted reader; (b) does not include a manually actuated trigger to initiate laser scanning, and (c) does not include any one or more of the following: (i) display, or (ii) keyboard, keypad or function keys or the functional equivalent of such elements defined in
                  (i) and (ii); (d) does not infringe any claim of any SYMBOL RF Patents or SYMBOL Data Communication Patents; (e) does not function to read coded indicia in which information is stored in two dimensions, such as stacked bar code symbologies (such as Code 49, PDF 417, and Supercode, etc.), matrix code symbologies (such as Code One, DataMatrix, MaxiCode, VeriCode, Glyph, Array Tag, etc.) and dot code symbologies (such as MMP, Drexler code, etc.).

         1.28 "Field of RF Scanner Product" shall mean only uses of inventions covered by claims in the Licensed SYMBOL Patents, and embodied in a system having a portable scanner and a remote base unit, provided that the portable scanner unit is also:

                  (i)      a METROLOGIC ScanGlove Product, or

                  (ii)     a METROLOGIC Omnidirectional Hand-Held Scanner
                           Product, or

                  (iii) a METROLOGIC Triggerless Single Scanline Hand-Held Scanner Product.

          1.29 "Field of ScanGlove Product" shall mean only uses of inventions covered by claims in the Licensed SYMBOL Patents, and embodied in laser scanner bar code readers that are worn by or supported by a glove worn on a user's hand, provided that such product: (a) is not a ring or other finger-mounted reader; (b) is not designed to be held in the hand and used as a hand-held bar code reader, (c) does not include a manually actuated trigger to initiate laser scanning, and (d) does not include any one or more of the following: (i) display, or (ii) keyboard, keypad or function keys or the functional equivalent of such elements defined in (i) and (ii).

         1.30 "Field of ScanKey Product" shall mean only uses of inventions covered by claims in the Licensed SYMBOL Patents, and embodied in a laser scanning bar code reader designed to be worn by and supported by the back of a user's hand or wrist but not finger mounted.

         1.31 "Field of Triggerless Omnidirectional Hand-Held Scanner Product" shall mean only uses of inventions covered by claims in the Licensed SYMBOL Patents, and embodied in laser scanning bar code readers which produce a multi-line, omnidirectional laser scan pattern, and has a housing designed to be held in the hand of the user while reading bar code symbols, and which includes means in the housing to initiate laser scanning without use of a manually operable "trigger" switch.

         1.32 "Field of Triggerless Single Scanline Hand-Held Scanner" shall mean only uses of inventions covered by claims in the Licensed SYMBOL Patents, and embodied in a laser scanning bar code reader having a housing designed to be held in the hand of the user while reading bar code symbol, and which includes means within the housing to initiate laser scanner without a manually operable "trigger" switch.

         1.33 "Field of 2-D Bar Code Scanner" shall mean using a bar code symbol reader to read coded indicia in which information is stored in two dimensions, such as stacked bar code symbologies (such as Code 49, PDF 417, and Supercode, etc.), matrix code symbologies (such as Code One, DataMatrix, MaxiCode, VeriCode, Glyph, Array Tag, etc.) and dot code symbologies (such as MMP, Drexler code, etc.).

         1.34 "First SYMBOL Purchase Order" shall mean the first purchase order released by SYMBOL to METROLOGIC requesting the purchase of a specified number of Custom Interface Omnidirectional Scanner Product to be shipped (i.e. delivered) to SYMBOL by a specified delivery (i.e. shipping) date.

         1.35 "Good Standing" shall mean an attribute of a licensee of a SYMBOL patent (not including METROLOGIC) under an express written license agreement (the
                  "License") with SYMBOL at a specific time when (i) the License is then currently in force and has not expired or terminated; or (ii) SYMBOL has not provided formal written notification of a material breach or default of the licensee and such breach or default has not been timely cured; or (iii) SYMBOL is not then in litigation or other formal dispute resolution process (i.e. arbitration) with such licensee which may reasonably result in a finding that the licensee has breached its license agreement or otherwise would not have the benefit of its license agreement with respect to a product at issue.

         1.36     "Incremental  Material Cost" shall mean the difference between
                  (i) the cost of all materials used to make a Standard METROLOGIC Product, e.g. a MS 6720 , and (ii) the cost of all materials used to make a Modified Qualified METROLOGIC Product or Modified Elected New METROLOGIC Product. Such cost shall reflect only the actual cost of purchased materials, and not a cost-accounting concept of "cost" that could include the cost of scrap, rework, overhead, or other factors.

        1.37 "Infringing Modification" (to a product of METROLOGIC) shall mean an improvement, change or modification made by
                    METROLOGIC subsequent to the Execution Date of this Agreement to a product of METROLOGIC represented by an
                    Escrowed Specimen deposited pursuant to Section 3.19, wherein such improvement, change or modification results in the infringement of one or more claims of one or more unexpired SYMBOL patents, and said Escrowed Specimen deposited pursuant to Section 3.19 does not infringe said one or more claims of at least one or more unexpired SYMBOL patents. Any improvement, change or modification made by METROLOGIC that is not an Infringing Modification (to a product of METROLOGIC) shall be deemed to be a Non-Infringing Modification (to a product of METROLOGIC).

          1.38 "Infringing Modification" (to a product of SYMBOL) shall mean an improvement, change or modification made by SYMBOL subsequent to December 3, 1993 to a product of SYMBOL represented by an Escrowed Specimen deposited pursuant to Section 4.9, wherein such improvement, change or modification results in the infringement of one or more claims of one or more unexpired METROLOGIC patents and said Escrowed Specimen deposited pursuant to Section 4.9 does not infringe said one or more claims of at least one or more unexpired METROLOGIC patents. Any improvement, change or modification made by SYMBOL that is not an Infringing Modification (to a product of SYMBOL) shall be deemed to be a Non-Infringing Modification (to a product of SYMBOL).

          1.39 "Inventive Concept" shall mean a generic description of a invention for a METROLOGIC Patent Family as set forth either in
               (i) Section 1.46, 1.48,  1.49, 1.50, 1.51, 1.52, 1.58,  1.61,1.71
               and 1.75; or (ii) as defined pursuant to the procedures set forth in Section 4.8 within one hundred eighty (180) days after the date of issuance of a new U.S. patent to METROLOGIC, unless earlier requested by SYMBOL, in which event METROLOGIC shall respond to SYMBOL's request within sixty (60) days of the date of issuance of such patent to METROLOGIC, or thirty (30) days after the date of SYMBOL's request, whichever is later.

         1.40     "Licensable METROLOGIC Patent Family" shall mean:

                   (i)     any family in  the Class A Families; or

                   (ii)     any family in the Class B Families; or

                   (iii)   the Class C Group.

         1.41 "Licensed METROLOGIC Product" shall mean any (i) Royalty Bearing METROLOGIC Products (as defined hereunder) and any
                  (ii) METROLOGIC Triggerless Omnidirectional Hand-Held Scanner Products.

          1.42 "Licensed SYMBOL Patent" shall mean: all U.S. patents of SYMBOL as of the Execution Date containing claims to an invention pertaining to or used in laser scanning bar code readers; any future U.S. patents of SYMBOL issuing from a patent application filed by SYMBOL containing claims to an invention which (i) pertain to or are used in laser scanning bar code symbol readers or scanners, and (ii) are entitled to a date of conception prior to the Effective Date; any reissues and reexaminations of any of the above patents of SYMBOL; and any counterpart foreign patent applications and patents of SYMBOL heretofore or hereafter filed and granted corresponding to any of the patents and applications above of SYMBOL, in any and all countries except Japan.

          1.43 "Licensed Extended SYMBOL Patent" shall mean: all U.S. patents of SYMBOL as of the date of deposit of the Escrowed Specimen of the Elected New METROLOGIC Product containing claims to an invention pertaining to or used in laser scanning bar code readers; any reissues and reexaminations of any of the above patents of SYMBOL; and any counterpart foreign patent applications and patents of SYMBOL heretofore or hereafter filed and granted corresponding to any of the patents and applications above of SYMBOL, in any and all countries except Japan.

         1.44 "Licensed SYMBOL Product" shall mean a product of SYMBOL covered by a claim in at least one METROLOGIC patent in a METROLOGIC Patent Family which SYMBOL has elected to license from METROLOGIC.

         1.45 "METROLOGIC" shall mean METROLOGIC INSTRUMENTS, INC., and its Subsidiaries, and any Successor thereto.

         1.46     "METROLOGIC Activated-Decoder Patent Family" shall mean

                   (i) all present and future U.S. patents of METROLOGIC, including having one or more claims dominated by the Inventive Concept of a bar code symbol reader which comprises: a housing; means disposed in said housing for scanning a bar code symbol on an object in at least a portion of a scan field definable external to said housing, in response to the detection of said object; laser light detecting means for detecting the intensity of laser light reflected off said scanned bar code symbol, and automatically producing scan data indicative of said detected intensity; a bar code symbol detection circuit for processing produced scan data so as to detect said bar code symbol on said object, and automatically generate an activation signal in response to the detection of said bar code symbol; a programmed processor for processing produced scan data, when activated, so as to decode said detected bar code symbol, and automatically produce symbol character data representative of said decoded bar code symbol; and activation means for automatically activating said programmed processor in response to the generation of said activation signal produced from said bar code symbol detection circuit; (i.e. the foregoing defines the Inventive Concept of each Patent Family)

                  (ii) U. S. Patent No. 5,424,525 and any reissues and reexaminations thereof;

                  (iii) any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or (ii) above;

                   (iv) any U.S. patent issuing to METROLOGIC which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in
                           (i), (ii), or (iii) above being entitled to the same priority date,;

                  (v) any U.S. patent issuing to METROLOGIC which contains apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i), (ii), (iii), or (iv) above being entitled to the same priority date;

                  (vi) any METROLOGIC patent in which all claims thereof are dominated by any of the claims of any patent in
                           (i), (ii), (iii), (iv), or (v)  above;

                  (vii)    any  reissues  and   reexaminations  of  any  of  the
                           foregoing  patents;  and METROLOGIC Patent defined in
                           (i), (ii), (iii), (iv), (v), or (vi) above;

                  (viii) any foreign counterpart patents of any of the patents in (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

          1.47 "METROLOGIC Aperture-Stop Slot/Projection Scanner Product" shall mean a bar code symbol reader product as represented by an Escrowed Specimen thereof that is a finished end-user product and includes: (i) a housing which is designed for mounting or being supported in a fixed or stationary position when installed in the user's facility, and not designed or sold to be held in the hand while performing bar code symbol reading; (ii) includes laser scanning means in the housing for producing a multi-line or omnidirectional laser scan pattern; and (iii) wherein the scanning product, or its method of manufacture or use is covered by any claim in any SYMBOL Aperture Patent.

         1.48     "METROLOGIC Consecutive-Read Patent Family" shall mean

          (i) all present and future U.S. patents of METROLOGIC having one or more claims dominated by the Inventive Concept of a bar code symbol reader which comprises: a hand-supportable housing; scan data producing means disposed in said hand-supportable housing for producing a laser scanning pattern for automatically scanning a bar code symbol on an object located in at least a portion of a scan field definable external to said hand- supportable housing, automatically detecting the intensity of laser light reflected off said bar code symbol, and automatically producing scan data indicative of said detected intensity; and scan data processing means for processing produced scan data so as to detect and decode said detected bar code symbol, and automatically produce symbol character data representative of said decoded bar code symbol, and for decoding said decoded bar code symbol once again and produce symbol character data representative thereof, upon automatically detecting the momentary absence of the decoded bar code symbol from the scan field (i.e. the foregoing defines the Inventive Concept of such patent family);

          (ii) U. S. Patent No. 5,260,553;

          (iii)any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or (ii) above;

          (iv) any U.S. patent issuing to METROLOGIC which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in (i), (ii), or (iii) above being entitled to the same priority date;

          (v) any U.S. patent issuing to METROLOGIC which contains apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i), (ii), (iii), or (iv) above being entitled to the same priority date;

          (vi) any METROLOGIC patent in which all claims thereof are dominated by any of the claims of any patent in (i), (ii), (iii), (iv), or
               (v) above;

          (vii)any reissues and reexaminations of any of the foregoing patents; and METROLOGIC Patent defined in (i), (ii), (iii), (iv), (v), or
               (vi) above;

          (viii) any foreign  counterpart  patents of any of the patents in (i),
               (ii), (iii), (iv), (v), (vi) or (vii) above.

         1.49     "METROLOGIC Dual-Decode Patent Family" shall mean:

          (i) all present and future U.S. patents of METROLOGIC having one or more claims dominated by the Inventive Concept of a digital signal processing device for decoding a plurality of digital data signals produced as output from a plurality of scanning devices, wherein said digital signal processing device comprises: a plurality of data input ports, each said data input port being operably connectable to one said scanning device, for supplying a digital data signal therefrom to one said data input port; signal processing means for processing the digital data signal supplied to any one of said plurality of data input ports, and producing digital data related to the supplied digital signal; data processing means for processing said digital data produced from the supplied digital signal, and producing decoded symbol data representative of the code symbol being scanned by said scanning device producing the supplied digital signal; and a data output port for providing the decoded symbol data to a host device operably connectable to said data output port (i.e. the foregoing defines the Inventive Concept of such patent family);

          (ii) U.S. Patent No. 5,343,027;

          (iii)any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or (ii) above;

          (iv) any U.S. patent issuing to METROLOGIC which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in (i), (ii), or (iii) above being entitled to the same priority date;

          (v) any U.S. patent issuing to METROLOGIC which contains apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i), (ii), (iii), or (iv) above being entitled to the same priority date;

          (vi) any METROLOGIC patent in which all claims thereof are dominated by any of the claims of any patent in (i), (ii), (iii), (iv), or
               (v) above;

          (vii)any reissues and reexaminations of any of the foregoing patents; and METROLOGIC Patent defined in (i), (ii), (iii), (iv), (v), or
               (vi) above;

          (viii) any foreign  counterpart  patents of any of the patents in (i),
               (ii), (iii), (iv), (v), (vi) or (vii) above.

         1.50     "METROLOGIC Dual-Field Patent Family" shall mean:

          (i) all present and future U.S. patents having one or more claims dominated by the Inventive Concept of a bar code symbol reader which comprises: a housing; means disposed within said housing for producing a visible laser beam and scanning said visible laser beam so as to produce a laser scanning pattern, for scanning a bar code symbol on an object located within at least a portion of a scan field definable external to said housing; and means disposed within said housing for automatically detecting the object within an object detection field spatially encompassing at least a portion of said scan field along the operative scanning range of said laser scanning bar code symbol reader; and automatically initiating laser scanning of the bar code symbol (i.e. the foregoing defines the Inventive Concept of such patent family) ;

          (ii) U. S. Patent No. 5,468,951;

          (iii)any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or (ii) above;

          (iv) any U.S. patent issuing to METROLOGIC which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in (i), (ii), or (iii) above being entitled to the same priority date;

          (v) any U.S. patent issuing to METROLOGIC which contains apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i), (ii), (iii), or (iv) above being entitled to the same priority date;

          (vi) any METROLOGIC patent in which all claims thereof are dominated by any of the claims of any patent in (i), (ii), (iii), (iv), or
               (v) above;

          (vii)any reissues and reexaminations of any of the foregoing patents; and METROLOGIC Patent defined in (i), (ii), (iii), (iv), (v), or
               (vi) above;

                  (viii) any foreign counterpart patents of any of the patents in (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

         1.51     "METROLOGIC Dual-Range Patent Family" shall mean

                    (i) all present and future U.S. patents of METROLOGIC having one or more claims dominated by the Inventive Concept of a bar code symbol reader which comprises: first and second modes of operation; a housing; means disposed within said housing for producing a visible laser beam and scanning said visible laser beam so as to produce a laser scanning pattern for scanning a bar code symbol on an object located within at least a portion of a scan field definable external to said housing; means for selecting either the first or second mode of operation; and means disposed within said housing for automatically reading a bar code symbol located within a first portion of said scan field when said first mode of operation is selected, and for automatically reading a bar code symbol located within a second portion of said scan field when said second mode of operation is selected (i.e. the foregoing defines the Inventive Concept of such patent family) ;

                  (ii)     U.S. Patent No. 5,340,971;

                  (iii) any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or
                         (ii) above;

                    (iv) any U.S.  patent  issuing to METROLOGIC  which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in
                         (i), (ii), or (iii) above being entitled to the same priority date;

                    (v) any U.S. patent issuing to METROLOGIC which contains apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i),
                         (ii), (iii), or (iv) above being entitled to the same priority date;

                    (vi) any  METROLOGIC  patent in which all claims thereof are dominated  by any of the  claims of any  patent in (i),
                         (ii), (iii), (iv), or (v) above;

                  (vii)    any  reissues  and   reexaminations  of  any  of  the
                           foregoing  patents;  and METROLOGIC Patent defined in
                           (i), (ii), (iii), (iv), (v), or (vi) above;

                  (viii) any foreign counterpart patents of any of the patents in (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

         1.52     "METROLOGIC Flicker-Frequency Patent Family" shall mean

                    (i) all present and future U.S. patents of METROLOGIC having one or more claims dominated by the Inventive Concept of a bar code symbol reader which comprises: a bar code symbol detection mode of operation; a hand-supportable housing; means disposed within said hand-supportable housing for producing a visible laser beam and scanning said visible laser beam so as to produce a laser scanning pattern for scanning a bar code symbol on an object located within at least a portion of a scan field definable external to said hand-supportable housing; and means for flickering said visible laser beam within said scan field during said bar code symbol detection mode, at a rate below the critical flicker frequency of the human vision system of the user (the foregoing defines the Inventive Concept of such patent family);

                  (ii)   U. S. Patent No. 5,484,992;

                  (iii) any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or
                         (ii) above;

                    (iv) any U.S.  patent  issuing to METROLOGIC  which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in
                         (i), (ii), or (iii) above being entitled to the same priority date;

                    (v) any U.S. patent issuing to METROLOGIC which contains apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i),
                         (ii), (iii), or (iv) above being entitled to the same priority date;

                    (vi) any  METROLOGIC  patent in which all claims thereof are dominated  by any of the  claims of any  patent in (i),
                         (ii) ,or (iii) above;

                  (vii)    any  reissues  and   reexaminations  of  any  of  the
                           foregoing  patents;  and METROLOGIC Patent defined in
                           (i), (ii), (iii), (iv), (v), or (vi) above;

                  (viii) any foreign counterpart patents of any of the patents in (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

         1.53     "METROLOGIC Holographic Patent Family" shall mean

                  (i) all present and future U.S. patents of METROLOGIC, dominated by the Inventive Concept of a laser scanner including one or more holograms or holographic optical elements used for scanning a light beam and producing a scanning pattern; and/or one or more holograms or holographic optical elements for producing a light beam and scanning such light beam to provide a scanning pattern;

                    (ii) any  Patent  issuing  from  U.S.   Patent   Application
                         08/573,949 relating to holographic scanning;

                    (iii)any  U.S.  patent  issuing  to  METROLOGIC  in  which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or
                         (ii) above;

                    (iv) any U.S.  patent  issuing to METROLOGIC  which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in
                         (i), (ii), or (iii) above being entitled to the same priority date;

                    (v) any U.S. patent issuing to METROLOGIC which contains apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i),
                         (ii), (iii), or (iv) above being entitled to the same priority date;

                    (vi) any  METROLOGIC  patent in which all claims thereof are dominated  by any of the  claims of any  patent in (i),
                         (ii), (iii), (iv), or (v) above;

                  (vii)    any  reissues  and   reexaminations  of  any  of  the
                           foregoing  patents;  and METROLOGIC Patent defined in
                           (i), (ii), (iii), (iv), (v), or (vi) above;

                  (viii) any foreign counterpart patents of any of the patents in (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

                    1.54 "METROLOGIC Holographic Scanner Product" shall mean bar code reader product including METROLOGIC Holotrak(TM)Products that includes one or more hologram or holographic optical element (HOE) as a scanning element, provided that (i) the product is not designed or intended for use as a hand-held or body- mounted or "wearable" product; (ii) the product does not include a Scanner Interface which infringes any SYMBOL patent relating to Scanner Interfaces; (iii) the product does not infringe any claim of any SYMBOL RF Patent; (iv) the product does not include a portable or hand-held housing with a manually operated trigger switch to initiate laser scanning; (v) the product does not include a portable or hand-held housing provided with any one or more of the following elements: (a) a display for displaying information, or (b) keyboard, keypad, or function keys, or the functional equivalent of (a) or (b), and (vi) the product does not infringe any claim to a SYMBOL patent directed to Two Dimensional Bar Codes, unless otherwise mutually agreed by the Parties.

         1.55     "METROLOGIC   Holotrak  Product"  shall  mean  the  METROLOGIC
                  Holotrak(TM) Model IS 5700 , Holotrak Model IS 5800, and related Models in the same family of products available on or about the Execution Date of this Agreement, and any other products identified by METROLOGIC from time to time during the term of this Agreement.

                    1.56 "METROLOGIC  Modified  Licensed Product" or "MLP" shall mean either: (i) a METROLOGIC Product that results from a change, modification or improvement to the METROLOGIC Triggerless Omnidirectional Hand-Held Scanner Product commercially introduced in 1996, and represented by the Escrowed Specimen thereof; or (ii) a METROLOGIC Product that results from a change, modification, or improvement made after the Execution Date of this Agreement to a METROLOGIC Royalty Bearing Product as it existed and was commercially sold or offered for sale as of the Execution Date, as represented by the Escrowed Specimen thereof, provided that the external form factor (i.e., design, shape and dimensions) of the housing remains substantially the same as that of the Escrowed Specimen.

         1.57     "METROLOGIC Miscellaneous Patent Family" shall mean

                    (i) the following METROLOGIC U.S. patents 5,473,464, 4,983,818, 4,962,980, 4,960,985, 4,958,894, 4,930,848,
                         4,805,175,  4,762,984, 4,713,532, 4,575,625, 4,050,037,
                         4,020,357, 5,019,714 and all foreign counterparts thereto except for the counterpart foreign patents in Europe corresponding to U.S. Patent No. 5,019,714, such patents having been exclusively licensed to a third party;

                    (ii) any  continuations  and  divisionals  of (i)  above and reissues and reexaminations of any of the foregoing patents; and

                    (iii)any  U.S.  patent  issuing  to  METROLOGIC  in  which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or
                         (ii) above;

                    (iv) any U.S.  patent  issuing to METROLOGIC  which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in
                         (i), (ii), or (iii) above;

                    (v) any U.S. patent issuing to METROLOGIC which contains apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i),
                         (ii), (iii), or (iv) above being entitled to the same priority date;

                   (vi) any  METROLOGIC  patent in which all claims  thereof are dominated  by any of the  claims  of any  patent in (i),
                        (ii), (iii), (iv), or (v) above;

                  (vii)    any  reissues  and   reexaminations  of  any  of  the
                           foregoing  patents;  and METROLOGIC Patent defined in
                           (i), (ii), (iii), (iv), (v), or (vi) above;

                  (viii) any foreign counterpart patents of any of the patents in (i), (ii), (iii), (iv),(v), (vi) or (vii) above; and

                  (ix) any patent classified into such family pursuant to Sections 4.7 and/or 4.9 hereunder.

         1.58     "METROLOGIC Narrow Scan-Volume Patent Family" shall mean

                  (i) all present and future U.S. patents of METROLOGIC having one or more claims dominated by the Inventive Concept of a bar code symbol scanner which comprises: a housing; and means disposed within said housing for producing a highly collimated laser scanning pattern within a narrowly confined 3-D scanning volume, for omnidirectional scanning of a bar code symbol presented to said highly collimated laser scanning pattern (i.e. the foregoing defines the Inventive Concept of such patent family);

                  (ii)     U.S. Patent No. 5,216,232;

                 (iii) any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or (ii) above;

                 (iv)      any U.S. patent issuing to METROLOGIC which contains
                         method claims corresponding to substantially similar
                           apparatus claims  in a "METROLOGIC Patent defined in
                           (i), (ii), or (iii) above being entitled to the same priority date;

                  (v)     any U.S. patent issuing to METROLOGIC which contains
                           apparatus claims corresponding   to   substantially
                           similar method claims in a METROLOGIC Patent defined in (i), (ii), (iii), or (iv) above being entitled to the same priority date;

                  (vi)    any METROLOGIC patent in which all claims thereof are
                           dominated by any of the claims of any patent in (i),
                           (ii), (iii), (iv), or (v) above;

                  (vii)    any  reissues  and   reexaminations  of  any  of  the
                           foregoing  patents;  and METROLOGIC Patent defined in
                           (i), (ii), (iii), (iv), (v), or (vi) above;

                  (viii) any foreign counterpart patents of any of the patents in (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

         1.59 "METROLOGIC Omnidirectional Hand-Held Scanner Product" shall mean Custom Interface Operated Omnidirectional Scanner Product and METROLOGIC Triggerless Omnidirectional Hand-Held Scanner Product.

         1.60 "METROLOGIC One-Way RF Patent" shall mean any patent of METROLOGIC having claim which expressly recites and is limited to a bar code reader having either a radio frequency (RF) transmitter or RF receiver, but not both, i.e., a bar code reader unit which communicates only in a single direction and not bi-directionally to and from a remote station.

         1.61     "METROLOGIC One-Way RF Patent Family" shall mean:

          (i) all present and future U.S. patents of METROLOGIC having one or more claims dominated by the Inventive Concept of a bar code symbol reader and a remote base unit for use therewith, wherein said bar code symbol reader comprises: a housing designed for support within the hand or mounting upon the body of a user during bar code symbol reading; a radio-frequency (RF) transmitter disposed within said housing for transmitting digital data to said remote base unit positioned within the data transmission range of said laser scanning bar code symbol reader, wherein said digital data transmission is carried out by wireless electromagnetic-wave transmission and said housing does not contain an RF receiver; means disposed within said housing for producing a laser scanning pattern for scanning a bar code symbol on an object located within at least a portion of a scan field definable external to said housing; and wherein said remote base unit comprises: means disposed within said remote base unit for receiving digital data transmitted from said laser scanning bar code symbol reader; and means disposed within said remote base unit for automatically producing an acoustical acknowledgment signal perceptible by the user within said data transmission range, to acknowledge the reception of said transmitted data (i.e. the foregoing defines the Inventive Concept of such patent family);

          (ii)      U. S. Patent Application Serial No. 08/292,237 now allowed;

          (iii) any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or (ii) above;

          (iv) any U.S. patent issuing to METROLOGIC which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in (i), (ii), or
                    (iii) above being entitled to the same priority date;

          (v)       any  U.S.  patent  issuing  to  METROLOGIC   which  contains
                    apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i), (ii),
                    (iii), or (iv) above being entitled to the same priority date;

          (vi) any METROLOGIC patent in which all claims thereof are dominated by any of the claims of any patent in (i), (ii),
                    (iii), (iv), or (v) above;

          (vii) any reissues and reexaminations of any of the foregoing patents; and METROLOGIC Patent defined in (i), (ii), (iii),
                    (iv), (v), or (vi) above;

          (viii)    any  foreign  counterpart  patents of any of the  patents in
                    (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

         1.62 "METROLOGIC Patent Family" shall mean any one family of the set of families of METROLOGIC patents consisting of (i) the METROLOGIC Predefined Patent Families (the Class A Families) ;
                  (ii) the METROLOGIC Holographic Patent Family; (iii) the Class B Families, and (iv) the Class C Families, such that each and every METROLOGIC patent is a member of one and only one family, and all METROLOGIC Patent Families include all METROLOGIC patents.

         1.63 "METROLOGIC Predefined Patent Family" (also referred to as a "Class A Family") shall mean any one or more of the following patent families:

                  (i)      METROLOGIC Narrow-Scan Volume Patent Family; or

                  (ii)     METROLOGIC Dual-Range Patent Family; or

                  (iii)    METROLOGIC Dual-Decode Patent Family; or

                  (iv)     METROLOGIC Flicker-Frequency Patent Family; or

                  (v)      METROLOGIC Consecutive-Read Patent Family; or

                  (vi)     METROLOGIC Activated-Decoder Patent Family; or

                  (vii)    METROLOGIC Universal-Digitizer Patent Family; or

                  (viii)   METROLOGIC Dual-Field Patent Family; or

                  (ix)    METROLOGIC Spatially-Separated Spectral Filter Patent
                           Family; or

                  (x)      METROLOGIC One-Way RF Patent Family; or

                  (xi)     METROLOGIC Miscellaneous Patent Family.

         1.64 "METROLOGIC Product" shall mean a bar code reading product designed, developed, and manufactured (or have manufactured) by METROLOGIC.

         1.65 "METROLOGIC Qualifying Product" shall mean any one or more of the following METROLOGIC products that are made by METROLOGIC during the term of this Agreement:

          (i) METROLOGIC Omnidirectional Triggerless Hand-Held Scanner Products (with or without an RF Option);

          (ii)      METROLOGIC RF Scanner Products;

          (iii)     METROLOGIC   ScanGlove  Products  (with  or  without  an  RF
                    Option);

          (iv) Custom Interface Omnidirectional Hand-Held Scanner Products (with or without an RF Option);

          (v)       Custom Interface RF Scanner Products; and

          (vi)      Custom Interface  ScanGlove  Products (with or without an RF
                    Option).

          1.66 "METROLOGIC RF Scanner Product" shall mean a bar code reader system (the "System") of METROLOGIC that is in the form of a finished product which includes: (i) a finished portable unit (the "Portable Unit") and a finished remote base unit
                    (the "Base Unit"), wherein the Portable Unit includes a housing; and an RF Option in said housing for transmitting and/or receiving data between the Portable Unit and the Base Unit, and (ii) wherein the Base Unit includes a receiver or transmitter or both for carrying out data transmission to or data communication with said Portable Unit by way of wireless or electromagnetic-wave transmission, without using spread-spectrum modulation techniques; and wherein the Portable Unit may optionally include manually-actuable means mounted on said housing for manually resetting a power control circuit within the Portable Unit for enabling automatic detection of an object within at least a portion of said scan field after the lapsing of a predetermined time period, no less than one (1) minute, while conserving the electrical power-consumption actuation provided that:

                  (a) the Portable Unit is either a METROLOGIC ScanGlove Product; or a METROLOGIC Triggerless Single Scanline Hand-Held Scanner Product; or a METROLOGIC Omnidirectional Hand-Held Scanner Product; and

                  (b) the Portable Unit does not include either (i) a display, or (ii) keyboard, keypad, or function keys or their functional equivalent, (iii) nor is designed to be integrated with or connected by a wire, cable or electrical connector to a unit that includes a display, keyboard, keypad, or function key or their functional equivalent; and

                  (c) the System does not infringe any SYMBOL Spectrum One or Spectrum 24 two-way data communication protocols, the specifications of which shall be in the form of Technical Data Package and escrowed with METROLOGIC's Escrow Agent.

          1.67      "METROLOGIC   Scan  Engine   Product"   shall  mean:  (i)  a
                    subassembly or module as represented by the Escrowed Specimen thereof designed for sale to an OEM Customer for the manufacture of an OEM Product including: (a) a laser light source for producing a single linear scan line for scanning a bar code symbol; and (b) a detector for receiving reflected light from the symbol and for producing electrical signals corresponding to data represented by such symbol; and (iii) only Non-Infringing Modifications to said subassembly or module, provided that (x) the overall size of the subassembly or module is not less than 0.4 inches high, by 1.3 inches wide, by 1.5 inches deep; (y) the laser scanning pattern produced by the subassembly or module is the same single linear scan line pattern; and (z) the subassembly or module does not include a manually actuated trigger to initiate laser scanning.

         1.68 "METROLOGIC ScanGlove Product" shall mean a laser scanning bar code reader of METROLOGIC that is in the form of a finished product which is designed to be worn and supported on a glove worn by a user, and is represented by:

                  (i) the Escrowed Specimen of the METROLOGIC ScanGlove Product deposited pursuant to this Agreement (the "Escrowed ScanGlove Product"), or

                  (ii) the immediate subsequent successor product to the Escrowed ScanGlove Product introduced by METROLOGIC (the "Next Generation ScanGlove Product or the "NGSP"), provided that such NGSP is commercially produced and sold within eighteen (18) months after the Execution Date hereof and includes only Non-Infringing Modifications to the Escrowed ScanGlove Product; wherein such NGSP includes:

                           (a)     a housing having exterior height-depth-width
                                    dimensions not less than 0.65" x 1.55" x
                                    1.75";

                           (b) a glove for mounting the housing upon a user's hand or wrist so that the reader is supported by and worn upon the back of the hand or wrist of a user during bar code symbol reading;

                           (c) laser scanning means disposed within said housing for producing a single-scanline laser scanning pattern for scanning a bar code symbol on an object located within at least a portion of a scan field definable external to said housing;

                           (d) means disposed within said housing for automatically initiating laser scanning of the bar code symbol upon the automatic detection of the object, without using a manually actuable trigger;

          (e) a Scanner Interface (as defined hereunder) to interface the NGSP with one or more external peripheral units; and

          (f)       any Non-Infringing Modifications to such NGSP, provided that
                    (1) no Infringing Modifications are made to such NGSP, provided that (2) the form-factor of the glove of the NGSP as represented by the Escrowed Specimen of the glove, and the external form-factor (i.e., the size and shape of the housing) each remain substantially the same as compared to the Escrowed ScanGlove Product; (3) the Scanner Interface of the NGSP either (x) remains substantially the same compared to that in the scanner product represented by Escrowed ScanGlove Product or (y) conforms to either (i) a standard interface specification (e.g. RS-232) published by an independent standards organization (e.g. IEEE, ANSI, etc.), or (ii) a proprietary interface of METROLOGIC, or (iii) a proprietary or non-proprietary interface (e.g. OCIA, "Appletalk", etc.) of any third party (including OEM manufacturers), but excluding (iv) any SYMBOL interface that is commercially introduced by SYMBOL in a SYMBOL product after the Execution Date hereof, such SYMBOL product being sold to a customer as a customized or proprietary SYMBOL interface and such interface thereafter being reverse engineered or copied by METROLOGIC without authorization;
                    (4) the external laser scanning pattern produced by the NGSP remains as a single scanline; and (5) the NGSP does not include a manually actuated trigger to initiate laser scanning.

          1.69 "METROLOGIC ScanKey Product" shall mean the laser scanning bar code reader product Model IS 4320 family of METROLOGIC which includes: a housing designed to be worn by and supported on the back of the user's hand or wrist; a keypad and a display on the housing, as represented solely by the Escrowed Specimen of the METROLOGIC ScanKey Product deposited pursuant to this Agreement. Any changes, modifications, or improvements to the product represented by such Escrowed Specimen of the METROLOGIC ScanKey Product, and any modified or improved product, shall not be within the scope of this definition, and shall not be licensed under this Agreement.

         1.70 "METROLOGIC Scanner Product License" shall mean any license granted to METROLOGIC by SYMBOL under Article 3 of this Agreement.

          1.71 "METROLOGIC Spatially-Separated Spectral-Filtering Patent Family" shall mean:

          (i) all present and future U.S. patents of METROLOGIC having one or more claims dominated by the Inventive Concept of a laser code symbol scanning system, which comprises: a housing having a light transmission aperture through which visible light can exit and enter said housing; a first optical filter element installed over said light transmission aperture, and having wavelength-selective filtering characteristics in the visible band for preventing light having wavelengths slightly below a predetermined wavelength in said visible band from passing from the outside of said housing, through said light transmission aperture, and into said housing; and a scan data producing means disposed in said housing, for producing scan data indicative of the intensity of laser light reflected off a code symbol on an object located within at least a portion of a scan field definable external to said housing, said scan data producing means including a laser beam producing means for producing a visible laser beam characterized by said predetermined wavelength, a laser beam scanning means for projecting said visible laser beam through said scanning window and scanning said visible laser beam across said scan field and said code symbol, a laser light focusing means for focusing along a laser light return path, light reflected off said code symbol and passing through said light transmission window, and a laser light detecting means for detecting the intensity of laser light reflected off said code symbol and focused by said laser light focusing means, and automatically producing scan data indicative of the detected light intensity; a second optical filter element, spatially separated from said first optical filter element and disposed along said laser light return path, said second optical filter element having wavelength- selective filtering characteristics in said visible band and co-operating with said first optical filter element so as to form a band-pass optical filtering system having a narrow wavelength bandwidth positioned about said predetermined wavelength, and passing only laser light having wavelengths within said narrow wavelength bandwidth and reflected off said code symbol; and a scan data processing means for processing produced scan data so as to decode said scanned code symbol and produce symbol character data representative of the decoded symbol (i.e. the foregoing defines the Inventive Concept of such patent family).

          (ii)      any patents issuing from Serial No. 08/342,761, and

          (iii) any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or (ii) above;

          (iv) any U.S. patent issuing to METROLOGIC which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in (i), (ii), or
                    (iii) above being entitled to the same priority date;

          (v)       any  U.S.  patent  issuing  to  METROLOGIC   which  contains
                    apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i), (ii),
                    (iii), or (iv) above being entitled to the same priority date;

          (vi) any METROLOGIC patent in which all claims thereof are dominated by any of the claims of any patent in (i), (ii),
                    (iii), (iv), or (v) above;

          (vii) any reissues and reexaminations of any of the foregoing patents; and METROLOGIC Patent defined in (i), (ii), (iii),
                    (iv), (v), or (vi) above;

                  (viii) any foreign counterpart patents of any of the patents in (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

         1.72 "METROLOGIC Standard Product" shall mean any METROLOGIC bar code reading product except METROLOGIC Holographic Scanner Products that is commercially available for sale.

          1.73 "METROLOGIC Triggerless Omnidirectional Hand-Held Scanner Product" shall mean a laser scanning bar code reader as represented by the Escrowed Specimen of the METROLOGIC Triggerless Omnidirectional Hand-Held Scanner Product deposited hereto which is in the form of a finished product (e.g., ready for use "out of the box" by the end-user for reading bar codes) that includes: a housing designed to be held in the hand of the user while reading bar code symbols; means in the housing for producing a multi-line, omnidirectional laser scanning pattern; and a Scanner Interface; and optionally including a stand for supporting said reader during bar code symbol reading applications, and only Non-Infringing Modifications to such Escrowed Specimen, provided that (i) the external form factor (i.e., shape) of the housing remains substantially the same as the Escrowed Specimen, although the size of the housing may be uniformly decreased so that the total volume of the housing decreases by a maximum of twenty (20%) percent; (ii) the Scanner Interface of the METROLOGIC Triggerless Omnidirectional Hand- Held Scan Product either (x) remains substantially the same compared to that in the scanner product represented by Escrowed ScanGlove Product or (y) conforms to either (a) a standard interface specification (e.g. RS-232) published by an independent standards organization (e.g. IEEE, ANSI, etc.), or (b) a proprietary interface of METROLOGIC, or (c) a proprietary or non-proprietary interface (e.g. OCIA, "Appletalk", etc.) of any third party (including OEM manufacturers), but excluding (d) any SYMBOL interface that is commercially introduced by SYMBOL in a SYMBOL product after the Execution Date hereof, such SYMBOL product being sold to a customer as a customized or proprietary SYMBOL interface and such interface thereafter being reverse engineered or copied by METROLOGIC without authorization;
                    (iii) the scan speed of the laser spot in the product does not differ more than twenty (20%) percent from the scan speed of said Escrowed Specimen, (iv) the scan pattern is substantially the same as the scan pattern of said Escrowed Specimen; (v) the product does not include a manually operated trigger switch to initiate laser scanning; and (vi) the product does not include any one or more of the following elements: (a) a display for displaying information, or (b) keyboard, keypad, or function keys, or the functional equivalent of (a) or (b).

          1.74 "METROLOGIC Triggerless Single Scanline Hand-Held Scanner" shall mean a laser scanning bar code reader represented by the Escrowed Specimen thereof deposited pursuant to this Agreement which is in the form of a finished end-user product which includes: a housing designed to be held in the hand of the user while reading bar code symbols, means in the housing for producing a single scanline laser scanning pattern; means in the housing for initiating laser scanning without the use of a manual trigger and only Non-Infringing Modifications thereto; provided that (i) the external form-factor  (i.e.,  the size  and  shape)  of the  housing, remains  substantially  the  same as  that  in the  Escrowed
                    Specimen and in no event may be modified to be a "gun shaped" although the total length of the housing may be shortened by no more than 1.25 inches; (ii) the external scan pattern produced by the reader remains as a single linear scan line; (iii) the reader performs substantially the same functions as the reader represented by the Escrowed Specimen; and (iv) the product does not include any one or more of the following elements: (a) a display for displaying information, or (b) keyboard, keypad, or function keys, or the technical equivalent of (a) or (b). A METROLOGIC Triggerless Single Scanline Product incorporating a METROLOGIC Scan Engine Product may be incorporated in such reader provided the incorporation of such scan engine is a Non-Infringing Modification.

         1.75     "METROLOGIC Universal Digitizer Patent Family" shall mean

                    (i) all present and future U.S. patents of METROLOGIC having one or more claims dominated by the Inventive Concept of a digital signal processing device for processing a plurality of digital input signals produced as output from a plurality of different scanning devices, wherein each said digital input signal has first and second signal levels representative of a code symbol scanned by each said different scanning device, and wherein said digital signal processing device comprises: means for generating a plurality of frequencies; means for measuring the time duration of each of the first and second signal levels of said digital input signals using one or more of said plurality of frequencies; and means for producing digital data representative of the measured time durations of the first and second signal levels of said digital input signals, for use in decoding said code symbols scanned by different scanning devices (i.e. the foregoing defines the Inventive Concept of such patent family);

                    (ii)      U.S. Patent No. 5,081,342;

                    (iii) any U.S. patent issuing to METROLOGIC in which a terminal disclaimer has been filed in order to overcome a double-patenting rejection based on one or more claims contained in any US patent defined in (i) or (ii) above;

                    (iv) any U.S. patent issuing to METROLOGIC which contains method claims corresponding to substantially similar apparatus claims in a "METROLOGIC Patent defined in (i), (ii), or (iii) above being entitled to the same priority date;

                    (v)       any  U.S.  patent  issuing  to  METROLOGIC   which
                              contains apparatus claims corresponding to substantially similar method claims in a METROLOGIC Patent defined in (i), (ii), (iii), or
                              (iv) above being entitled to the same priority date;

                    (vi) any METROLOGIC patent in which all claims thereof are dominated by any of the claims of any patent in (i), (ii), (iii), (iv), or (v) above;

                  (vii)    any  reissues  and   reexaminations  of  any  of  the
                           foregoing  patents;  and METROLOGIC Patent defined in
                           (i), (ii), (iii), (iv), (v), or (vi) above;

                  (viii) any foreign counterpart patents of any of the patents in (i), (ii), (iii), (iv), (v), (vi) or (vii) above.

         1.76 "Minimum Purchase Commitment" shall mean the minimum number of METROLOGIC Omnidirectional Scanner Products (or other mutually agreed METROLOGIC product) which SYMBOL is required to purchase from METROLOGIC each calendar year until December 31, 1998.

         1.77 "Modified Elected New METROLOGIC Product" shall mean a METROLOGIC product that is based upon an Elected New METROLOGIC Product to which a modification has been made pursuant to Article 11 Part III.

         1.78 "Modified METROLOGIC Qualifying Product" shall mean a METROLOGIC product that is based upon a METROLOGIC Qualifying Product to which a modification has been made pursuant to
                  Article 11 Part III

         1.79 "Modified METROLOGIC Standard Product" shall mean a METROLOGIC product based upon a METROLOGIC Standard Product which a modification has been made for SYMBOL in response to a SYMBOL "Request for Quotation" (RFQ).

         1.80 "Net Sales Value" shall mean, in the case of sales by a Party hereto to third parties at arm's length for monetary consideration, the Party's gross invoice price to the Customer, less allowances for returns and uncollectible accounts and less (to the extent separately stated on or calculable from the invoices or other written agreements):

                  (1) cash, trade, or volume discounts or commissions paid to third parties,

                  (2)      shipping, customs and insurance charges, and

                  (3) sales, use, value added, withholding and similar taxes.

                  The Net Sales Value shall be calculated based upon all integrated components of the Royalty Bearing Product sold to the Customer, and intergradable components, such as embedded integrated circuits and printed circuit cards, cables, batteries and battery chargers for use with such Royalty Bearing Product, if any, sold to said Customer (except spare parts for repair purposes).

                  In the case of a sale of a Royalty Bearing Product which is integrated in an array or package, or integrated as part of a system or subsystem made up of a plurality of parts, wherein the Royalty Bearing Product is not separately priced, or a transfer of a Royalty Bearing Product to a Customer which does not deal at arm's length with the Party, or a transfer by that Party to a Customer for other than monetary consideration or use of a Royalty Bearing Product by that Party (such as for sales demonstration purposes, or for actual business use in the facilities of that Party or by employees of that Party), Net Sales Value shall be calculated based upon the price at which METROLOGIC sells comparable quantities of the Royalty Bearing METROLOGIC Product at substantially the same time to Customers dealing at arm's length.

                  Notwithstanding the foregoing, in the case of (i) the transfer of a Royalty Bearing Product to an unaffiliated third party Customer which does not deal at arm's length with that Party, or (ii) the transfer of a Royalty Bearing Product by that Party including components supplied by a Customer, or (iii) a transfer of a Royalty Bearing Product by that Party for other than monetary consideration or to an Affiliate, or (iv) the transfer of a Royalty Bearing Product excluding a cable, or for consideration in addition to monetary consideration, then the Net Sales Price of the Royalty Bearing Product shall be calculated based upon the price (less normal trade discounts, freight, and credits and allowances for returns) at which that Party sells, at arm's length, solely for monetary consideration, comparable quantities of the same or similar complete (including cable), finally assembled, fully functional, Royalty Bearing Products in which none of the components are supplied by the Customer and the sale occurs at substantially the same time.

                  In the event in any instance an additional product or service, such as an external peripheral device or other accessory item (including manuals, documentation, media, ribbons, software, cables, connectors, batteries, power supplies, cradles, stands, mounting fixtures, carrying cases and similar items), extended warranties or special services are sold or provided together with the Royalty Bearing Product and are not separately priced, Net Sales Value shall be calculated by including such device, service or items as a component of the Royalty Bearing Product and without any deduction relating to the cost of such device, service or item, as a matter of mutual accounting convenience agreed to by the Parties, unless that Party can demonstrate that such additional products or services have been sold to at least five different customers at a separate and distinctly priced line item to such customer, in which case a deduction equal to the average selling price of such device in the most recent quarter shall be applied.

         1.81 "New METROLOGIC Product" shall mean a METROLOGIC Product that is commercially introduced after the Execution Date and which is neither a Licensed METROLOGIC Product nor a Modified Licensed METROLOGIC Product.

         1.82 "New SYMBOL Product" shall mean a SYMBOL Product that is commercially introduced after the Execution Date and which is not a SYMBOL Modified Escrowed Product.

         1.83 "Non-Holographic SYMBOL Scanner Product" shall mean a SYMBOL Product that does not include either (i) one or more holograms or holographic optical elements for scanning a light beam and producing a scanning pattern; or (ii) one or more holograms or holographic optical elements for producing a light beam and scanning such light beam to produce a scanning pattern. l

                    1.84 "OEM" or "OEM Customer" shall mean a Person, not a Subsidiary or Affiliate of METROLOGIC, which is engaged in the design, development and manufacture of electronic or information processing hardware products into which is incorporated a Royalty Bearing METROLOGIC Product purchased directly or indirectly, from METROLOGIC. Such Royalty Bearing METROLOGIC Product is utilized as a constituent component or subassembly of an integral product manufactured and sold by such Person to its customers. The product manufactured by an OEM provides functionality beyond that of the subassembly or components purchased from METROLOGIC. The identity of the product purchased from METROLOGIC is usually not apparent in the OEM Product (as defined hereunder).

         1.854 "OEM Product" shall mean a product manufactured by an OEM into which product a Royalty Bearing METROLOGIC Product is incorporated or with which a Royalty Bearing METROLOGIC Product is used.

         1.86 "Party" shall mean METROLOGIC or SYMBOL. "Parties" shall mean METROLOGIC and SYMBOL collectively.

         1.87 "PEP" or "Product Evaluation Package" shall mean a written technical disclosure of the design of a product or modification to a product of a Party hereto, which may include, but is not limited to, electrical schematic and timing diagrams, mechanical drawings, functional specifications, computer source code and user and operator manuals, and optionally including an operational specimen of the product (to the extent available) which a Party may elect to submit to the other Party pursuant to Articles 9 and 10, and subject to the confidentiality provisions of Article 12 of this Agreement

         1.88 "Purchasable METROLOGIC Product" shall mean a METROLOGIC Qualified Product and Elected New METROLOGIC Product.

         1.89 "RF Option" shall mean a radio frequency (RF) transmitter or receiver or both for carrying out data transmission to or data communication with a remote unit by way of wireless electromagnetic wave transmission.

         1.90 "Reseller Customer" shall mean any person or entity purchasing or leasing products from METROLOGIC that is not a Subsidiary or Affiliate of METROLOGIC and is not an end-user of the products purchased or leased, including, without limitation, Distributors, OEMs, VARs (as hereinafter defined), and other types of resellers.

         1.91 "Royalty Bearing METROLOGIC Product" shall mean any of the following:

                  (i)      METROLOGIC ScanKey Product, or

                  (ii)     METROLOGIC ScanGlove Product, or

                  (iii)    METROLOGIC RF Scanner Product, or

                  (iv)     METROLOGIC Scan Engine Product, or

                  (v)      METROLOGIC Aperture-Stop Slot/Projector Scanner
                           Product, or

                  (vi) METROLOGIC Triggerless Single Scanline Hand-Held Scanner Product, or

                  (vii)    Elected New METROLOGIC Product.

         1.92     "Royalty   Bearing  Product"  shall  mean  a  Royalty  Bearing
                  METROLOGIC Product or a Royalty Bearing SYMBOL Product, as the context requires.

         1.93 "Royalty Bearing SYMBOL Product" shall mean any Licensed SYMBOL product on which royalty is paid to METROLOGIC under the provision of Article 6 hereunder.

         1.94     "SIT Patent" or "Scanner Integrated Terminal Patent" shall
                  mean   U.S.   Patent  Nos. 4,758,717;  5,130,520; 5,262,628;
                  5,396,055; and 5,532,469 of SYMBOL.

         1.95 "Scanner Interface" shall mean (i) in the case of a cabled or tethered bar code scanner unit, the physical and electrical specifications of the external connector or connectors of such product, and (ii) in the case of a wireless RF bar code scanner unit, the data communication protocol specifications.

         1.96 "Standard METROLOGIC Triggerless Omnidirectional Scanner Product" or "SCATSOP" shall mean an automatic omnidirectional laser scanning bar code symbol reading product designed, manufactured (or have manufactured) commercially available sold by METROLOGIC in the normal course of business sold to third party customers (i.e. not to SYMBOL), e.g., the METROLOGIC MS6720.

                    1.97 "Subsidiary" shall mean a corporation, company or other entity more than fifty (50%) percent of whose outstanding voting securities generally entitled to vote for the election of directors or other managing authority (including voting securities issuable upon conversion of another security which is, or may become, convertible into such voting securities, or voting securities issuable upon the exercise of any warrant, option or similar right) are, now or hereafter, owned or controlled, directly or indirectly, by another corporation, company or other entity, but such first corporation, company or other entity shall be deemed to be a subsidiary only at such time as and for so long as such ownership or control exists.

         1.98 "Successor" shall mean an entity that succeeds to the business or operations of METROLOGIC having the benefit of this Agreement and the rights and licenses granted thereunder, whether by assignment, transfer, merger or consolidation, or sale and transfer of assets.

         1.99     "SYMBOL" shall mean SYMBOL TECHNOLOGIES, INC. and its
                  Subsidiaries.

         1.100 "SYMBOL Aperture Patent" shall mean U.S. Patent Nos. 4,816,660; 4,816,660B; and 5,247,162, and continuations and divisionals thereof covering apertures in laser scanning bar code readers, and any reissues and reexaminations thereof, and any counterpart foreign patent applications and patents heretofore or hereafter filed corresponding to said patents and applications, in any and all countries except Japan.

         1.101 "SYMBOL Core Technology Patents" shall mean U.S. Patent Nos. 4,387,297; 4,593,186; the SIT Patents; and the SYMBOL RF Patents.

         1.102 "SYMBOL Designed Scanner Product" shall mean a bar code reading product designed by SYMBOL which SYMBOL elects to have manufactured by METROLOGIC for purchase by SYMBOL under the provisions of Article 11 Part III.

         1.103 "SYMBOL Escrowed Product" shall mean: (i) any SYMBOL product sold or offered for sale before December 3, 1993 and which is represented by an Escrowed Specimen deposited hereunder and designated as a "Pre-Settlement Introduced Product"; and (ii) any SYMBOL product sold or offered for sale after December 3, 1993 and represented by an Escrowed Specimen as of January 1, 1996 deposited hereunder and designated a "Post-Settlement Introduced Product."

         1.104 "SYMBOL Modified Escrowed Product" shall mean a SYMBOL product that results from a change, improvement, or modification after
                  December 3, 1993 to a SYMBOL Escrowed Product as defined herein.

         1.105 "SYMBOL RF Patent" shall means SYMBOL U.S. Patent Nos. 4,460,120 and 5,321,246 and continuations and divisionals thereof covering wireless and/or radio data transmission from bar code readers, and any reissues and reexaminations thereof, and any counterpart foreign patent applications and patents heretofore or hereafter filed corresponding to said patents and applications, in any and all countries except Japan.

         1.106 "SYMBOL One-Way RF Product" shall mean a hand-supported or body-wearable bar code symbol reading device having a radio-frequency (RF) transmitter, but not an RF receiver, embodied therein for supporting one-way digital data transmission to an RF receiver embodied in a remote base unit, by way of wireless electromagnetic-wave transmission.

         1.107 "SYMBOL Product" shall mean a bar code reading product of SYMBOL.

                    1.108 "SYMBOL Product Family" shall mean a family of related SYMBOL Products the individual products wherein individual products in such family usually have substantially similar housing designs but different model numbers, features, and interfaces. Examples of distinct SYMBOL Product Families include the SYMBOL , SE 1000 family, LS 1200 family, LP 1500 family, LT 1700 family, the LS 2000 family, the LS 3000 family, the LS 4000 singlescanline family, LS 4800 2D scan line family, LS 5000 family, the LS 6000 family, and the LS 9100 family.

                    1.109 "Termination Exempt Products" shall mean a product of a Party hereto which (i) has been publicly announced as a product (ii) is in commercial production with at least one hundred production units having been manufactured and shipped to customers prior to the Early Termination Date; and
                              (iii) a TDP pertaining to such product has been deposited with the appropriate Escrow Agent pursuant to Section 15.11 hereunder. Termination Exempt Products shall not include "modifications" to escrowed Termination Exempt Products except for those products having normal engineering component-level revisions or changes which may subsequently be made from time to time to such Termination Exempt products which do not change the form, fit, functions, or performance of such products ("Allowable Changes"). Notwithstanding anything to the contrary in this Agreement, any changes to Termination Exempt Products are limited only to the Allowable Changes recited above and shall not include any modified METROLOGIC Products or modified SYMBOL Products which are released to production subsequently to the Early Termination Date irrespective of whether or not such products include only Non-Infringing Modifications.

         1.110 "Two Dimensional Bar Code Symbology" shall mean a bar code symbology in which information is stored in two dimensions or directions such as stacked bar code symbologies (such as Code 49, PDF 417, and Supercode, etc.), matrix code symbologies (such as Code One, DataMatrix, MaxiCode, VeriCode, Glyph, Array Tag, etc.) and dot code symbologies (such as MMP, Drexler code, etc.), as contrasted with a one dimensional or "linear" bar code symbol such as UPC.

                    1.111 "TDP" or "Technical Data Package" shall mean a written technical disclosure of the design of a product or modification to a product of a Party hereto, which may include, but is not limited to, electrical schematic and timing diagrams, mechanical drawings, functional specifications, computer source code and user and operator manuals, and optionally including an operational specimen of the product (to the extent available) which a Party may elect to submit pursuant to
                              Section 3.19 or 15.11 to the Escrow Agent of the other Party.

                    1.112 "VAR" or value-added-reseller shall mean a company which is engaged in the resale of products manufactured by other companies which are intended to satisfy general purpose requirements, such products typically being combined with software or other products that "add value" to the original product and provide customers with a system intended to satisfy a specific application or purpose. A VAR may provide its own software or services or that of third parties, but a VAR does not manufacture or "private label" the hardgoods that are sold in conjunction with the purchased products. The trademark of METROLOGIC and the identity of the original products purchased from METROLOGIC are apparent in the VAR product.

ARTICLE 2 - RELATIONSHIP WITH AND AMENDMENT OF THE AGREEMENT OF
SETTLEMENT

                    2.1 Release. Except as set forth in Sections 2.3 and 2.4, this Agreement does not terminate or supersede the Agreement of Settlement between the parties dated December 3, 1993. The consent decrees terminating the civil actions set forth in the Agreement of Settlement remain in full force and effect. In consideration for entry into this Agreement and in settlement of all disputes between the Parties to the date of this Agreement, each Party hereby releases and discharges any and all claims or demands, of any type or description, whether known or unknown, that it asserted or could have asserted against the other Party as of the Effective Date except as provided hereunder in
                              Section 2.2.

         2.2 Transition. The release set forth in Section 2.1 shall not excuse METROLOGIC's obligation to make payments of sums due and payable to SYMBOL as of January 1, 1996 and thereafter pursuant to the provisions of the Agreement of Settlement as amended in Article 2.4 hereunder or pursuant to any other outstanding note or agreement between the Parties.

         2.3 Non-Waiver. Notwithstanding the foregoing, in partial consideration for entry into this Agreement, METROLOGIC agrees that effective January 1, 1996 the manufacture, use or sale of any Royalty Bearing METROLOGIC Product or METROLOGIC Omnidirectional Hand-Held Scanner Product shall not be deemed immune from suit for patent infringement of any SYMBOL patent under any provision of the Agreement of Settlement or the consent decrees thereunder.

         2.4 Amendment. The Agreement of Settlement is hereby amended as follows effective July 1, 1996:

                           Amend Paragraph 1 to read as follows:

                           1. As consideration for and in settlement of all patent litigation between the parties and for future rights, METROLOGIC shall pay to SYMBOL the amount of [ ] of METROLOGIC's [ ] of products and services made, used, or sold in the United States, commencing with April 1, 1993, and running through June 30, 1996.

                           Add the following provisions to Paragraph 1:

                                    In  addition,   commencing   July  1,  1996,
                                    METROLOGIC  shall pay to SYMBOL the amount [
                                    ]  of   METROLOGIC's  [  ]  as  reported  on
                                    METROLOGIC's financial statements until such time as the cumulative payments under this Article total [ ] or December 31, 2004, whichever is earlier.

                           All other provisions of the Agreement of Settlement remain the same.

ARTICLE 3 - LICENSES AND IMMUNITIES GRANTED TO METROLOGIC

         3.1 ScanKey Products. SYMBOL hereby grants to METROLOGIC a personal, non-transferable (except as provided in Article 18), non-exclusive, worldwide license, subject to the terms of this Agreement, to make, (and to have made only as provided in Section 3.9 below), use and sell METROLOGIC ScanKey Products covered by any claim of any of the Licensed SYMBOL Patents only in the Field of ScanKey Products.

                    3.2 ScanGlove Products. SYMBOL hereby grants to METROLOGIC a personal, non-transferable (except as provided in Article 18), non-exclusive, worldwide license, subject to the terms of this Agreement, to make, (and to have made only as provided in
                              Section 3.9 below), use and sell METROLOGIC ScanGlove Products covered by any claim of any of the Licensed SYMBOL Patents only in the Field of ScanGlove Products, provided that the Next Generation ScanGlove Product is not licensed, and prior to a date that is twelve (12) months after the Execution Date of this Agreement. The Next Generation ScanGlove Product cannot be offered for sale or sold by METROLOGIC under the benefit of this license.

         3.3 RF Products. SYMBOL hereby grants to METROLOGIC a personal, non-transferable (except as provided in Article 18), non-exclusive, worldwide license, subject to the terms of this Agreement, to make, (and to have made only as provided in Section 3.9 below), use and sell METROLOGIC RF Scanner Products covered by any claim of any of the Licensed SYMBOL Patents only in the Field of RF Scanner Products.

                    3.4 Slot/Projection Products. SYMBOL hereby grants to METROLOGIC a personal, non-transferable (except as provided in Article 18), non-exclusive, worldwide license, subject to the terms of this Agreement, to make (and to have made only pursuant to Section
                              3.9 below), use and sell METROLOGIC Aperture-Stop Slot/Projection Scanner Products covered by any claim of any of the SYMBOL Aperture Patents only in the Field of Aperture-Stop Slot/Projection Scanner Products.

                    3.5 Scan Engine Products. SYMBOL hereby grants to METROLOGIC a personal, non-transferable (except as provided in Article 18), non-exclusive, worldwide license, subject to the terms of this Agreement, to make (and to have made only pursuant to Section
                              3.9 below), use and sell METROLOGIC Scan Engines covered by any claim of any of the Licensed SYMBOL Patents. The "Field" restrictions and limitations on the use of Scan Engine Products pertaining to this license grant include those covenants, conditions and restrictions pursuant to Section
                              3.14 through 3.18 hereunder.

                    3.6 Triggerless Single ScanLine Hand-Held Products. SYMBOL hereby grants to METROLOGIC a personal, non-transferable (except as provided in Article
                              18), non-exclusive, worldwide license, subject to the terms of this Agreement, to make (and to have made only pursuant to Section 3.9 below), use and sell METROLOGIC Triggerless Single Scanline Hand Held Scanner Products covered by any claim of any of the Licensed SYMBOL Patents only in the Field of Triggerless Single Scanline Hand Held Scanner Products.

                    3.7 Omnidirectional Products. SYMBOL hereby grants to METROLOGIC a personal, non-transferable (except as provided in Article 18), non-exclusive, worldwide license, subject to the terms of this Agreement, to make (and to have made only pursuant to Section
                              3.9 below), use and sell METROLOGIC Triggerless Omnidirectional Hand-Held Scanner Products covered by any claim of any of the Licensed SYMBOL Patents only in the Field of Triggerless Omnidirectional Hand-Held Scanner Products, expressly conditioned on METROLOGIC offering to sell to SYMBOL the products and fulfilling the terms and provisions of Article 11 hereto.

                    3.8 Elected New METROLOGIC Product ("ENMP"). SYMBOL hereby grants to METROLOGIC a personal, non-transferable (except as provided in Article
                              18), non-exclusive, worldwide license, subject to the terms of this Agreement, to make (and to have made only pursuant to Section 3.9 below), use and sell Elected New METROLOGIC Products covered by any claim of any of the Licensed Extended SYMBOL Patents only in the Field of Elected New METROLOGIC Scanner Products such license being, expressly conditioned on both the following conditions (i) and (ii) being satisfied:

                    (i) METROLOGIC satisfying and fulfilling the terms and provisions of Article 12 .

                    (ii) and only in the event SYMBOL has elected to purchase such ENMPs pursuant to Section 12.2 METROLOGIC sells such ENMP to SYMBOL and thereafter continues to offer such ENMP for sale to SYMBOL and satisfies and fulfills the terms and provisions of Article 11 Part II hereto pertaining to the sale of such ENMPs to SYMBOL.

                    3.9 Have Made Rights. SYMBOL hereby grants to METROLOGIC a personal, nontransferable, non-exclusive worldwide license, subject to the terms of this Agreement, to have up to two manufacturers at any given time make Licensed METROLOGIC Products, provided that such products are manufactured exclusively by such manufacturers for METROLOGIC for resale by METROLOGIC to independent third parties (not affiliated with such manufacturers), under METROLOGIC trademarks or trade names or trademark of a bona-fide METROLOGIC end-user or OEM customer that purchases such products directly from METROLOGIC (e.g., the attachment of a label "IBM" as customer private labeling on a METROLOGIC Product made by METROLOGIC or subcontractor (but not the customer, i.e. IBM) and purchased by IBM for resale or use by IBM), and provided further that such products are made solely to METROLOGIC's own designs and specifications.

         3.10 Resales. Nothing herein shall restrict the right of Reseller Customers of METROLOGIC from reselling or transferring to third parties Licensed METROLOGIC Products for use and application solely in the respective Field of application usage for which such Licensed METROLOGIC Products have been made and sold by METROLOGIC.

                    3.11 Different Fields. No right or license is granted by this Agreement to any customer of METROLOGIC, or transferee of a METROLOGIC product, either expressly or by implication, estoppel or otherwise, to use the Licensed SYMBOL Patents for the use, lease or sale of products (covered by the claims of the Licensed SYMBOL Patents and sold to such customer by METROLOGIC for use in a specific Application) for subsequent use in an application other than its respective specific Authorized Application (e.g., a METROLOGIC ScanKey Product made and sold to a customer that is used outside the Field of ScanKey Products, or is modified so as to be outside of the definition of METROLOGIC ScanKey Products, shall not have the benefit of any license granted under Article 3).

                    3.12 No Implied Licenses. Notwithstanding any other term of this Agreement, no right or license is granted by this Agreement, either expressly or by implication, estoppel, or otherwise, under any other SYMBOL patent, patent application, or patent right, whether in the same field or in a related field, including any right or license under any SYMBOL patents, whether now or hereafter existing, not expressly licensed to METROLOGIC in Article 3 of this Agreement, pertaining to and claiming bar code readers, laser scanning bar code readers, components or subassemblies thereof, or their method of manufacture, application, or use, whether or not such patents depict, illustrate, pertain to or claim the subject matter disclosed in the Licensed SYMBOL Patents.

                    3.13 No Technical Information. No right or license is granted by this Agreement, either expressly or by implication, under any SYMBOL technical information.

                    3.14 SIT Patents. METROLOGIC further acknowledges that the assembly or manufacture of certain integrated scanner/radio or scanner/computer units incorporating laser scanning bar code reader subassemblies may infringe one or more SYMBOL patents under which METROLOGIC is not licensed. SYMBOL acknowledges that it has licensed certain patents (the SYMBOL scanning integrated terminal ("SIT") patents (U.S. Patents No. 4,758,717; 5,130,520; 5,262,628; 5,396,055 and 5,532,469
                              hereinafter   the  "SIT   Patents")   to   several
                              independent third parties (the "SYMBOL SIT Licensees"), to allow such parties to make certain products covered by claims of any of such patents. Except for its rights to make, have made use and sell the METROLOGIC ScanKey product pursuant to
                              Section 3.1 hereunder, METROLOGIC acknowledges that it is not licensed either expressly or by implication, estoppel, or otherwise, under any of the SIT Patents, and except for the grant under
                              Section 3.1 to make, have made, use and sell METROLOGIC ScanKey Products, METROLOGIC has no right or other basis to grant a license, sublicense or immunity, either express or implied, under such SYMBOL patents to any purchaser or transferee of a METROLOGIC Product, including any METROLOGIC Scan Engine Products. Except for license granted in Section 3.1 to make, have made, use and sell the METROLOGIC ScanKey Product, the licenses and covenants granted under Section 3.1 of this Agreement to METROLOGIC shall not, either expressly or by implication, estoppel, operation of law, or otherwise, act as an exhaustion, waiver, exemption or otherwise affect SYMBOL's rights against third parties under the SIT Patents, including SYMBOL's right to receive royalties from the SYMBOL SIT Licensees, who may purchase or may have purchased any METROLOGIC Product (including the METROLOGIC ScanKey Product).

                    3.15 Inducing Infringement of SYMBOL's Core Technology Patents. METROLOGIC shall not induce or contribute to infringement of a SYMBOL Core Technology Patent (defined in Article 1) by knowingly selling any METROLOGIC product, including but not limited to a METROLOGIC Scan Engine Product, to any third party customer for use in an application which infringes a SYMBOL Core Technology Patent (which is not licensed to METROLOGIC in connection with the manufacture or sale by METROLOGIC of a METROLOGIC product sold to the customer), unless such third party customer is licensed by SYMBOL for such application and the license agreement between SYMBOL and that third party customer is in force and in "Good Standing." Upon written request of METROLOGIC, SYMBOL shall advise METROLOGIC whether a specified third party customer application infringes any SYMBOL Core Technology Patent. Also upon written request by METROLOGIC., SYMBOL shall advise METROLOGIC whether or not any specified third party has been expressly granted a license by SYMBOL under specified SYMBOL Core Technology Patents, and if so, whether or not such license to such party is at that time in "Good Standing" as defined herein. For the purposes of Sections 3.14-3.18, SYMBOL shall thereafter be bound by its response to METROLOGIC, unless either (i) the specified third party customer application is changed, or (ii) the license to such third party no longer remains in Good Standing, in which case SYMBOL shall have the affirmative obligation to notify METROLOGIC of the changed status of the license. .

                    3.16 Stipulation with Respect to Inducing Infringement of SYMBOL's Core Technology Patents. If at any time during the term of this agreement, METROLOGIC sells a METROLOGIC product, including but not limited to METROLOGIC products which are general-purpose (e.g., so-called "staple" or "commodity" product that may have non-infringing uses with respect to certain patents of SYMBOL), to a customer of METROLOGIC (the "Customer"), and the Customer's product, when incorporating or utilizing the METROLOGIC product, results in the infringement of one or more SYMBOL Core Technology Patents (the "Specified SYMBOL Patent") (albeit that the METROLOGIC product as sold by METROLOGIC does not infringe said Specified SYMBOL Patent), then the METROLOGIC product shall be deemed to infringe the Specified SYMBOL Patent. Such infringement may arise either because (1) the Customer is not licensed under the Specified SYMBOL Patent, or (2) the Customer has entered into a license agreement with SYMBOL or may otherwise allege to have the benefit of a license under the Specified SYMBOL Patent but (a) the Customer's product or method of use is outside of the scope of such license; or (b) the Customer's license is not then in Good Standing

                    3.17 Notification and Counsel Letter If at any time during the term of this Agreement, SYMBOL becomes aware of an infringement under Section 3.16, or a public announcement of a product which incorporates or uses a METROLOGIC product which reasonably suggests that an infringement will occur, of a Specified SYMBOL Patent by a Customer of METROLOGIC, then SYMBOL may at any time notify METROLOGIC of such infringement, or potential infringement, and shall accompany such notification pursuant to Article 19 with a letter from an outside counsel for SYMBOL, along with accompanying drawings, identifying in full particularity the specific SYMBOL patent claims in the Specified SYMBOL Patent being infringed and the features or steps of the Customer's product or its method of use which infringe such patent claims with a detailed technical recitation and application of the claims to the features and components of the product as shown in the drawings or its method of use, which clearly establishes infringement (such notification being hereinafter referred to as the "Inducing Infringement Notification", and such use by the Customer being hereinafter referred to as the "Infringing Use.")

                    3.18 METROLOGIC Sales for an Infringing Use. The offer to sell or sale by METROLOGIC of a METROLOGIC product to a Customer which is deemed to infringe a SYMBOL patent under the preceding Section 3.15 at any time after receiving an Inducing Infringement Notification with respect to such Customer shall be deemed knowing inducement of infringement by METROLOGIC. Within three (3) business days after receipt of an Inducing Infringement Notification from SYMBOL (the "Three Day Period") , METROLOGIC shall cease to accept any purchase orders from the Customer for the identified METROLOGIC product, or offer to sell such identified METROLOGIC product. This provision shall not prohibit METROLOGIC from fulfilling any outstanding purchase orders from the customer which have been actually received and accepted by METROLOGIC prior to the beginning of such Three Day Period by shipping the identified METROLOGIC product to such customer for a period of forty-five (45) days after receipt of the Inducing Infringement Notification, but the fulfillment of such orders shall not relieve METROLOGIC from any damages incurred by SYMBOL for such inducement of infringement, and SYMBOL shall be entitled to any and all remedies including but not limited to enjoining the Infringing Use.

                  As provided above , following receipt of the Inducing Infringement Notification, METROLOGIC shall cease to sell the identified METROLOGIC product to such Customer for use in the Infringing Use, and confirm to SYMBOL in writing that it has done so. Any failure of METROLOGIC to cease such sales and shipment of the identified METROLOGIC product within forty five days after receipt of such Inducing Infringement Notification shall be deemed to be a material breach of this Agreement. Such Inducing Infringement Notification shall be final and binding upon METROLOGIC until the expiration of the Specified SYMBOL Patent or a final judicial determination is made that the stated Infringing Use in products of such entities have not and do not infringe the Specified SYMBOL Patent.

                    3.19 METROLOGIC Escrow. Within twenty (20) days after the date of execution of this Agreement, METROLOGIC will deposit in escrow with SYMBOL's Escrow Agent Escrowed Specimens of current versions of the following METROLOGIC Products: (a) METROLOGIC ScanKey Product; (b) METROLOGIC ScanGlove Product; (c) METROLOGIC Scan Engine Product; (d) the METROLOGIC Triggerless Single Line Hand-Held Scanners; (e) the METROLOGIC Aperture Slot/Projection Scanner Product; and (f) within eighty (80) days after the date of execution of this Agreement, the METROLOGIC Triggerless Omnidirectional Hand-Held Scanner Product. Any operational specimen or written technical disclosure of the design of a METROLOGIC product received into escrow subsequent to the date provided hereinabove shall not be deemed to be an Escrowed Specimen of such METROLOGIC product.

                    3.20 Augmentation. METROLOGIC has the right at any time during the term of this Agreement to augment any Escrowed Specimen deposited hereunder with additional documentation (such as annotations to software source code, or timing diagrams representing the action of an electrical circuit, such additional documentation being hereinafter referred to as the "Augmented Material") descriptive of the disclosed Escrowed Specimen as of the date of deposit of Escrowed Specimen. Such additional documentation is intended only to be as explanatory of the disclosed and deposited technical material as of the date of deposit of the Escrowed Specimen and shall not include any additional undisclosed technical material, or technical material that was developed or implemented in the product represented by the Escrowed Specimen at any time after the date of deposit of the Escrowed Specimen. Such Augmented Material shall be dated to reflect the date of its creation or writing and clearly marked as to the date of deposit with the Escrow Agent. In the event of any question or dispute about the use or relevance of such material, the includability of such material as part of the Escrowed Specimen shall be subject to review and final determination by the arbitrator pursuant to Article 16.

                    3.21 Products Not Licensed. Notwithstanding any other provision of this Agreement, METROLOGIC Holographic Scanner Products and METROLOGIC Products capable of reading Two Dimensional Bar Codes are not licensed under any SYMBOL patents licensed hereunder, nor are such products covered by any immunity from suit (except as provided for in 3.24), arbitration proceeding or other provisions of this Agreement. The Parties agree to discuss at a later date a potential business relationship concerning SYMBOL's interest in purchasing such products in the future and METROLOGIC's interest in purchasing from SYMBOL scan engines for reading Two Dimensional Bar Codes or licensing from SYMBOL any relevant Two Dimensional Bar Code patents. Neither Party presumes that it will enter into such business relationship or that such discussions will lead to any license relationship with respect to intellectual property rights of either Party with respect thereto.

         3.22     Products  Sold to  SYMBOL.  The  manufacture  and  sale of any product manufactured by METROLOGIC and sold to SYMBOL, including METROLOGIC Qualifying Products, that may be covered by any applicable SYMBOL patent shall not constitute an infringement of such patent thereof and the purchase, use and sale of such products by SYMBOL that may be covered by any applicable METROLOGIC patent, shall not constitute an infringement thereof.

                    3.23 Immunity and Waiver of Damages for Current METROLOGIC Aperture-Stop Slot/Projection Scanners. During the term of this Agreement, and subject to the terms and conditions herein, SYMBOL hereby covenants not to sue METROLOGIC for any claim of infringement of any SYMBOL patent by any current
                              commercially        available        Aperture-Stop
                              Slot/Projection Scanners for a period of twenty four (24) months after the Effective Date of this Agreement, and SYMBOL hereby waives any claim for damages it may have for such infringement during such period. Such covenant not to sue shall not be deemed to be in lieu of any license grant under this Agreement, nor shall such covenant affect in any way the payment of royalties due under any such license.

                    3.24 Immunity of METROLOGIC Holographic Scanner Products. During the period of time in which both this Agreement and Purchasing Provision, Article 11, Part III (for the purchase of METROLOGIC Holographic Scanner Products), are both effective, and subject to the terms and conditions herein, SYMBOL hereby covenants not to sue METROLOGIC for any claims of infringement of any SYMBOL patent by current commercially available METROLOGIC Holographic Scanner Product offered for sale to SYMBOL and SYMBOL hereby waves any claim for damages it may have for such infringement during such period.

ARTICLE 4 - LICENSE GRANT TO SYMBOL

Overview.

1. This Article 4 describes the licenses grantable to SYMBOL by METROLOGIC under families of METROLOGIC patents. Each METROLOGIC patent (except holographic patents), whether already issued or to be issued in the future, is categorized by subject matter into one (and only one) patent family, each family consisting of one or more patents. The patent families are in turn categorized into three distinct classes, which are designated "Class A", "Class B", and "Class C" Families. There are eleven "Class A Families" which are predefined and as of the Execution Date in the aggregate contain all of METROLOGIC's issued patents (except patents in the METROLOGIC Holographic Patent Family). As of the
Execution Date, there are no Class B or Class C Families, defined or in existence. "Additional" families of the Class B or Class C category will be defined and created from time to time as patents issue by METROLOGIC Families covering Inventive Concepts that do not fall into an existing family. There is no limit on the number of such "additional" families that may be created. One difference between a Class B and a Class C patent is that a Class C patent may be created from a continuation or divisional patent application.

2. From time to time, at its option, SYMBOL may specify and elect one or more METROLOGIC Patent Families, with the royalty payable thereon being determined by the chronological order of election more particularly set forth in Article 6. The royalty payable on sales of a specific SYMBOL Product is the sum of the royalties payable with respect to each elected METROLOGIC Patent Family applicable to such SYMBOL Product, subject to certain limitations as provided in this Article (e.g. [ ]). The royalty payable on a SYMBOL Product covered by an Elected Class C Group depends on whether or not the Licensed SYMBOL Product is only covered by the Elected Class C Group. If the Licensed SYMBOL Product is only covered by the Elected Class C Group the royalty rate shall be [ ] If not, the royalty rate shall be [ ]

3. At the time SYMBOL introduces a new SYMBOL Product, it is contemplated that because of certain features of some models of such product, licenses may be required under one or more METROLOGIC Patent Families. However, as a negotiated compromise by the Parties, all such Class C Families shall be aggregated together as a single "Class C Group" for purposes of license election and royalty computation.

                    4.1 License. Subject to the terms of this Agreement, METROLOGIC grants to SYMBOL a non-exclusive worldwide license to make, have made, use and sell SYMBOL Products covered by any claim in any patent included within each Licensable METROLOGIC Patent Family licensed by SYMBOL (i.e. Elected Licensable METROLOGIC Patent Family.) Except as provided under Section 4.5 at any time during the term of the Agreement SYMBOL may have a license under up to, but no more than, six (6) Licensable METROLOGIC Patent Families, provided that at any one time no more than four (4) of the Licensable METROLOGIC Patent Families (under which SYMBOL is then licensed) are either Class B Families and/or the Countable Class C Group. The license grant provided in preceding sentences shall be personal, non-transferable, non-exclusive and worldwide, excluding, however, any patent claims in any METROLOGIC patent in the METROLOGIC Holographic Patent Family.

                    4.2 No Implied Licenses. Notwithstanding any other term of this Agreement, no right or license is granted by this Agreement, either expressly or by implication, estoppel, or otherwise, under any other METROLOGIC patent, patent application, or patent right, whether in the same field or in a related field, including any right or license under any METROLOGIC patents, whether now or hereafter existing, not expressly licensed to SYMBOL in Article 3 of this Agreement, pertaining to and claiming bar code readers, laser scanning bar code readers, components or subassemblies thereof, or their method of manufacture, application, or use, whether or not such patents depict, illustrate, pertain to or claim the subject matter disclosed in the Licensed SYMBOL Patents.

                    4.3 Procedure for Election. The license grant provided in Section 4.1 shall commence at any time during the term of this Agreement upon SYMBOL making written notification to METROLOGIC specifying the Licensable METROLOGIC Patent Family under which SYMBOL elects to be licensed, and such license shall be terminated with respect to a specific
                              Licensable METROLOGIC Patent Family upon termination under Article 15 or the expiration of the end of term of the patents included in such Licensable METROLOGIC Patent Family or upon written notification to METROLOGIC by SYMBOL.

         4.4      DELETED

         4.5      DELETED

         4.6      DELETED

         4.7 Allocation of New METROLOGIC Patents to METROLOGIC Patent Families. Each METROLOGIC patent issued or granted subsequent to the Execution Date (the "Issued Patent") shall be assigned to one and only one METROLOGIC Patent Family (i.e. a Class A, Class B, Class C or METROLOGIC Holographic Patent Family) as follows:

                    (a) if the Issued Patent satisfies the definition of either (i) or (ii) or (iii) , but not more than one: (i) the Class A Families and the METROLOGIC Holographic Patent Family; (ii) the then existing Class B Families, (iii) the then existing Class C Families, then the Issued Patent shall be assigned into the family into which it can be classified such assignment, being carried out by considering the definition of each family in turn considering each definition of the Class A (i.e., the METROLOGIC Predefined Patent Families) in the order set forth in Section 1.62 followed by the METROLOGIC Holographic Patent Family, followed by consideration of each Class B Family in the chronological order of creation, followed by each Class C Family in the chronological order of creation. However, in the event the Issued Patent satisfies the definition of a METROLOGIC Patent Family as determined according to the procedure above, and also satisfies the definition of a different METROLOGIC Patent Family which is an Elected Licensable METROLOGIC Patent Family, then the Issued Patent shall be automatically assigned to the Elected Licensable METROLOGIC Patent Family;

                  (b) if the Issued Patent satisfies the definition of any existing Class B or Class C Family (i.e. created by METROLOGIC pursuant to Section 4.7 (c) prior to the date of issuance of the Issued Patent), then the Issued Patent shall be assigned to the first such existing Family in the chronological order of creation of such Family into which the Issued Patent can be properly classified;.

                    (c) if the Issued Patent does not satisfy the definition of any Predefined METROLOGIC Patent Family (a Class A Family) or any existing Class B Family or Class C Family, and the Issued Patent is a patent falling within the definition of either a Class B Family or a Class C Family set forth in
                              Section 1.1 or 1.2 as determined from the assignment procedure of paragraph as above, then a new Class B or Class C Family respectively shall be created under this paragraph (c) , and the Issued Patent shall be deemed a member of the newly created Class B Family or new Class C Family as the case may be and a definition of such family set forth in writing and notified to SYMBOL under
                              Section 4.8. As used herein, the term "assigned to" shall mean that the Issued Patent shall be deemed a member of the specified one and only one METROLOGIC Patent Family;

                  (d) if the foregoing procedural steps (a), (b), (c) do not properly assign the Issued Patent to any existing Class A, Class B, or Class C Family, or result in the creation of a new Class B or Class C Family, the Issued Patent shall be assigned to METROLOGIC Miscellaneous Patent Family notwithstanding anything to the contrary set forth in this Agreement.

                    4.8 Definition of New Additional (Class B or Class C Families). If an Issued Patent satisfies the criteria of Section 4.7 (c), METROLOGIC may forthwith create and specify the new Class B or Class C Family , as the case may be, by setting forth the following elements: (1) a written description of the Inventive Concept which shall recite the features or elements of one or more specified claims of the Issued Patent but being no broader than the invention covered by such claim or claims , and each such claim not being dominated by at least one claim of a patent in any Class A or any other Class B Family or Class C Family; and (2) the U.S. patent number of the Issued Patent of METROLOGIC upon which the newly created Class B or Class C Family is founded. The properly defined new Class B or Class C Family shall be numerically designated (e.g. Family B1, B2, B3, etc., and Family C1, C2, C3, etc., as the case may be).

                    4.9 Notification of Creation of an Additional METROLOGIC Patent Family In the event a new Class B or Class C Family is created pursuant to Section
                              4.7 (c), METROLOGIC shall notify SYMBOL in writing identifying the definition of the new Class B or Class C Family as the case may be, in accordance with Section 4.7 within one hundred eighty (180) days after the date of issuance of the Issued Patent (as such term is used in Section 4.7) and specifying the Inventive Concept thereof in writing, together with the attribute of such patent (such as the identification of the application family history) which (i) properly determines its classification either as being a member of a Class B or Class C Patent Family under the procedure of Section 4.7; and (ii) properly determines its inclusion within a specific identified METROLOGIC Patent Family (e.g. Family B2, or Family C3) within such Class. In the event METROLOGIC has not notified SYMBOL in writing within one-hundred eighty (180) days after issuance of the Issued Patent, or within thirty
                              (30) days of an earlier written request by SYMBOL during the six month period after the issue date, with the written statement, Classification, and Specific Family membership, the Issued Patent shall automatically be classified into the METROLOGIC Miscellaneous Patent Family notwithstanding anything to the contrary set forth in this Agreement

                    4.10 SYMBOL Escrow. Within twenty (20) days after the date of execution of this Agreement, SYMBOL will deposit in escrow with METROLOGIC's Escrow Agent specimens of (i) the December 3, 1993 version (i.e., the "Pre-Settlement Introduced Products" under Section 4.14) and (ii) January 1, 1996 version (i.e., the "Post-Settlement Introduced Products" under Section 4.15), of those SYMBOL products for which SYMBOL elects to receive the benefit of patent infringement immunization from METROLOGIC pursuant to Sections 4.14 and 4.15 hereunder, respectively. Any operational specimen or written technical disclosure of a product not received into escrow prior to the date provided hereinabove shall not be deemed to be an Escrowed Specimen of a SYMBOL Product, and shall not be subject to any immunization or waiver of damages under Section 4.14 and 4.15 hereunder.

                    4.11 Subsequent SYMBOL Escrows. Within one hundred eighty (180) days after the Release to Production of a New SYMBOL Product in connection with which SYMBOL has elected one or more Licensable METROLOGIC Patent Families, or within sixty days after the Election under 4.3, whichever is later, SYMBOL may, at its option, deposit in escrow with METROLOGIC's Escrow Agent specimens of production version of the new SYMBOL Product for which SYMBOL elects to receive the benefit of the license from METROLOGIC pursuant to Section 4.13 hereunder.

                    4.12 Augmentation. SYMBOL has the right at any time during the term of this Agreement to augment any Escrowed Specimen deposited hereunder with additional documentation (such as annotations to software source code, or timing diagrams representing the action of an electrical circuit, such additional documentation being hereinafter referred to as the "Augmented Material") descriptive of the disclosed Escrowed Specimen as of the date of deposit of Escrowed Specimen. Such additional documentation is intended only to be as explanatory of the disclosed and deposited technical material as of the date of deposit of the Escrowed Specimen and shall not include any additional undisclosed technical material, or technical material that was developed or implemented in the product represented by the Escrowed Specimen at any time after the date of deposit of the Escrowed Specimen. Such Augmented Material shall be dated to reflect the date of its creation or writing and clearly marked as to the date of deposit with the Escrow Agent. In the event of any question or dispute about the use or relevance of such material, the includability of such material as part of the Escrowed Specimen shall be subject to review and final determination by the arbitrator pursuant to Article 16.

                    4.13 License under Subsequently Issued METROLOGIC Patents. If (i) SYMBOL elects the necessary number (but at least one) of METROLOGIC Patent Family Licenses under Section 4.1 (an "Elected Group") to cover a particular SYMBOL Product against infringement and all of the SYMBOL Products in the SYMBOL Product Family do not infringe any other METROLOGIC patent not in the Elected Groups, and
                              (ii) SYMBOL has timely deposited an Escrowed Specimen of a representative specimen of each SYMBOL Product in such Family in accordance with
                              Section 4.11 and (iii) thereafter pays the royalties due to METROLOGIC in accordance with
                              Article 5 on the Elected Group, then METROLOGIC hereby grants to SYMBOL, under any METROLOGIC Patent issuing after the date of deposit of said Escrowed Specimen under Section 4.11, a royalty free worldwide non-exclusive license to make, have made, use and sell the particular SYMBOL products as represented by the deposited Escrowed Specimen, and any Non-Infringing Modifications thereto. The grant of a license under this Section 4.13 shall not "count" as a conditional license under Section 4.1

                    4.14 Immunity and Waiver of Damages for SYMBOL Products Introduced Before December 3, 1993 ("Pre-Settlement Introduced Products"). During the term of this Agreement, and subject to the terms and conditions herein, METROLOGIC hereby covenants not to sue SYMBOL for any claim of infringement of any METROLOGIC patent by any SYMBOL Product sold or offered for sale before December 3, 1993 and represented by an Escrowed Specimen, and METROLOGIC hereby waives any claim for damages it may have for such infringement by such SYMBOL Products, except for any Infringing Modification made to such SYMBOL Product after the Effective Date and sold or offered for sale after the Effective Date. If an Infringing Modification has been made to such SYMBOL Product after December 3, 1993 but before the Effective Date, METROLOGIC hereby covenants not to sue SYMBOL for any claim of infringement and waives any claim for damages it may have for such infringement during the twenty-four month period after the Effective Date.

                    4.15 Immunity and Waiver of Damages for SYMBOL Products Introduced After December 3, 1993 but Prior to the Effective Date of this Agreement. During the term of this Agreement, and subject to the terms and conditions herein, METROLOGIC hereby covenants not to sue SYMBOL for any claim of infringement of any METROLOGIC patent by any SYMBOL Product sold or offered for sale after December 3, 1993 but before the Effective Date of this Agreement and represented by an Escrowed Specimen, for a period of twenty four (24) months after the Effective Date (the "24 Month Period"), and METROLOGIC hereby waives any claim for damages it may have for such infringement during such period, except for any Infringing Modification made to such SYMBOL Product sold or offered for sale after the Effective Date. Such covenant not to sue shall not be deemed to be in lieu of any license grant under this Agreement, nor shall such covenant affect in any way the payment of royalties due under any such license (except for any Infringing Modification made to such SYMBOL Product sold or offered for sale after the end of the 24 Month Period).

                    4.16 Immunity for Non-Holographic SYMBOL Scanner Products under METROLOGIC Holographic Patent Family. To the extent that an Issued Patent is classified in the METROLOGIC Holographic Patent Family, and such Issued Patent or any other claims in any patent that is a member of the METROLOGIC Holographic Patent Family are deemed broad enough to be infringed by a Non-Holographic SYMBOL Scanner Product then such patent claims shall not be asserted or enforceable against such SYMBOL product, and METROLOGIC covenants not to sue SYMBOL or its customers for any claim of infringement by such product, and waives any claim to damages it may have for such infringement.

                    4.17 No Implied Licenses. Notwithstanding any other term of this Agreement, no right or license is granted by this Agreement, either expressly or by implication, estoppel, or otherwise, under any other METROLOGIC patent, patent application, or patent right, whether in the same field or in a related field, including any right or license under any METROLOGIC patents, whether now or hereafter existing, not expressly licensed to SYMBOL in Article 4 of this Agreement, pertaining to and claiming bar code readers, laser scanning bar code readers, components or subassemblies thereof, or their method of manufacture, application, or use, whether or not such patents depict, illustrate, pertain to or claim the subject matter disclosed in the Licensed METROLOGIC Patents.

                    4.18 No Technical Information. No right or license is granted to SYMBOL by this Agreement, either expressly or by implication, under any METROLOGIC technical information.

ARTICLE 5 - ROYALTY PAYMENTS TO SYMBOL

         5.1 Royalties. For the license of the Licensed SYMBOL Patents, during the term of this Agreement, and subject to the terms and conditions herein, METROLOGIC shall make the following royalty payments to SYMBOL:

                    5.2 Fixed Payment. In partial consideration for entry into this Agreement, METROLOGIC shall pay SYMBOL the sum of [ ] as follows: (i) on the date of execution of this Agreement, METROLOGIC shall pay SYMBOL the sum of [ ] by wire of federal funds to SYMBOL's Account No. 2236-22-3910 at Fleet Bank, Bohemia, New York 11716; and (ii) the sum of [ ] [ ] payable on February 15, 1997, May 15, 1997, August 15, 1997, November 15, 1997, February 15, 1998, May 15, 1998, August 15, 1998, and November
                              15, 1998.

         5.3 METROLOGIC ScanKey and METROLOGIC ScanGlove Products. For the license of the Licensed SYMBOL Patents, during the term of this Agreement, and subject to the terms and conditions herein, METROLOGIC shall make the following royalty payments to SYMBOL:

                  [ ] of all METROLOGIC ScanKey Products and METROLOGIC ScanGlove Products made, used or sold by METROLOGIC worldwide; provided, however, that all METROLOGIC Next Generation ScanGlove Products shall be subject to a minimum fixed royalty of [ ] [ ].

                  No royalty payment shall be due or owing to SYMBOL under any claim of the SIT Patents by any third party customer of METROLOGIC who purchases and uses a METROLOGIC ScanKey Product pursuant to Section 3.1 of this Agreement, and under which royalties have been paid by METROLOGIC pursuant to this
                  Article 5.

         5.4 RF Scanner Products. For the License of the Licensed SYMBOL Patents, during the term of this Agreement, and subject to the terms and conditions herein, METROLOGIC shall make the following royalty payments to SYMBOL:

                    (a) Commencing January 1, 1996, and continuing to December 31, 1998 for METROLOGIC RF Scanner Products sold in the U.S., [ ] [ ] all METROLOGIC RF Scanner Products made and sold or used by METROLOGIC in the U.S., provided that such royalty [ ] and further provided that during only the calendar year 1996 METROLOGIC may sell [ ] [ ] of METROLOGIC RF Scanner Products [ ] [ ] under an identified pre-existing contract at a royalty rate [ ] in lieu of the royalty rate set forth hereinabove; and further provided that if at any time during the term of this Agreement SYMBOL shall manufacture and sell a One-Way RF Scanner Product the royalty payable to SYMBOL under this Section shall be reduced by [ ] for each METROLOGIC RF Scanner Products unit equal to but not exceeding the number of units of SYMBOL One-Way RF Scanner Products sold by SYMBOL in the U.S. during the preceding royalty reporting period and reported to METROLOGIC as set forth in Article
                              7. In the event in any quarter the number of units of One-Way RF Scanner Product sold by SYMBOL in the U.S. in the preceding period exceed the number of METROLOGIC RF Scanner Products sold by METROLOGIC in the U.S., the excess credit may not be carried over or carried back to other quarters.

                    (b) Commencing January 1, 1999 and continuing to December 31, 2001 for METROLOGIC RF Scanner
                              Products sold in the U.S., [ ] [ ] of all METROLOGIC RF Scanner Products made and sold, or used by METROLOGIC in the U.S., provided that such royalty [ ] [ ]; and further provided that if at any time during the term of this Agreement SYMBOL shall manufacture and sell SYMBOL One-Way RF Scanner Products the royalty payable to SYMBOL under this Section shall be reduced by [ ] [ ] for each METROLOGIC RF Scanner Product unit equal to but not exceeding the number of units of SYMBOL One-Way RF Scanner Products sold by SYMBOL in the U.S. during the preceding royalty reporting period as set forth in Article 7. In the event in any quarter the number of units of One-Way RF Scanner Product sold by SYMBOL in the U.S. in the preceding period exceed the number of METROLOGIC RF Scanner products sold by METROLOGIC in the U.S. the excess credit may not be carried over or carried back to other quarters.

                  (c) The royalty for RF Scanner Products sold in the U.S. commencing January 1,2002 shall be as mutually agreed.

                  (d) In the event the Parties do not reach an agreement for the level of royalties commencing January 1, 2002, the royalty level for 2002 and subsequent years shall be deemed the same as for calendar year 2001.

                  (e)      Commencing   January  1,  1996,   and  continuing  to
                           December 31, 2001, a royalty as set forth in the table below for all METROLOGIC RF Scanner Products sold outside the U.S.


Calendar Year          Unit Volume         Unit Royalty
1996                   [         ]         [    ]
                       [         ]         [    ]
1997                   [         ]         [    ]
                       [         ]         [    ]
1998                   [         ]         [    ]
                       [         ]         [    ]
1999                   [         ]         [    ]
                       [         ]         [    ]
2000                   [         ]         [    ]
                       [         ]         [    ]
2001                   [         ]         [    ]
                       [         ]         [    ]
---------------------  ------------------- -------------------


                  Thus, by way of example, each of the first [ ] sold during 1996 shall bear a royalty of [ ] while the [ ] and all subsequent units shall bear a royalty of [ ]

                  The royalty for RF Scanner Products sold outside the U.S. commencing January 1, 2002 shall be as mutually agreed.

                  In the event the Parties do not reach an agreement for the level of royalties commencing January 1, 2002, the royalty level for 2002 and subsequent years during the term of this Agreement shall be deemed the same as for calendar year 2001.

                    (f) In the event that all claims of SYMBOL RF Patents covering METROLOGIC RF Scanner Products are found or otherwise declared invalid by the United States Patent and Trademark Office during a reissue or reexamination proceeding from which there is no further appeal, or during litigation by a court of competent jurisdiction from which there is no appeal, then METROLOGIC shall be released from any and all obligations to pay SYMBOL a royalty for making, having made, using or selling RF Scanner Products anywhere worldwide.

         5.5      Aperture-Stop   Slot/Projection   Scanner  Products.  For  the
                  license of the Licensed SYMBOL Patents, during the term of this Agreement, and subject to the terms and conditions herein, METROLOGIC shall make the following royalty payments to SYMBOL:

                    (a) [ ] of all METROLOGIC Slot/Projection Scanner Products made, used and sold worldwide by METROLOGIC covered by the SYMBOL Aperture Patents.

                    5.6 Scan Engine Products. For the license of the Licensed SYMBOL Patents, during the term of this Agreement, and subject to the terms and conditions herein, METROLOGIC shall make the following royalty payments to SYMBOL:

                  A [ ] METROLOGIC Scan Engine Product made, used or sold worldwide by METROLOGIC, subject to the provisions of Section
                  5.8 below.

         5.7 Triggerless Single Scanline Hand Held Scanner Products. For the license of the Licensed SYMBOL Patents, during the term of this Agreement, and subject to the terms and conditions herein, METROLOGIC shall make the following royalty payments to SYMBOL:

                  A [ ] METROLOGIC Triggerless Single Scanline Hand Held Scanner Product made, used or sold worldwide by METROLOGIC, subject to the provisions of Section 5.8 below.

         5.8      Annual Royalty Cap On Specific METROLOGIC Products.

                    (a) During the term of this Agreement, in each calendar year in which METROLOGIC has accrued and paid [ ] or more for royalties due to SYMBOL pursuant to only Section 5.4(e) hereinabove (the "Offshore RF Royalty Threshold"), the maximum annual royalty payable by METROLOGIC to SYMBOL for the aggregate of categories (i) METROLOGIC Scan Engine Products and (ii) METROLOGIC Triggerless Single Scanline Hand Held Scanner Products shall not exceed an amount (the "Royalty Cap") equal to:
                              (X) for calendar year 1996 [ ] [ ] and (Y) in each succeeding year after 1996 [ ] [ ] of the Royalty Cap for the preceding year. (Thus, for example, the "Royalty Cap" for 1997 shall be computed to be [ but such amount will not be deemed a maximum annual royalty for that year unless the Offshore RF Royalty Threshold has been exceeded for that year).

                  (b) In each calendar year in which METROLOGIC has accrued and paid less than [ ] for royalties due to SYMBOL pursuant to only Section 5.4(e), there shall be no maximum annual royalty for the aggregate of categories (i) and (ii) above.

         5.9 Scan Engines. The payment of royalties by METROLOGIC for sales of METROLOGIC Scan Engines shall not be deemed to (i) enlarge the express license granted hereunder, or (ii) to waive any rights SYMBOL may have pursuant to the Agreement of Settlement (including the Consent Decrees thereunder), or (iii) waive any rights under any other license agreement of which METROLOGIC may have the benefit.

                    5.10 Royalty Due Under Multiple License Grants. In the event a METROLOGIC product falls into more than a single Authorized Application (e.g., a METROLOGIC product is covered by the definition of a METROLOGIC Triggerless Single Scanline Hand-Held Scanner Product and also is covered by the definition of a METROLOGIC RF Scanner Product), and is thereby covered by more than one license grant under Article 3, such product shall comply with the Field restrictions in respective applicable sections of Article 3 for each
                              Authorized Application in connection with the manufacture, use, or sale of such product. The royalty payable for such METROLOGIC product under this Agreement shall be the highest of each of the applicable respective royalty rates corresponding to the license grant applicable to the product as set forth above in this Article 5

                    5.11 Triggerless Omnidirectional Hand-Held Scanner Products. The license under Section 3.7 shall be [ ] (i.e. Initial Term and Renewal Terms thereof) of
                              Article 11 (the "Purchasing Provision"), and upon the expiration or termination of the Purchasing Provision, the Parties shall negotiate in good faith a license fee for the extension of the license under Section 3.7 based upon a percentage of the Net Sales Value of each Triggerless Omnidirectional Hand-Held Scanner Products licensed and sold under the provisions of Section 3.7, provided that such royalty rate shall not exceed [ ][ ] METROLOGIC's [ ] of the applicable Triggerless Omnidirectional Hand-Held Scanner Product, whichever is less.

         5.12 Effect of Payment of Royalties on Other Agreements. The payment of royalties under this Agreement shall not affect, discharge, excuse, exempt, or exhaust any rights of SYMBOL under any other agreement which METROLOGIC or any of its customers or suppliers may be a party to, or may otherwise have the benefit of, that pertains to the same or similar SYMBOL Patents as licensed to METROLOGIC under this Agreement.

                    5.13 Elected New METROLOGIC Products. For the license under Section 3.8, during the term of this Agreement, the royalty rate for the license granted under Section 3.8 shall be negotiated between the Parties and established pursuant to the procedure set forth in Article 12 but in no event shall such rate exceed [ ] of the [ ] of each Elected New METROLOGIC Products made, used and sold worldwide by METROLOGIC. Upon the expiration or termination of Article 11, Part II, the Parties shall negotiate in good faith a license fee for the extension of the license under
                              Section 3.8 based upon a percentage of the Net Sales Value of each Elected New METROLOGIC Products licensed and sold under the provisions of
                              Section 3.8, provided that such royalty rate shall not exceed [ ] METROLOGIC's [ ] of the applicable Elected New METROLOGIC Product, whichever is less.

ARTICLE 6 - ROYALTY PAYMENTS TO METROLOGIC

Overview.

         This Article 6 sets forth the computation of the royalty rate applicable to sales by SYMBOL of a Licensed SYMBOL Product. The royalty payable on sales of a specific Licensed SYMBOL Product is the sum of royalties payable on each Family applicable to that product. For Class A Families (except Dual Decode) and Class B Families, the royalty rate depends upon the chronological order of election of such family. The Dual Decode Family is at a royalty rate of
[ ] The royalty rate on the Class G Group is not fixed, but depends upon the number of Elected METROLOGIC Patent Families that cover a specific Licensed SYMBOL Product.

         6.1 Royalty Rates. For the license granted to SYMBOL by METROLOGIC under Article 4 of this Agreement during the term of this Agreement, and subject to the terms and conditions herein, SYMBOL shall make the following royalty payments to METROLOGIC, subject to the aggregate annual maximum set forth in Section 6.4.4 herein below:

         6.2 Royalties Due To METROLOGIC If Dual-Decode Patent Family Is Not Elected.

                    6.2.1     First and Second  METROLOGIC  Patent Families.  If
                              SYMBOL has not elected a license under the METROLOGIC Dual Decode Patent Family, then with respect to the first and second Elected Licensable METROLOGIC Patent Families (not including the METROLOGIC Dual- Decode Patent Family), SYMBOL shall pay METROLOGIC: a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the first Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; and a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the second Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product.

                    6.2.2 Third and Fourth METROLOGIC Patent Families. In the event SYMBOL elects a license under a third or fourth Licensable METROLOGIC Patent Family (not including the METROLOGIC Dual- Decode Patent Family), SYMBOL shall pay METROLOGIC: a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the first Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the second Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the third Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; and a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the fourth Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; wherein the first, second, third, and fourth Elected Licensable METROLOGIC Patent Families are ranked (i.e. assigned a number such as first, second, third or fourth) in order the election of such Elected Licensable METROLOGIC Patent Families.

                    6.2.3 Fifth or Sixth METROLOGIC Patent Families. In the event SYMBOL - licenses a fifth or sixth Licensable METROLOGIC Patent Family (not including the METROLOGIC Dual-Decode Patent Family), SYMBOL shall pay METROLOGIC: a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the first Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the second Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the third Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the fourth Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the fifth Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; and a royalty of [ ] [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in sixth Elected Licensable METROLOGIC Patent Family applicable to a given Licensed SYMBOL Product; wherein the first, second, third, fourth, fifth and sixth Elected Licensable METROLOGIC Patent Family are ranked (i.e. assigned a number such as first, second third, fourth, fifth or sixth) in order of the election of such Elected Licensable METROLOGIC Patent Families by SYMBOL.

         6.3 If Dual-Decode Patent Family Is Elected. In the event SYMBOL elects a license under the METROLOGIC Dual-Decode Patent Family, SYMBOL shall pay METROLOGIC a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the METROLOGIC Dual-Decode Patent Family.

                    6.4 Royalties Due to METROLOGIC If Dual-Decode Patent Family is Elected

                    6.4.1 First and Second METROLOGIC Patent Families. In the event SYMBOL has elected the METROLOGIC Dual-Decode Patent Family, then with respect to the first and second Licensable METROLOGIC Patent Families in addition thereto that SYMBOL elects to license from METROLOGIC (not including the METROLOGIC Dual-Decode Patent Family), SYMBOL shall pay METROLOGIC: a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the first Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; and a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the second Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product.

                    6.4.2 Third and Fourth METROLOGIC Patent Families. In the event in addition SYMBOL licenses a third Licensable METROLOGIC Patent Family (not including the METROLOGIC Dual-Decode Patent Family), SYMBOL shall pay METROLOGIC: a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the first Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the second Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the third Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; and a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the fourth Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; wherein the first, second, third, and fourth Elected Licensable METROLOGIC Patent Families are numerically ranked (i.e. assigned a number such as first, second third or fourth) in order of the election of such Elected Licensable METROLOGIC Patent Families by SYMBOL.

                    6.4.3 Fifth METROLOGIC Patent Family. In the event SYMBOL licenses a fifth Licensable METROLOGIC
                              Patent Family (not including the METROLOGIC Dual-Decode Patent Family), SYMBOL shall pay
                              METROLOGIC: a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the first Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the second Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the third Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the fourth Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by patents in the fifth Elected Licensable METROLOGIC Family applicable to a given Licensed SYMBOL Product; wherein the first, second, third, fourth, and fifth Elected Licensable METROLOGIC Patent Family are ranked (i.e. assigned a number such as first, second third, fourth, or fifth) in order of the of such Elected Licensable METROLOGIC Patent Families.

         6.5        Royalties  on Elected Class C Group.

                  6.5.1 If a license to the Class C Group is elected by SYMBOL pursuant to Article 4 (i.e. the Class C Group is an "Elected Class C Group") then:

                    (i) SYMBOL shall pay METROLOGIC a royalty of [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by any patent in the Elected Class C Group provided that the Elected Class C Group is the only Elected Licensable METROLOGIC Patent Family during that royalty reporting period applicable to such Licensed SYMBOL Product (i.e. there are no Class A or Class B Families that have been elected by SYMBOL which are applicable to such Licensed SYMBOL Products); and

                    (ii) SYMBOL shall pay METROLOGIC a royalty of [ ] [ ] percent of the Net Sales Value of Licensed SYMBOL Products covered by any patent in the Elected Class C Group applicable to such Licensed SYMBOL Product, provided that there are other Elected Licensable METROLOGIC Patent Families covering such Licensed SYMBOL Product (i.e. there is at least one elected Class A Family or Class B Family applicable to such Licensed SYMBOL Product.)

                  6.5.2 Not withstanding anything in this Article 6, in no event shall the total aggregate royalty rate used to compute royalties payable on a given Licensed SYMBOL Product [ ] [ ]

                    6.6 Maximum Royalty. For the license of the Licensable METROLOGIC Patent Families (except for any royalties payable to METROLOGIC for the license of METROLOGIC One-Way RF Patents), the maximum aggregate royalty payable to METROLOGIC by SYMBOL shall be [ ] and in each calendar year thereafter a maximum aggregate amount [ ] [ ] [ ]

         6.7 Future Meeting. The Parties shall meet on or about October 1, 1997 to discuss the appropriateness of the royalty levels and maximum aggregate royalty under Articles 5 and 6 on a going forward basis in view of business conditions at that time. In the event the parties do not reach an agreement, the Royalty shall be the same going forward as set forth in Article 5 and Sections 6.1 and 6.2.

                    6.8 Royalty Waiver for Certain SYMBOL Products. For the license of the METROLOGIC Patents, royalties shall be payable by SYMBOL with respect to a SYMBOL product that is commercially available on or before January 1, 1996 only to the extent that if at some time subsequent to January 1, 1996 SYMBOL introduces an Infringing Modification into such commercially available product. No license from METROLOGIC shall be required by SYMBOL, nor shall any royalties be payable at any time prior to January 1, 1998, with respect to SYMBOL products that were commercially available on or before January 1, 1996 and METROLOGIC hereby covenants not to sue SYMBOL for any claim of infringement and waives any claims for damages it may have for such infringement during such period.

ARTICLE 7.  ROYALTY REPORTING AND ROYALTY PAYMENTS

         7.1 First Royalty Payment. The royalty for three quarters covering the period January 1, 1996 through September 30, 1996 shall be paid on the Execution Date of this Agreement. METROLOGIC has made a non-refundable estimated prepayments of [ ] to SYMBOL for royalties due for the first and second quarter of 1996, which shall be credited to the payment due on the Execution Date of this Agreement.

                  METROLOGIC acknowledges that each of its current commercially available METROLOGIC RF Scanner Products, METROLOGIC ScanKey Products, METROLOGIC ScanGlove Products, METROLOGIC Aperture-Stop Slot/Projection Scanner Products, and the METROLOGIC Triggerless Single ScanLine Hand-Held Scanner Products are each respectively licensed under Article 3 and royalty-bearing under Article 5 hereunder, and that the Prepayment made shall be allocated to the royalty due under
                  Article 5 based upon any sales of such products in the period January 1, 1996 through June 30, 1996.

                    7.2 Royalty Reports. Royalty reports of each of the parties shall be made quarterly beginning within 45 days after the end of each calendar quarter setting forth a computation of net royalty payable for such quarter, including a list of unit sales of Royalty Bearing METROLOGIC Products by model number prepared by METROLOGIC, and a list of unit sales of Royalty Bearing SYMBOL Products by model number prepared by SYMBOL, and with such royalty reports, each of the Parties shall pay the royalty payment amounts due under this Agreement. In the event SYMBOL manufactures and sells One Way RF Scanner Products, SYMBOL shall report the unit volume of such products within thirty (30) days after the end of each calendar quarter to enable METROLOGIC to compute the royalty payable under
                              Section 5.1(2) hereunder. Such reports shall be held confidential by each of the Parties respectively and shall be used solely for the purpose of this agreement. Net royalty payments shall  be  made  in US  dollars.  In the  event  a
                              product is sold for a currency other than U.S. dollars, the Net Sales Value of such products so sold shall be converted into the equivalent in U.S. dollars at: (i) the average of the telegraphic transfer selling and buying rates for U.S. dollars as of the last day in the reporting period published by a leading commercial bank in New York, New York; or (ii) if there are no applicable rates so published, then the rate applicable to the transfer of funds arising from the transaction established by the exchange control authorities of the country of which such funds are the national currency.

                    7.3       Royalty Reports to METROLOGIC.  Royalty reports to
                              METROLOGIC   made  by  SYMBOL  shall  include  the
                              following:

                    (1) A current list of Elected METROLOGIC Patent Families in a tabular format indicating the sequence of royalty rates [ ] [ ] for each elected family as of the date of report.

                           (2) A current list of Royalty Bearing SYMBOL Products, and for each product, a list of the elected METROLOGIC Patent Families applicable to such product; based upon such tabulation , a computation and listing of the applicable royalty rate for each product.

                           (3) The total Net Sales of each Royalty Bearing SYMBOL Product during the reporting period; the royalty rates, and the royalty payable to METROLOGIC for each respective product.

         7.4 Accrual. In any fiscal quarter for which royalties are payable, royalties shall accrue at the date of the invoice or transfer of a royalty bearing product.

                    7.5 Accounting Records. In connection with such royalty payments and related compliance with terms and conditions of this Agreement, the sales and accounting records of each of the Parties, respectively, shall be available for inspection by an independent public accountant firm (the "Audit Firm") selected from the ten largest U.S. accounting firms which is not retained by either Party for their general accounting and audit. Such firm shall be mutually selected and appointed by each Party's own public accounting firm within thirty (30) days after request of a Party hereto. In the event both accounting firms are unable to agree on an Audit Firm, or one Party or its accounting firm fails to propose an Audit Firm within the thirty day period, the first name proposed by either party meeting the qualifications set forth above shall be the Audit Firm. Such firm shall conduct their audit during usual business hours and upon reasonable notice and not more often than once per year for the purpose of verifying the accuracy of such reports and compliance with the Agreement; provided, however, that such Audit Firm shall not transmit to the Party requesting the audit any confidential information, including, without limitation, customer identities in connection with such inspection.

         7.5 Late Payments. Should any Party fail to pay any royalty due within the time period such payments become due, it shall pay the other Party interest on such delinquent payment at the rate of one and one-half percent (1.5%) per month, compounded monthly, from the date such payment was due.

                    7.6 Audit. In the event the actual royalty payments due as determined by an audit by such independent public accountants exceed by more than five (5%) percent the royalty payment reported by a Party pursuant to Section 7.1 with respect to any reporting period covered by such audit, the reporting Party shall reimburse the other Party for the professional fees, costs and expenses of the independent public accountants in conducting such audit. Such reimbursement shall be made upon completion of such audit within thirty (30) days of presentation of an invoice for such reimbursement together with the audit report that identifies the shortfall in royalty payments. Each Party otherwise bears the expense of the audit.

                    7.7 Royalty Credits. In the event during the term of this Agreement METROLOGIC enters into a license agreement with Olympus Optical Co., Ltd. ("Olympus") for a license under the Japanese equivalent of the licensed SYMBOL Patents (the "Japanese Patents") in connection with the manufacture, use, or sale of METROLOGIC products in Japan covered by such Japanese Patents, and pays to Olympus a royalty for the license of such patents in any reporting period during the term of this Agreement, then to the extent that METROLOGIC has paid to SYMBOL a royalty under any of Sections
                              5.3 through 5.7 inclusive on the identical units of METROLOGIC products for which METROLOGIC has paid a royalty to Olympus, METROLOGIC may take a credit in U.S. dollars in that reporting period for the amount of royalty paid to Olympus
                              (converted into U.S. dollars, if paid in a currency other than U.S. dollars at the exchange rate on the date of payment), and apply such credit against any sum due to SYMBOL for royalties payable under this Agreement.


ARTICLE 8 - MARKING PURSUANT TO 35 USC 287

                    8.1 METROLOGIC Products. METROLOGIC shall mark its products with the SYMBOL patent numbers applicable thereto and licensed hereunder, pursuant to the provisions of 35 USC 287, with the marking "See Reference Manual for Patent Coverage" (or a substantially similar statement) on the product, and shall provide the inclusion of the list of patents set forth in the Reference Manual Patent Listing as set forth in Exhibit D-1 hereof (and supplemental amendments thereto provided to METROLOGIC from time to time by SYMBOL as new patents includable in such list issue or are granted) in the applicable product reference manuals of METROLOGIC, shall be deemed sufficient for the purposes of this Section 8.1.

                    8.2 SYMBOL Products. SYMBOL shall mark its products with the METROLOGIC patent numbers applicable thereto and licensed hereunder, pursuant to the provisions of 35 USC 287 with the marking "See Reference Guide for Patent Coverage" (or a substantially similar statement) and the inclusion of the patent numbers as set forth in Exhibit D-2 hereof (and supplemental amendments thereto provided to SYMBOL from time to time by METROLOGIC as new patents includable in such list issue or are granted) and as notified to SYMBOL in writing by METROLOGIC shall be deemed sufficient for the purposes of this Section 8.2.

ARTICLE 9 - COOPERATION:  METROLOGIC PRODUCTS

Overview

1. This Article 9, consisting of Parts I, and II relates to the evaluation by SYMBOL of products of METROLOGIC to provide a procedure for modification and resolution of potential patent infringement issues.

2. Part I of this Article relates to the evaluation of changes, improvements, or modifications to products represented by an Escrowed Specimen. Part II of this Article relates to New METROLOGIC Products.

         PART I - METROLOGIC MODIFIED LICENSED PRODUCTS

                  Overview of Part I.

                  This Part I relates to the evaluation of Products of METROLOGIC which are changes, improvements, or modifications to a product represented by an Escrowed Specimen enable the parties to learn whether they require any license required under a SYMBOL Patent, including establishing a mechanism (binding arbitration) to have an objective, third party determination made pertaining to infringement of identified SYMBOL patents by the METROLOGIC Product to determine the rights and obligations of the Parties with respect to sales of the METROLOGIC Modified Licensed Product.

                    9.1 Evaluation of "Prequalified" METROLOGIC Modified Licensed Product. At any time during the term of this Agreement, METROLOGIC shall have the right at its option to submit a written request, executed by a corporate officer of METROLOGIC making reference to this Section 9.1 (i.e. an Article 9 Notification) together with a Product Evaluation Package (the "PEP") of a METROLOGIC Modified Licensed Product (the "MLP") to SYMBOL for evaluation to determine whether the change, improvement or modification to the product (the "Modification") represented by the Escrowed Specimen requires (i) a license under any existing SYMBOL patent; or (ii) may require a license under a SYMBOL patent that may issue at some future time based upon a then pending patent application. Within sixty (60) days from the date of receipt of such PEP, SYMBOL shall advise METROLOGIC in writing whether:

                  (A) as a result of the Modification, SYMBOL identifies and asserts, any one or more of following grounds
                           (1), (2), or (3) below:

                           (1) the MLP infringes specifically identified claims of a SYMBOL patent (the "Identified SYMBOL Patent") that are not infringed by the corresponding Escrowed Specimen (i.e., the Modification is an Infringing Modification) (such assertion being hereinafter referred to as a "Type 1 Ground"); or

                           (2) the MLP is not covered by a METROLOGIC Scanner Product License that covers the corresponding Escrowed Specimen (e.g., one or more of the limitations of the definition of the Licensed METROLOGIC Product that were satisfied by the Escrowed Specimen are not satisfied by the MLP) (such assertion being hereinafter referred to as a "Type 2 Ground"); or

                           (3) the application or use of the MLP is not covered by a METROLOGIC Scanner Product License that covers the application or use of the corresponding Escrowed Specimen (such assertion being hereinafter referred to as a "Type 3 Ground"); or

                    (B) as a result of the Modification, no existing SYMBOL patent (i.e., a patent having issued or been granted as of the date of Notification as defined in Section 9.2.1) is infringed by the MLP (i.e., the Modification is a Non- Infringing Modification), but a SYMBOL patent may issue at some future time based upon a then pending SYMBOL patent application (the "Pending SYMBOL Patent Application") which patent would contain claims that would be infringed by the MLP, but such claims would not be infringed by the corresponding Escrowed Specimen (i.e., the Modification is an Infringing Modification) or the MLP is not covered by a METROLOGIC Scanner Product License, identifying the Serial No. or Nos. of such patent application; or

                    (C)       the   Modification   is  de  minimus  (i.e.,   the
                              Modification is an Infringing Modification but SYMBOL elects not to treat it as an Infringing Modification under either A or B above and waives its right to bring a cause of action against METROLOGIC for such Infringing Modification), or no existing SYMBOL patent is infringed as a result of the Modification, and no pending SYMBOL patent application is deemed applicable to the subject matter disclosed in the PEP pertaining to the change, improvement or modification in such MLP.

                  If SYMBOL does not respond within the sixty (60) day period, unless mutually extended by the Parties, at the end of such period, it shall be deemed that SYMBOL's response to METROLOGIC's submission is option "C" set forth above. Any determination "A", "B" or "C" made by SYMBOL under this
                  Section 9.1 shall be based solely on the technical contents disclosed in the PEP, and shall not constitute a waiver of any rights SYMBOL may have to assert any SYMBOL patent right against technology that may be present in the MLP but is not disclosed in the PEP.

                    9.2 Warning Notification: "Nonqualified METROLOGIC Modified Licensed Products" SYMBOL also shall have the right at any time during the term of this Agreement to apprise METROLOGIC in writing, signed by a corporate officer of SYMBOL making reference to this Section 9.2 (i.e. an Article 9 Notification), that a MLP which it may become aware of either directly from METROLOGIC or from another source is not covered by a METROLOGIC
                              Scanner Product License granted in Article 3 hereunder and thus requires (A) a license under one or more existing unexpired SYMBOL patent; or
                              (B) may require a license under a SYMBOL patent that may issue at some future time based upon a then pending patent application.

                    9.2.1 Response to "A" In the event SYMBOL notifies METROLOGIC under provision (A) in Section 9.1 or
                              Section 9.2 above (the "Notification"), METROLOGIC shall have six (6) months from the date of such Notification (the "Six Month Period") to: (i) remove the change, improvement or modification from the MLP which results in the Infringing Modification, and certify in writing (the "Certification") to SYMBOL that such product feature has been removed from the MLP and all METROLOGIC products; or (ii) commence a binding arbitration proceeding under the provisions of
                              Article 16 to conclusively determine solely whether (a) the Modification is an Infringing Modification, or (b) the Modification results in a MLP not covered by a METROLOGIC Scanner Product License granted under Article 3, and therefore an affirmative determination of either (a) or (b) shall result in a finding by the arbitrator that the MLP is outside the scope of the METROLOGIC Scanner Product License and hence not licensed under this Agreement; or (iii) at SYMBOL's option, negotiate and execute a license agreement with SYMBOL under the Identified SYMBOL Patent, including, optionally, a private label arrangement selling such product to SYMBOL. At any time after sixty (60) days after the date of the Notification, SYMBOL shall also have the right to commence a binding arbitration proceeding under
                              Article 16 to conclusively determine whether (a) the Modification is an Infringing Modification, or
                              (b) the Modification results in a MLP not covered by any METROLOGIC Scanner Product License under
                              Article 3 and therefore an affirmative determination of either (a) or (b) shall result in a finding by the arbitrator that the MLP is outside the scope of the METROLOGIC Scanner Product License and hence not licensed under this Agreement. The determination of the arbitrator shall be made using the Instructions for Arbitrator set forth in Section 16, and such arbitral determination shall be thereafter binding on the Parties. After the end of the Six Month Period, each Party's right to commence arbitration proceedings shall lapse.

                    9.2.1.1 SYMBOL Waiver of Damages. In the event METROLOGIC elects response (i) in Section 9.2.1 above, upon the timely receipt of such Certification, and conditional upon the accuracy thereof, SYMBOL shall waive any claim for damages SYMBOL may have against METROLOGIC for infringement of the Identified SYMBOL Patent with respect solely to the MLP for a period of time up to the date of Certification, not to exceed six months after the date of Notification.

                    9.2.1.2 METROLOGIC Elects Binding Arbitration. In the event METROLOGIC elects response (ii) in Section
                              9.2.1  above,  and an  arbitration  proceeding  is
                              conducted, and the proceeding results in a decision (the "Decision") that holds that (a) the Modification of the MLP is an Infringing Modification or (b) the Modification results in an MLP not covered by a METROLOGIC Scanner Product License, then METROLOGIC shall have thirty (30) days after the date of the Decision to remove such Modification from the MLP, and certify in writing to SYMBOL that such Modification has been removed from all METROLOGIC products (the "Certification"). Upon receipt of such Certification, and conditional upon the accuracy thereof, SYMBOL shall waive any claim for damages SYMBOL may have against METROLOGIC for infringement of the Identified SYMBOL Patent by the MLP for a period of time terminating at a date sixty (60) days after the date of the Decision, but in no event extending for a period of time more than six (6) months after the date of Notification. Each Party shall bear its own legal costs and expenses in connection with such arbitration

                    9.2.1.3 SYMBOL Right to Legal Action. In the event SYMBOL notifies METROLOGIC under provision (A) in Section
                              9.1 or Section 9.2, SYMBOL shall be precluded from bringing any legal action against METROLOGIC to enjoin the manufacture, have manufactured, use, or sale of the MLP until (i) the expiration of the six (6) month period after the date of Notification in the event arbitration has not been elected, or (ii) the date of the Decision in the event arbitration has been elected within six (6) months after Notification.

                    9.2.1.4 METROLOGIC Right to Legal Action. In the event SYMBOL notifies METROLOGIC under provision (A) in
                              Section 9.1 or Section 9.2, METROLOGIC shall be precluded from bringing any legal action to challenge the validity of the Identified SYMBOL Patent until (i) the expiration of the six (6) month period after the date of Notification in the event arbitration has not been elected, or (ii) the date of the Decision in the event arbitration has been elected within six (6) months after Notification.

                    9.2.2 Response to "B". In the event SYMBOL notifies METROLOGIC under provision B in Section 9.1 or
                              Section 9.2 above, and at some time thereafter a patent (the "Issued Patent") issues or is granted to SYMBOL during the twelve (12) month period after the later of (i) the date of Notification to METROLOGIC by SYMBOL under Section 9.2.1 above, or
                              (ii) the date when METROLOGIC has shipped a cumulative number of five hundred (500) units of the MLP to customers and SYMBOL notifies METROLOGIC that certain identified claims of the Issued Patent are infringed, METROLOGIC shall then during the period six (6) months from the date such Issued Patent issues (the "Post-Issue Period") have to either (a) remove the Modification from the MLP that results in an Infringing Modification or the MLP being not covered by a METROLOGIC Scanner Product License, or cease the infringing activity, application, or use relating to the MLP which results in the MLP being not covered by a METROLOGIC Scanner Product License granted in Article 3 hereunder and certify in writing (the "Certification") that such product feature has been removed from all METROLOGIC Products and/or that the infringing activity, application, or use relating to the MLP has ceased, and that no further manufacture or sale of products shall be made with such product feature subsequent to such Certification; or (b) commence a binding arbitration proceeding under the provisions of Article 16 whereby the

                           Arbitrator shall use the Instructions for Arbitrator set forth in Section 16.7.2 to determine whether as a result of the Modification the MLP infringes the Issued Patent; or (c) at SYMBOL's option, negotiate and execute a mutually agreeable license agreement under the Issued Patent. At any time subsequent to SYMBOL becoming aware of the MLP or the receipt of a PEP from METROLOGIC, SYMBOL shall also have the right to commence an arbitration proceeding under Article 16 whereby the Arbitrator shall use the Instructions for Arbitrator set forth in Section 16.7.2 to determine whether as a result of the Modification the MLP infringes the Issued Patent.

                           9.2.2.1  SYMBOL  Waiver  of  Damages.  In  the  event
                                    METROLOGIC  elects  response  (a) in Section
                                    9.2.2.  above,  SYMBOL shall waive any claim
                                    for damages it may have for infringement of the Issued Patent with respect solely to the MLP for a period of time up to the date of Certification, not to exceed the date at the expiration of the Post-Issue Period.

                    9.2.2.2 License Under Subsequently Granted Patents. In the event (i) SYMBOL notifies METROLOGIC under provision "B" in Section 9.1 above, and (ii) no SYMBOL patent issues from said SYMBOL patent application or is granted to SYMBOL on the pending patent application during the twelve (12) month period after the later of (a) the date of Notification to METROLOGIC by SYMBOL under the
                              Section 9.2.1 above, or (b) the date when METROLOGIC has shipped a cumulative number of five hundred (500) units of the MLP to customers, and
                              (iii) at some time thereafter a patent or patents issue (except for Japanese patents) on the Pending SYMBOL Patent Application (the "Subsequently Granted SYMBOL Patents"), then, except as provided in Section 9.5 below, SYMBOL shall grant to METROLOGIC a non-exclusive license in all countries except for Japan, subject to the terms of this Agreement, to make (have made in accordance with Section 3.9), use and sell only the MLP as described in the PEP. The royalty due under such license shall be paid to SYMBOL pursuant to Article 5 for the applicable Royalty Bearing METROLOGIC Product.

                    9.2.3 Response "C". In the event SYMBOL notifies METROLOGIC under provision "C" in Section 9.1 above, then during the term of this Agreement, and subject to the terms and conditions herein, SYMBOL hereby covenants not to sue METROLOGIC for any claim of infringement of any SYMBOL patent, whether then or thereafter in existence, by the MLP to the extent that the relevant features of the MLP are described in the PEP evaluated by SYMBOL pursuant to Section 9.1. Such covenant not to sue shall not be deemed in lieu of any license grant or immunization or non-assertion provision under this Agreement, nor shall such covenant affect the payment of royalties due under any such license in any way.

                    9.3 Royalty for MLP Licensed Under 9.2.2.2. To the extent that a license is granted under Section
                              9.2.2.2 above, and in the immediately preceding four quarters prior to the end of the twelve (12) month period provided in Section 9.2.2.2 SYMBOL has accrued or paid royalties due to METROLOGIC less than $1.5 million, then the royalty due on the MLP licensed under Section 9.2.2.2 shall be paid to SYMBOL by METROLOGIC pursuant to the classification of the MLP under Article 5.

                    9.4 Negotiated Royalty for License. In the event that SYMBOL (i) notifies METROLOGIC under provision "B" in Section 9.1 above, and (ii) no patent issues from said pending patent application or is granted to SYMBOL during the twelve (12) month period provided in Section 9.2.2.2., and (iii) in the immediately preceding four quarters prior to the end of such twelve (12) month period SYMBOL has accrued or paid royalties due to METROLOGIC equal to or exceeding the maximum royalty for that year pursuant to Section 6.4.4 and (iv) a Subsequently Granted SYMBOL Patent issues on said pending patent application, then in addition to the royalties payable to SYMBOL by METROLOGIC under
                              Article 5 on the Royalty Bearing METROLOGIC Product, METROLOGIC and SYMBOL shall negotiate a mutually agreeable royalty for the rights in the license granted under Section 9.2.2.2 [ ] METROLOGIC's [ ] on the applicable product for the license under the Subsequently Granted Patents commencing upon the issuance thereof as provided pursuant to Section 9.2.2.2, and such royalty shall be paid to SYMBOL pursuant to Article 7.

                    9.5 Current Consideration for License. In the event a license is granted to METROLOGIC under Section
                              9.2.2.2. above, and a license has been granted to SYMBOL under Article 4 hereinabove for which SYMBOL is subject to making royalty payments under
                              Article 6, then effective on the date of the license granted to METROLOGIC under Section 9.2.2.2., the royalties due for the license under any and only one of the METROLOGIC Patent Families, designated by SYMBOL (the "Designated METROLOGIC Patent Family"), shall be waived by METROLOGIC during the period of the license grant under Section 9.2.2.2. In the event METROLOGIC elects to terminate the license granted under
                              Section 9.2.2.2. because it no longer is manufacturing, using, selling or reconstructing the products to which the license granted under
                              Section 9.2.2.2 pertains, then METROLOGIC shall notify SYMBOL in writing, and commencing thirty
                              (30) days after the date of such notification, SYMBOL shall resume accruing and paying royalties under the provisions of Article 6 hereunder on the Designated METROLOGIC Patent Family. The normal field service and repair of customer- owned products shall not be deemed "reconstructing" the products under the preceding sentence.

                    9.6 Deferred Consideration to SYMBOL for License. In the event a license is granted to METROLOGIC under
                              Section 9.2.2.2. above, and no license to SYMBOL under Article 4 hereinabove is outstanding and in effect and for which SYMBOL is then currently subject to making royalty payments under Article 6, then effective on the date of the license granted to METROLOGIC under Section 9.2.2.2., SYMBOL shall commence the accrual of a temporal credit for the period of time that the license granted to METROLOGIC under Section 9.2.2.2. is in effect. Such temporal credit may be applied by SYMBOL at any time after it elects to license one of the METROLOGIC Patent Families, and upon such election, such temporal credit shall irrevocably waive for the period of time corresponding to length of the temporal credit the royalties due for the license granted to SYMBOL under the Elected METROLOGIC Patent Family.

                    9.7 Condition for License Grant for Publicly Disclosed Inventions. Notwithstanding the foregoing Section 9.2.2.2., no license shall be granted to
                              METROLOGIC with respect to a SYMBOL patent that claims an invention that was publicly disclosed (e.g. through product announcement, scientific or journal articles, or published patent applications) prior to (i) the actual reduction to practice of the claimed invention such as by a working prototype or the construction of a working prototype of a METROLOGIC device, subassembly, software program, or product that is reasonably documented by a written record which is dated and witnessed, or (ii) by the constructive reduction to practice of the invention at METROLOGIC (e.g., the filing of a patent application by METROLOGIC).

         PART II - METROLOGIC NEW PRODUCTS

         Overview of Part II.

         This Part II relates to the optional evaluation of New METROLOGIC Products to enable the Parties to learn whether such products require any license under a SYMBOL patent, including establishing a mechanism (non-binding arbitration) to have an objective, third party determination made pertaining to infringement of identified SYMBOL patents by the New METROLOGIC Product to assist the Parties in their negotiation to either license or develop an OEM arrangement.

                    9.8 Optional Evaluation of New METROLOGIC Product. At any time during the term of this Agreement, METROLOGIC shall have the right at its option to submit a written request, executed by a corporate officer of METROLOGIC making reference to this
                              Section 9.8 (i.e. an Article 9 Notification), together with a Technical Data Package (the "TDP") of a New METROLOGIC Product (the "NMP") to SYMBOL for evaluation to determine whether the NMP requires (i) a license under any existing SYMBOL patent; or (ii) may require a license under a SYMBOL patent that may issue at some future time based upon a then pending patent application. Within sixty (60) days from the date of receipt of such TDP, SYMBOL shall at its sole discretion advise METROLOGIC in writing whether (A) an existing SYMBOL patent is infringed, identifying the patent number (the "Identified SYMBOL Patent") and claims of such SYMBOL patent; or (B) no existing SYMBOL patent is infringed, but a SYMBOL patent may issue at some future time based upon a then pending SYMBOL patent application (the "Pending SYMBOL Patent Application"), identifying the Serial No. or Nos. of such patent application; or (C) that no existing SYMBOL patent is infringed and no pending SYMBOL patent application is deemed applicable to such MLP.

                    9.9 Warning Notification: "Nonqualified METROLOGIC New Products" SYMBOL also shall have the right at any time during the term of this Agreement to apprise METROLOGIC in writing, signed by a corporate officer of SYMBOL making reference to this Section
                              9.9 (i.e. an Article 9 Notification), that a NMP which it may become aware of either directly from METROLOGIC or from another source requires (A) a license under any existing SYMBOL patent; or (B) may require a license under a SYMBOL patent that may issue at some future time based upon a then pending patent application.

                    9.9.1 Response to "A" In the event SYMBOL notifies METROLOGIC under provision (A) in Section 9.8 or
                              Section 9.9 above (the "Notification"), METROLOGIC shall have two (2) months from the date of such Notification to: (i) remove such product feature from the NMP, and certify in writing to SYMBOL that such product feature has been removed from all METROLOGIC products; or (ii) commence a non-binding arbitration proceeding under the provisions of Article 16 to obtain an advisory opinion whether or not the Identified SYMBOL Patent is infringed by the NMP; or (iii) at SYMBOL's option, negotiate and execute a license agreement with SYMBOL under the Identified SYMBOL Patent, including, optionally, a private label arrangement selling such product to SYMBOL.

                    9.9.2 Response to "B". In the event SYMBOL notifies METROLOGIC under provision B in Section 9.8 or
                              Section 9.9 above, and a patent (the "Issued Patent") issues or is granted to SYMBOL during the twelve (12) month period after the later of (i) the date of notification to METROLOGIC by SYMBOL under provision B of Section 9.8 or 9.9 above, or
                              (ii) the date when METROLOGIC has shipped a cumulative number of five hundred (500) units of the MLP to customers, METROLOGIC shall then have during the period six (6) months from the date such Issued Patent issues (the "Six Month Period") to either (a) remove the infringing product feature from the NMP, and certify in writing (the "Certification") that such product feature has been removed from all METROLOGIC Products and that no further manufacture or sale of products shall be made with such infringing product feature subsequent to such certification; or (b) commence a non-binding arbitration proceeding under the provisions of Article 16 to obtain an advisory opinion if the Issued Patent is infringed, or (c) at SYMBOL's option, negotiate and execute a mutually agreeable license agreement under the Issued Patent.

                    9.9.3 Non-Binding Arbitration Expense. In the event METROLOGIC elects to bring a non-binding arbitration under the provisions of this Article 9.9, and the arbitrator renders a decision that finds infringement of the Identified SYMBOL Patent or the Issued Patent by the NMP, and the NMP is not covered by the METROLOGIC Scanner Product license granted under Article 3, then METROLOGIC shall pay SYMBOL's out of pocket costs and expenses, including outside counsel legal fees, but excluding any internal salary allocations or corporate overhead, in connection with the arbitration proceeding.

ARTICLE 10 - COOPERATION:  SYMBOL PRODUCTS

Overview

1. This Article 10, consisting of Parts I and II relates to the evaluation by METROLOGIC of products of SYMBOL to provide a procedure for modification and resolution of potential patent infringement issues.

2. Part I of this Article relates to the evaluation of changes, improvements, or modifications to products represented by an Escrowed Specimen. Part II of this Article relates to new SYMBOL products. Part III of this Article relates to the election of a license by SYMBOL for a new SYMBOL product, and the optional right of METROLOGIC to market that product pursuant to procedures set forth in Article 11.

3. It is noted that the Parties contemplate that as a normal and customary business practice, SYMBOL may, at its option, from time to time, discuss with METROLOGIC the development and release of proposed new SYMBOL Products, or from time to time discuss then currently existing commercially available SYMBOL Products and provide specimens of such products for examination, for the purpose of ascertaining and/or soliciting METROLOGIC's interest in purchasing and reselling such products.

4. In order that there be no misunderstanding by either Party as a result of the discussion noted in the preceding paragraph , the provisions in this Article 10 expressly provide that a disclosure of a new or improved SYMBOL product pursuant to Article 10 (i.e. a disclosure that results in imposing rights and obligations on each Party under Article 10) expressly requires written notification and reference to Article 10 of this Agreement and executed by a corporate officer of the Party giving the notification (hereinafter referred to as an "Article 10 Notification"). Unless SYMBOL expressly states in writing in its disclosure of a SYMBOL Product to METROLOGIC that such disclosure is an Article 10 Notification , such disclosure of a new SYMBOL product shall not invoke the procedures of any Part of this Article 10.

         PART I - SYMBOL MODIFIED ESCROWED PRODUCTS

                  Overview of Part I.

                  This Part I (consisting of Sections 10.1 through 10.3) relates to the evaluation of newly released products of SYMBOL that are modifications of SYMBOL Escrowed Products to enable the Parties to learn whether as a result of the modification SYMBOL may require a license under a METROLOGIC patent, including establishing a mechanism (binding arbitration) to have an objective, third party determination made pertaining to infringement of METROLOGIC identified patents by the SYMBOL product to determine the rights and obligations of the Parties with respect to sales of the SYMBOL Modified Escrowed Product.

                    10.1 Evaluation of "Prequalified" SYMBOL Modified Escrowed Product. At any time during the term of this Agreement, SYMBOL shall have the right at its option to submit a written notice, executed by a corporate officer of SYMBOL making reference to this Section 10.1 (i.e. an Article 10 Notification) a Product Evaluation Package (the "PEP") of a SYMBOL Modified Escrowed Product (the "SMLP") to METROLOGIC for evaluation to determine whether the change, improvement or modification to a product represented by the Escrowed Specimen (the "Modification") requires (i) a license under any existing METROLOGIC patent; or (ii) may require a license under a METROLOGIC patent that may issue at some future time based upon a then pending patent application. Within sixty (60) days from the date of receipt of such PEP, METROLOGIC shall advise SYMBOL in writing whether

                  (A) as a result of the Modification, METROLOGIC identifies and asserts that the SMLP infringes specifically identified claims of a METROLOGIC patent (the "Identified METROLOGIC Patent") that are not infringed by the corresponding Escrowed Specimen, identifies the patent number and claims of the Identified METROLOGIC patent; or

                    (B) as a result of the Modification, no existing METROLOGIC patent is infringed by the SMLP (i.e., the Modification is a Non-Infringing Modification), but a METROLOGIC patent may issue at some future time based upon a then pending METROLOGIC patent application (the "Pending METROLOGIC Patent Application") which patent would be infringed by the SMLP that is not infringed by the corresponding Escrowed Specimen (i.e., the Modification is an Infringing Modification) and is not covered by an Elected METROLOGIC Patent Family licensed, identifying the Serial No. or Nos. of such patent application; or

                    (C) that the Modification is de minimus (i.e., the Modification is an Infringing Modification but METROLOGIC elects not to treat it as an Infringing Modification under either A or B above and waives its rights to bring a cause of action against SYMBOL for such Infringing Modification), or no existing METROLOGIC patent is infringed as a result of the Modification, and no pending METROLOGIC patent application is deemed applicable to the subject matter disclosed in the PEP pertaining to the change, improvement or modification in such SMLP.

                           If METROLOGIC does not respond within the sixty (60) day period, unless mutually extended by the Parties, at the end of such period, it shall be deemed that METROLOGIC's response to SYMBOL's submission is option "C" set forth above. Any election by METROLOGIC under this Section 10.1 shall be limited solely to the technical contents disclosed in the PEP, and shall not constitute a waiver of any rights METROLOGIC may have to assert any METROLOGIC patent right against technology that may be present in the SMLP but is not disclosed in the PEP.

                    10.2 Warning Notification: "Nonqualified SYMBOL Modified Licensed Products" METROLOGIC also shall have the right at any time during the term of this Agreement to apprise SYMBOL in writing, signed by a corporate officer of METROLOGIC, making reference to this Section 10.2 (i.e. an Article 10 Notification) that a SMLP which it may become aware of either directly from SYMBOL or from another source is not covered either by an immunity granted under Article 2 or an Elected
                              Licensable METROLOGIC Patent Family License granted in Article 4 hereunder and thus requires
                              (A) a license under any existing METROLOGIC patent not in any Elected Licensable METROLOGIC Patent Family; or (B) may require a license under a METROLOGIC patent (not in any Elected Licensable METROLOGIC Patent Family) that may issue at some future time based upon a then pending patent application.

                    10.2.1 Response to "A" In the event METROLOGIC notifies SYMBOL under provision (A) in Section 10.1 or
                              Section 10.2 above (the "Notification"), SYMBOL shall have six (6) months from the date of such Notification (the "Six Month Period") to: (i) remove the change, improvement or modification in the SMLP which results in the Infringing Modification, and certify in writing (the "Certification") to METROLOGIC that such product feature has been removed from the SMLP and all SYMBOL products; or (ii) commence an arbitration proceeding under the provisions of Article 16 to conclusively determine solely whether or not the Modification is an Infringing Modification, and the SMLP is not covered by an Elected Licensable METROLOGIC Patent Family license granted hereunder, and therefore the determination of the arbitrator shall be made using the Instructions for Arbitrator set forth in Section 16, and such arbitral determination shall be thereafter binding on the Parties; or (iii) at SYMBOL's option, elect a license under the provisions of Article 4 hereunder under a Licensed METROLOGIC Patent Family including Identified METROLOGIC Patent. At any time after sixty (60) days after the date of the Notification, METROLOGIC shall also have the right to commence an arbitration proceeding under
                              Article 16 to conclusively determine whether or not the Modification is an Infringing Modification or results in a SMLP not covered by any Elected Licensable METROLOGIC Patent Family license and therefore results in the infringement of the Identified METROLOGIC Patent by the SMLP, such arbitral determination being thereafter binding on the Parties. After the end of the Six Month Period, each Party's right to commence an arbitration proceeding shall lapse.

                    10.2.1.1 METROLOGIC Waiver of Damages. In the event SYMBOL elects response (i) in Section 10.2.1 above, upon the timely receipt of such Certification, and conditional upon the accuracy thereof, METROLOGIC shall waive any claim for damages it may have for infringement of the Identified METROLOGIC Patent with respect solely to the SMLP for a period of time up to the date of Certification, not to exceed six months after the date of Notification.

                    10.2.1.2 SYMBOL Elects Binding Arbitration. In the event SYMBOL elects response (ii) in Section 10.2.1 above, and an arbitration proceeding is conducted, and the proceeding results in a decision (the "Decision") that holds that (a) the Modification not covered by an Elected Licensable METROLOGIC Patent Family license infringes the Identified METROLOGIC Patent and results in an SMLP not covered by an Elected Licensable METROLOGIC Patent Family license, then SYMBOL shall have thirty (30) days after the date of the Decision to remove such Modification from the SMLP, and certify in writing to METROLOGIC that such Modification has been removed from all SYMBOL products, or SYMBOL may exercise an option to license a METROLOGIC Patent Family under Article 4, if applicable.. Upon receipt of such Certification, and conditional upon the accuracy thereof, METROLOGIC shall waive any claim for damages it may have for infringement of the Identified METROLOGIC Patent by the SMLP for a period of time terminating at a date sixty
                              (60) days after the date of the Decision, but in no event extending the period of time more than six (6) months after the date of Notification. Each Party shall bear their own legal costs and expenses in connection with such arbitration.

                    10.2.1.3 METROLOGIC Right to Legal Action. In the event METROLOGIC notifies SYMBOL under provision (A) in
                              Section 10.1 or Section 10.2, METROLOGIC shall be precluded from bringing any legal action against SYMBOL to enjoin the manufacture, use, or sale of the SMLP until (i) the expiration of the six (6) month period after the date of Notification in the event arbitration has not been elected, or (ii) the date of the Decision, in the event arbitration has been elected within six (6) months after Notification.

                    10.2.1.4 SYMBOL Right to Legal Action. In the event METROLOGIC notifies SYMBOL under provision (A) in
                              Section 10.1 or Section 10.2, SYMBOL shall be precluded from bringing any legal action to challenge the validity of the Identified METROLOGIC Patent until (i) the expiration of the six (6) month period after the date of Notification in the event arbitration has not been elected, or (ii) the date of the Decision, in the event arbitration has been elected within six (6) months after Notification.

               10.2.2 Response to "B". In the event  METROLOGIC  notifies SYMBOL under provision B in Section 10.1 or Section 10.2 above, and a patent (the "Issued Patent") issues or is granted to METROLOGIC during the twelve (12) month period after the later of (i) the date of Notification to SYMBOL by METROLOGIC under Section 10.2.1 above, or (ii) the date when SYMBOL has shipped a cumulative number of five hundred (500) units of the SMLP to customers, SYMBOL shall then during the period six (6) months from the date such Issued Patent issues (the "Post-Issue Period") have to either (a) remove the infringing Modification from the SMLP, and certify in writing (the "Certification") that such product feature has been removed from all SYMBOL Products and that no further manufacture or sale of products shall be made with such infringing product feature subsequent to such Certification; or (b) commence an arbitration proceeding under the provisions of Article 16 to determine if as a result of the Modification the SMLP infringes the Issued Patent, with the Arbitrator using the Instructions for Arbitrator set forth in Section 16, or (c) at SYMBOL's option, elect a license under the provisions of Article 4 hereunder under a
                    Licensable METROLOGIC Patent Family including the Issued Patent. At any time subsequent to METROLOGIC becoming aware of the SMLP or the receipt of a PEP from SYMBOL , METROLOGIC shall also have the right to commence an arbitration proceeding under Article 16 to determine if the SMLP does or does not infringe the Issued Patent at any time commencing sixty (60) days after METROLOGIC notifies SYMBOL writing that the SMLP infringes an Issued Patent or receives the PEP, whichever is earlier.

                           10.2.2.1 METROLOGIC Waiver of Damages. In the event SYMBOL elects response (a) in Section
                                      10.2.2. above,  METROLOGIC shall waive any
                                      claim   for   damages   it  may  have  for
                                      infringement of the Issued Patent with respect solely to the SMLP for a period of time up to the date of Certification, not to exceed the date at the expiration of the Post Issue Period.

                    10.2.2.2 License Under Subsequently Granted Patents. In the event METROLOGIC notifies SYMBOL under provision "B" in Section 10.1 above, and no patent issues or is granted to METROLOGIC during the twelve (12) month period after the later of (i) the date of Notification to SYMBOL by METROLOGIC under the
                              Section 10.1 above, or (ii) the date when SYMBOL has shipped a cumulative number of five hundred
                              (500) units of the SMLP to customers, and a patent or patents issue on the Pending METROLOGIC Patent Applications (the "Subsequently Granted METROLOGIC Patents"), then METROLOGIC shall grant to SYMBOL under said Subsequently Granted METROLOGIC Patents, a non-exclusive, worldwide license, subject to the terms of this Agreement, to make, have made, use and sell only the SMLP as described in the PEP and only Non-Infringing Modification thereto during the term of this Agreement. A Subsequently Granted METROLOGIC Patent may be identified by METROLOGIC under Section 10.1 for SYMBOL products which are improvements, changes, or modifications to an escrowed specimen.

                    10.2.3 Response "C". In the event METROLOGIC notifies SYMBOL under provision "C" in Section 10.1 above, then during the term of this Agreement, and subject to the terms and conditions herein, METROLOGIC hereby covenants not to sue SYMBOL for any claim of infringement of any METROLOGIC patent whether then or thereafter in existence by the SMLP to the extent the relevant features of the SMLP are described in the PEP evaluated by METROLOGIC pursuant to Section 10.1. Such covenant not to sue shall not be deemed in lieu of any license grant under this Agreement, nor shall such covenant affect the payment of royalties due under any such license in any way.

                    10.3 "No Copying" Condition for License Grant. Notwithstanding the foregoing Section 10.2.2.2., no license shall be granted to SYMBOL with respect to a METROLOGIC patent that claims an invention that was publicly disclosed (through product announcement, scientific or journal articles, or published patent applications) prior to (i) the actual reduction to practice of the claimed invention by SYMBOL, or (ii) the constructive reduction to practice of the invention, such as by a working prototype or the construction of a working prototype of a SYMBOL device, subassembly, software program, or product that is reasonably documented by a written record which is dated and witnessed (e.g., the filing of a patent application by METROLOGIC).

         PART II - NEW PRODUCTS

         Overview of Part II

         This Part II (consisting of Sections 10.4 and 10.5) relates to the optional evaluation of New Products of SYMBOL to enable the Parties to learn whether SYMBOL may require license under a METROLOGIC patent, including establishing a mechanism (non-binding arbitration) to have an objective, third party determination made pertaining to infringement of METROLOGIC identified patents by the SYMBOL New Product to assist the Parties in their negotiation to either license or develop an OEM arrangement.

                    10.4 Optional Evaluation of New SYMBOL Product. At any time during the term of this Agreement, SYMBOL shall have the right at its option to submit a Product Evaluation Package (the "PEP") of new SYMBOL products (the "NSP") to METROLOGIC for evaluation to determine whether the NSP requires
                              (i) a license under any existing METROLOGIC patent; or (ii) may require a license under a METROLOGIC patent that may issue at some future time based upon a then pending patent application. Within sixty (60) days from the date of receipt of such PEP, METROLOGIC shall at its sole discretion advise SYMBOL in writing whether (A) an existing METROLOGIC patent is infringed, identifying the patent number (the "Identified METROLOGIC Patent") of such METROLOGIC patent; or (B) no existing METROLOGIC patent is infringed, but a METROLOGIC patent may issue at some future time based upon a then pending METROLOGIC patent application (the "Pending METROLOGIC Patent Application"), identifying the Serial No. or Nos. of such patent application; or (C) no existing METROLOGIC patent is infringed and no pending METROLOGIC patent application is deemed applicable to such NSP.

                    10.5 Non-Binding Arbitration Expense. In the event SYMBOL elects to bring a non-binding arbitration under the provisions of this Article 10, and the arbitrator renders a decision that finds infringement of the Identified METROLOGIC Patent or the Issued Patent by the NSP, and/or is not immune under this Agreement from the assertion of a METROLOGIC patent applicable thereto, then SYMBOL shall pay METROLOGIC's out-of-pocket costs and expenses, including outside counsel legal fees, in connection with the arbitration proceeding.

ARTICLE 11 - PURCHASE OF METROLOGIC PURCHASABLE  PRODUCTS ("THE
         PURCHASE PROVISION")

         Overview

         1. This Article 11, consisting of Parts I, II and III, relates to the purchase and sale arrangement of the following categories of METROLOGIC products: (i) METROLOGIC Qualifying Products, (ii) Elected New
         METROLOGIC  Products,  (iii) METROLOGIC  Holographic  Scanner Products,
         (iv) Modified METROLOGIC Standard Products, and (v) SYMBOL Designed Scanner Products. The products in categories (i) through (v) shall be referred to as "METROLOGIC Purchasable Products."

         2. Part I of this Article relates to the purchase and sale of products in categories (i) and (iii) . Part II of this Article relates to the purchase and sale of products in category (ii). Part III of this Article relates to the purchase and sale of products in categories (iv) and (v).

         3. At SYMBOL's option, the products in (i) and (ii) may be "customized" to meet SYMBOL requirements (such customized products being hereinafter referred to as "Custom Qualifying Products" and "Custom Elected New METROLOGIC Products " respectively) pursuant to Section 11.3. "Customizing" relates to relatively minor modifications to a METROLOGIC Standard Product to make it into a distinctive SYMBOL product, such as the molding of the plastic housing of a METROLOGIC Standard Product being custom colored to the standard SYMBOL color (e.g. Cash Register White '95, Munsell 4.6 GY 7.43/0.5), or incorporating a proprietary SYMBOL "Scanner Interface" (e.g. the Synapse (TM) interface), or other distinctive packaging and labeling.

         4. In response to a "Request for Quotation" to METROLOGIC, SYMBOL may propose the "modification" of a METROLOGIC Standard Product to meet certain specified customer requirements. Such "modifications", as distinguished from simple "customization" as contemplated in the immediately preceding paragraph, includes major changes to product ergonomics such as the production of new molds for housings or other parts (e.g. for adding a mechanical "trigger" switch on the housing), or substantial changes to optics, laser assemblies, of photodetector arrays. The procedure for such "Request for Quotation" is set forth in
         Part III. Only by mutual agreement of the Parties on the respective engineering design and development efforts to be undertaken by each of the Parties, along with the production pricing of such products when and if such products are manufactured by METROLOGIC and purchased by SYMBOL from METROLOGIC, shall any obligation of either Party be incurred under Part III.

         PART I - PURCHASE OF METROLOGIC QUALIFYING PRODUCTS AND
                  METROLOGIC HOLOGRAPHIC SCANNING PRODUCTS

         Overview of Part I.

         This Part I of Article 11 relates to the purchase of METROLOGIC Qualifying Products and METROLOGIC Holographic Scanning Products by SYMBOL. This Part I of Article 11 shall hereinafter be referred to as "Part I" or the "Part I Purchasing Provision".

         11.1 Scope. METROLOGIC shall sell and deliver METROLOGIC Qualifying Products and METROLOGIC Holographic Scanning Products to SYMBOL and SYMBOL shall purchase and accept delivery of such products in accordance with purchase order releases issued by SYMBOL at the pricing schedule attached hereto as Exhibit B and on the Terms and Conditions set forth herein and in Exhibit C, which form a part of this Article 11.

         11.2 Branding. SYMBOL shall specify the design and contents of the product label including a "SYMBOL" logo or trademark, or alternatively a private customer name or logo, on the label to be applied to such product by METROLOGIC.

         11.3 Design and Production of Custom Qualifying Products. During the term of Part I of this Article 11, METROLOGIC shall design Custom Qualifying Products for SYMBOL, and manufacture and sell such products to SYMBOL in accordance with the pricing schedule attached hereto as Exhibit B and the Terms and Conditions set forth in Exhibit C

         11.4 Points of Contact. During the term of this Part I of Purchase Provision of Article 11, each Party shall designate a single "point of contact" for coordinating technical discussions and transfer of information between the Parties. As of the Execution Date, the point of contact for SYMBOL shall be Mr.
                 Altaf Mullah, and the point of contact for METROLOGIC shall be
                  Mr. Mark Schmidt.

         11.5.    Minimum Purchase Commitments.

                              11.5.1 Assuming METROLOGIC commences shipment of Custom Interface Omnidirectional Hand-Held Scanner Products in 1996 and subject to the terms and conditions in this Part I and in Exhibit C, SYMBOL is required to purchase an aggregate amount of at least [ ] each calendar year (the "Minimum Purchase Commitment") during the period beginning on January 1, 1997 and ending December 31, 1998 of any combination of Custom Interface Omnidirectional Hand-Held Scanner
                                        Product,  and/or METROLOGIC  Triggerless
                                        Omnidirectional Scanner Products.

                  11.5.2 If the Custom Interface Omnidirectional Scanner Product (or substitute Custom METROLOGIC Qualifying Product ordered by SYMBOL) is not yet available for shipment beginning January 1, 1997, then the Minimum Purchase Commitment of [ ] units thereof shall be pro-rated based upon the date METROLOGIC commences shipment of production units of such product to SYMBOL after January 1 1997 and the 365 days in the period from January 1, 1997 to December 31, 1997.

                  11.5.3 There shall be no minimum purchase requirement for METROLOGIC Qualifying Product in 1996.

                  11.5.4 During each calendar year beginning on January 1, 1997 and ending December 31, 1998, the Minimum Purchase Commitment by SYMBOL shall be no less than [ ] units of Custom Interface Omnidirectional Scanner Product and METROLOGIC Triggerless Omnidirectional Hand-Held Scanner Product (and any combination of other METROLOGIC product mutually agreed by the Parties as substitutes therefor)

                  11.5.5 In the event SYMBOL fails to meet its Minimum Purchase Commitment in any calendar year, SYMBOL will pay METROLOGIC, as fixed and agreed upon, liquidated damages, in lieu of all other remedies or damages to which METROLOGIC may be entitled, cash in the amount of [ ] [ ] of the Annual Shortfall for such year which amount is intended to approximate METROLOGIC [ ] on such product.

                              11.6 Future Minimum Purchase Commitments. Beginning January 1, 1999 and during the term of the purchase agreement between the Parties pursuant to Article 11, METROLOGIC shall continue to sell and deliver to SYMBOL units of METROLOGIC Qualifying Products, and corresponding minimum purchase requirements by SYMBOL for this time period will be negotiated by the Parties based upon current business conditions at that time. The failure of the Parties to agree on minimum purchase requirements shall not affect either the purchase agreement under Part I or this Agreement in any way.

                              11.7 METROLOGIC Default. If METROLOGIC does not meet the specified shipment dates on an accepted purchase order under this
                                        Part   I,    considering    METROLOGIC's
                                        customary    production   and   shipment
                                        schedules  to all  its  customers,  then
                                        SYMBOL  shall  have the option of either
                                        accepting  the  specified   quantity  of
                                        units  by the  late  delivery  date,  or
                                        canceling that portion of the order with
                                        units  undelivered  while still  getting
                                        credit  for  the  order  as  part of its
                                        Minimum Purchase Commitment, if any, for
                                        that  year.  Anything  to  the  contrary
                                        notwithstanding,  if SYMBOL  places  any
                                        order  during a period,  and  METROLOGIC
                                        agrees to ship such  order  during  that
                                        period,   but  subsequently   METROLOGIC
                                        fails  to ship  the  order  during  that
                                        period,  in addition to any other remedy
                                        SYMBOL  may have  SYMBOL  shall have the
                                        option of either (i) getting  credit for
                                        the   order  as  part  of  its   Minimum
                                        Purchase  Commitment  for that period or
                                        (ii) getting  credit for the period when
                                        the  units  covered  by such  order  are
                                        actually shipped to SYMBOL. In the event
                                        credit is given to  SYMBOL  for a period
                                        prior  to  the   period   during   which
                                        shipment  of units is  actually  made by
                                        METROLOGIC,   SYMBOL  will  not  receive
                                        credit for the order with respect to the period in which the units are actually shipped by METROLOGIC and delivered to SYMBOL.

                              11.8 Warranties. METROLOGIC's product warranty on any and all METROLOGIC Qualifying Products purchased hereunder shall be two years from the date of purchase, and shall be applicable to all end-user customers who purchase such
                                        METROLOGIC   Qualifying   Products  from
                                        SYMBOL   with   the   product   warranty
                                        commencing  on the date of shipment of a
                                        METROLOGIC product to SYMBOL's customer,
                                        provided  that the date of  shipment  of
                                        the  METROLOGIC  product  is  shipped to
                                        SYMBOL's  customer  within  one (1) year
                                        from  the  date  of   shipment   of  the
                                        METROLOGIC product to SYMBOL. METROLOGIC
                                        shall  be   responsible   for   warranty
                                        service pursuant to Exhibit C unless mutually agreed otherwise.

         11.9     Term and Termination of Purchasing Provision: Part I

                  11.9.1 The obligations of each of the Parties with respect to the purchase and sale of METROLOGIC Qualifying Products under this Part I of this Article 11 ("the
                           Part I Purchasing Provision") shall be effective for an initial term of five (5) years commencing on the date of execution of this Agreement by both parties (the "Initial Term"). Thereafter, this Part I Purchasing Provision may be automatically renewed during the term of this Agreement for successive renewal during the term of this Agreement terms of two (2) years each (individually, a "Renewal Term") upon written request of either Party, subject to the provisions of 11.9.2 below.

                  11.9.2 If at any time during the term of this Part I Purchasing Provision, SYMBOL has ordered and received delivery of less than an aggregate of [ ] of METROLOGIC Qualifying Product and/or METROLOGIC Holographic Scanning Product during a twelve (12) month period, SYMBOL shall have the option of advising METROLOGIC that the Part I Purchasing Provision shall not be renewed for the next Renewal term by giving written notice to METROLOGIC at least ninety days prior to the beginning of the next Renewal term. After receipt of such notice, the Part I Purchasing Provision shall expire at the end of the current term in which notice is given.

                  11.9.3 Purchase Orders after Expiration of Purchasing Provision (Phase Out). In order to accommodate customer requests, SYMBOL shall have the right to continue purchasing from METROLOGIC under the provisions of this Part I, any METROLOGIC Qualifying Product and/or METROLOGIC Holographic Scanning
                           Product purchased from METROLOGIC for a one-year period after the termination or expiration date of this Part I Purchasing Provision.

                  11.9.4 Maintenance after Expiration of Purchasing Provisions In the event SYMBOL is performing maintenance services of any METROLOGIC Qualifying Product and/or METROLOGIC Holographic Scanning Product after the termination or expiration of this Part I Purchasing Provision, SYMBOL shall have the right to purchase spare parts (including buffer stock replenishment units) for a period of three years after the termination or expiration date of this Part I Purchasing Provision.

                           Notwithstanding anything otherwise provided herein, METROLOGIC shall make available to SYMBOL for purchase, maintenance and support services with respect to the METROLOGIC Qualifying Product and/or METROLOGIC Holographic Scanning Product as specified in the Post-Warranty Maintenance provisions agreed by the Parties and at the prices specified therein. The terms and conditions of a product service agreement shall be negotiated in good faith between the Parties containing general terms (in addition to those specified in Support Requirements) consistent with the terms of the Part I Purchasing Provision; such post-warranty maintenance and service obligations shall survive the termination or expiration of the
                           Part I Purchasing Provision.

         11.10 Non-Termination for Breach or Default of this Agreement. Breach of or default under any of Articles 3, 4, 5, 6, 7, 8, 9 or 10 of this Agreement by either or both Parties shall not constitute grounds for termination of this Part I Purchasing Provision.

                              11.11 Limited Effect of Breach on Section 3.7 License. Any material breach or non-performance of the provisions of this
                                        Part I Purchasing  Provision relating to
                                        the METROLOGIC Omnidirectional Hand-Held
                                        Scanner Product by METROLOGIC shall give
                                        SYMBOL  the right to  terminate  any and
                                        all of the rights and  licenses  granted
                                        to  METROLOGIC  pursuant  to Section 3.7
                                        absent  cure of the  breach  within  the
                                        time period  provided under Section 15.3
                                        of   this   Agreement   or   any   other
                                        applicable  provision.   Any  breach  or
                                        termination  of  specified   rights  and
                                        licenses  under  Section 3.7 shall in no
                                        way  affect  any  rights  and   licenses
                                        granted    to    METROLOGIC,    or   the
                                        obligations  of either Party,  under any
                                        of the other licenses in Article 3 (e.g.
                                        Sections  3.1 through  3.8) or any other
                                        provisions   of   this   Agreement   not
                                        affected by such termination.

                              11.12 Conflicts in Terms. All agreements between METROLOGIC and SYMBOL for the sale of METROLOGIC Qualifying Products by METROLOGIC to SYMBOL pursuant to purchase orders issued pursuant to this Agreement shall be governed exclusively by this Part I Purchasing Provision and the Terms and Conditions of Sale set forth in Exhibit C. In case of any conflict between such provisions and any releases, purchase orders, acceptances,
                                        acknowledgments,         correspondence,
                                        memoranda  or  other  documents  for  or
                                        relating  to  the   METROLOGIC   Product
                                        purchased  by  SYMBOL  from   METROLOGIC
                                        during   the   term  of   this   Part  I
                                        Purchasing   Provision   which  are  not
                                        executed    by   a    duly    authorized
                                        representative of both of the parties, the Order of Precedence set forth in Exhibit C shall govern and prevail.

         PART II - PURCHASE OF SUBJECT OR ELECTED NEW METROLOGIC
                  PRODUCTS

         Overview of Part II

         1. This Part II of Article 11 relates to the purchase of Subject or Elected New METROLOGIC Products ( as defined in Article 12) by SYMBOL from METROLOGIC pursuant to the provisions of Article 12. This Part II of Article 11 shall hereinafter be referred to as "Part II" or the "Part II Purchasing Provision".

                              11.13 Scope. METROLOGIC shall sell and deliver Subject or Elected New METROLOGIC Products (hereinafter "SENMP") to SYMBOL and SYMBOL shall purchase and accept delivery of such products in accordance with purchase order releases issued by SYMBOL at the pricing schedule attached hereto as Exhibit B and on the Terms and Conditions set forth herein and in
                                        Exhibit  C,  which  form a part  of this
                                        Part  II  .  The   term   "Elected   New
                                        METROLOGIC  Products" in this Part II of
                                        Article 11 and Exhibits B and C, and only in this Part II of Article 11 and Exhibits B and C, shall also refer to Subject New METROLOGIC Products in the event such products are not elected by METROLOGIC pursuant to Section 12.4..

         11.14 Branding. SYMBOL shall specify the design and contents of the product label including a "SYMBOL" logo or trademark or alternatively a private customer name or logo, on the label to be applied to such product by METROLOGIC.

         11.15 Design and Production of Custom Elected New METROLOGIC Products. During the term of this Agreement, METROLOGIC shall design Custom Elected New METROLOGIC Products for SYMBOL, and manufacture and sell such products to SYMBOL in accordance with the pricing schedule attached hereto as Exhibit B and the Terms and Conditions of Sale set forth in Exhibit C.

         11.16 Points of Contact. During the term of this Part II Purchasing Provision, each Party shall designate a single "point of contact" for coordinating technical discussions and transfer of information between the Parties to be mutually agreed.

                              11.17 Warranties. METROLOGIC's product warranty on any and all Elected New METROLOGIC Products purchased hereunder shall be two years from the date of purchase, and shall be applicable to all end-user customers who purchase such
                                        Elected  New  METROLOGIC  Products  from
                                        SYMBOL   with   the   product   warranty
                                        commencing  on the date of shipment of a
                                        METROLOGIC product to SYMBOL's customer,
                                        provided  that the date of  shipment  of
                                        the  METROLOGIC  product  is  shipped to
                                        SYMBOL's  customer  within  one (1) year
                                        from  the  date  of   shipment   of  the
                                        METROLOGIC product to SYMBOL. METROLOGIC
                                        shall  be   responsible   for   warranty
                                        service pursuant to Exhibit C unless mutually agreed otherwise.

         11.18    Term and Termination of  Purchasing Provision: Part II

                  11.18.1 The obligations of each of the Parties with respect to the purchase and sale of Elected New METROLOGIC Products under this Part II Purchasing Provision shall be effective for an initial term of five (5) years commencing on the date of shipment by METROLOGIC of a ENMP ordered by SYMBOL (the "Initial Term"). Thereafter, this Part II Purchasing Provision may be automatically renewed during the term of this Agreement for successive renewal during the term of this Agreement terms of two (2) years each (individually, a "Renewal Term") upon request of either Party, subject to the provisions of 11.18.2 below.

                  11.18.2 If at any time during the term of this Part II Purchasing Provision, SYMBOL has ordered and received delivery of less than an aggregate of [ ] of Elected New METROLOGIC Product during a twelve (12) month period, SYMBOL shall have the option of advising METROLOGIC that the Part II Purchasing Provision shall not be renewed for the next Renewal Term by giving written notice to METROLOGIC at least ninety days prior to the beginning of the next Renewal term. After receipt of such notice, the Part II Purchasing Provision shall expire at the end of the current term in which notice is given.

                  11.18.3 Purchase Orders after Expiration of Part II Purchasing Provision (Phase Out). In order to accommodate customer requests, SYMBOL shall have the right to continue purchasing from METROLOGIC under the provisions of this Article 11, any Elected New METROLOGIC Product purchased from METROLOGIC for a one-year period after the termination or expiration date of this Part II Purchasing Provision.

                  11.18.4 Maintenance after Expiration of Part II Purchasing Provision. In the event SYMBOL is performing maintenance services of any Elected New METROLOGIC Product after the termination or expiration of this
                           Part II Purchasing Provision, SYMBOL shall have the right to purchase spare parts (including buffer stock replenishment units) for a period of three years after the termination or expiration date of this Part
                           II. Notwithstanding anything otherwise provided herein, METROLOGIC shall make available to SYMBOL for purchase, for a period of five years after the termination or expiration of this Part II Purchasing Provision, maintenance and support services with respect to the Elected New METROLOGIC Product as specified in the Post-Warranty Maintenance provisions agreed by the Parties and at the prices specified therein. The terms and conditions of a product service agreement shall be negotiated in good faith between the Parties containing general terms (in addition to those specified in Support Requirements) consistent with the terms of the Part II Purchasing Provision; such post-warranty maintenance and service obligations shall survive the termination or expiration of this Part II Purchasing Provision.

         11.19 Non-Termination for Breach or Default of Agreement. Breach of or default under any of Articles 3, 4, 5, 6, 7, 8, 9 or 10 of this Agreement by either or both Parties shall not constitute grounds for termination of this Part II Purchase Provision.

                              11.20 Limited Effect of Breach on Section 3.8 License. Any material breach or non-performance of the provisions of this
                                        Part II by METROLOGIC in connection with
                                        the supply of an Elected New  METROLOGIC
                                        Product to SYMBOL  shall give SYMBOL the
                                        right  to  terminate  any and all of the
                                        rights   and    licenses    granted   to
                                        METROLOGIC   pursuant   to  Section  3.8
                                        absent  cure of the  breach  within  the
                                        time period  provided under Section 15.3
                                        of   this   Agreement   or   any   other
                                        applicable  provision.   Any  breach  or
                                        termination  of  specified   rights  and
                                        licenses  under  Section 3.8 shall in no
                                        way  affect  any  rights  and   licenses
                                        granted    to    METROLOGIC,    or   the
                                        obligations  of either Party,  under any
                                        of the other licenses in Article 3 (e.g.
                                        Sections  3.1 through  3.7) or any other
                                        provisions   of   this   Agreement   not
                                        affected by such termination.

                              11.21 Conflicts in Terms. All agreements between METROLOGIC and SYMBOL for the sale of Elected New METROLOGIC Products by METROLOGIC to SYMBOL pursuant to purchase orders issued pursuant to this Agreement shall be governed exclusively by this Purchasing Provision of Article 11, Part II and the Terms and Conditions of Sale set forth in Exhibit C. In case of any conflict between such provision and any releases, purchase orders,
                                        acceptances,            acknowledgments,
                                        correspondence,   memoranda   or   other
                                        documents   for  or   relating   to  the
                                        METROLOGIC Product purchased by SYMBOL from METROLOGIC during the term of this
                                        Part II which are not executed by a duly authorized representative of both of the parties, the Order of Precedence set forth in Exhibit C shall govern and prevail.

PART III PURCHASE OF SPECIAL PRODUCTS

Overview of Part III.

1. This Part III relates to the purchase of Modified METROLOGIC Standard Products including Modified METROLOGIC Qualifying Products, Modified Elected New METROLOGIC Products, as well as SYMBOL Designed Scanner Products each of which shall be hereinafter referred to as a "Special Product". This Part III of
Article 11 shall hereinafter be referred to as "Part III" or "Part III Purchasing Provision".

         11.22 Scope. METROLOGIC shall sell and deliver Special Products to SYMBOL and SYMBOL shall purchase and accept delivery of such products in accordance with purchase order releases issued by SYMBOL at a pricing schedule to be agreed, and on the Terms and Conditions set forth herein and in Exhibit C, which form a part of this Article III.

         11.23 Branding. SYMBOL shall specify the design and contents of the product label including a "SYMBOL" logo or trademark, or alternatively a private customer name or logo, on the label to be applied to such product by METROLOGIC.

                              11.24 Design and Production of Modified METROLOGIC Standard Products. In the event SYMBOL desires that METROLOGIC design a  modification  to a  METROLOGIC
                                        Standard  Product  which  requires  more
                                        than a  mere  customization  (e.g.,  the
                                        inclusion of manual  trigger to initiate
                                        scanning), SYMBOL may request METROLOGIC
                                        to  design  the  proposed  product  on a
                                        "request for  quotation"  ("RFQ") basis.
                                        METROLOGIC may respond to the RFQ within
                                        thirty  (30) days  providing a quotation
                                        for their  fee for  doing the  necessary
                                        engineering   design   work  during  the
                                        period  of  time  set  forth  in the RFQ
                                        together  with  a  price  quotation  for
                                        manufacturing  the  product  for sale to
                                        SYMBOL.  If  SYMBOL  should  accept  the
                                        METROLOGIC  quotation,  METROLOGIC shall
                                        provide  the  engineering  design of the
                                        Modified METROLOGIC Standard Product and
                                        manufacture   and  sell  the  METROLOGIC
                                        Modified   Standard  Product  to  SYMBOL
                                        pursuant  to  purchase   order  releases
                                        issued by SYMBOL at an engineering fee and production product pricing schedule to be mutually agreed, and on the Terms and Conditions set forth herein and in Exhibit C which form part of this Part III.

                              11.25 Production of SYMBOL Designed Products. In the event SYMBOL desires that METROLOGIC manufacture a SYMBOL Designed Scanner Product for sale to SYMBOL, SYMBOL may submit a "request for quotation" to METROLOGIC for such services. If SYMBOL should accept the METROLOGIC quotation, during the terms of this Part III of this Article 11, METROLOGIC shall manufacture and sell the SYMBOL Designed Products to SYMBOL in accordance with pricing schedule agreed to by the Parties and on the terms and conditions set forth in Exhibit C, which form a part of this
                                        Part III.

                              11.26 Point of Contact. During the term of this Part III Purchase Provision, each Party shall designate a single "point of contact" for coordinating technical discussions and transfer of information between the Parties relating to Special Products.

                              11.27 Warranties. METROLOGIC's product warranty on any and all Modified METROLOGIC Standard Products purchased hereunder shall be two years from the date of purchase, and shall be applicable to all end-user customers who purchase such Modified METROLOGIC Standard Products from SYMBOL with the product warranty commencing on the date of shipment of a METROLOGIC product to SYMBOL's customer, provided that the date of shipment of the METROLOGIC product is shipped to SYMBOL's customer within one (1) year from the date of shipment of the METROLOGIC product to SYMBOL. METROLOGIC shall be responsible for warranty service pursuant to Exhibit C unless mutually agreed otherwise.

         11.28    Term and Termination of  Part III Purchasing Provision

                  11.28.1 The obligations of each of the Parties with respect to the purchase and sale of Special Products under this Part III Purchasing Provision shall be effective for an initial term of five (5) years commencing on the date of shipment by METROLOGIC of production units of a Special Product ordered by SYMBOL (the "Initial Term"). Thereafter, this Part III Purchasing Provision may be automatically renewed during the term of this Agreement for successive renewal during the term of this Agreement terms of two (2) years each (individually, a "Renewal Term") upon written request of either Party, subject to the provisions of
                           11.28.2 below.

                  11.28.2 If at any time during the term of this Part III Purchasing Provision, SYMBOL has ordered and received delivery of less than an aggregate of [ ] of Special Product during a twelve (12) month period, SYMBOL shall have the option of advising METROLOGIC that the
                           Part III Purchasing Provision shall not be renewed for the next Renewal Term by giving written notice to METROLOGIC at least ninety days prior to the beginning of the next Renewal Term. After receipt of such notice, the Part III Purchasing Provision shall expire at the end of the current term in which notice is given.

                  11.28.3  Purchase   Orders  after   Expiration   of  Part  III
                           Purchasing Provision (Phase Out). In order to accommodate customer requests, SYMBOL shall have the right to continue purchasing from METROLOGIC under the provisions of this Article 11, any Special Product purchased from METROLOGIC for a one-year period after the termination or expiration date of this Part III Purchasing Provision.

                  11.28.4 Maintenance after Expiration of Part III Purchasing Provisions In the event SYMBOL is performing maintenance services of any Special Product after the termination or expiration of this Part III Purchasing Provision, SYMBOL shall have the right to purchase spare parts (including buffer stock replenishment units) for a period of three years after the termination or expiration date of this Part III. Notwithstanding anything otherwise provided herein, METROLOGIC shall make available to SYMBOL for purchase, for a period of five years after the termination or expiration of this Part III Purchasing Provision, maintenance and support services with respect to the Special Product as specified in the Post-Warranty Maintenance provisions agreed by the Parties and at the prices specified therein. The terms and conditions of a product service agreement shall be negotiated in good faith between the Parties containing general terms (in addition to those specified in Support Requirements) consistent with the terms of the Part III Purchasing Provision; such post-warranty maintenance and service obligations shall survive the termination or expiration of the
                           Part III Purchasing Provision.

         11.29 Non-Termination for Breach or Default of Agreement. Breach of or default under any of Articles 3, 4, 5, 6, 7, 8, 9 or 10 of this Agreement by either or both Parties shall not constitute grounds for termination of this Part III Purchase Provision.

                              11.30 Limited Effect of Breach on Section 3.8 License. Any material breach or non-performance of the provisions of this
                                        Part  III by  METROLOGIC  in  connection
                                        with the supply of an Special Product to
                                        SYMBOL  shall  give  SYMBOL the right to
                                        terminate  any and all of the rights and
                                        licenses granted to METROLOGIC  pursuant
                                        to Section 3.8 absent cure of the breach
                                        within the time  period  provided  under
                                        Section  15.3 of this  Agreement  or any
                                        other applicable  provision.  Any breach
                                        or termination  of specified  rights and
                                        licenses  under  Section 3.8 shall in no
                                        way  affect  any  rights  and   licenses
                                        granted    to    METROLOGIC,    or   the
                                        obligations  of either Party,  under any
                                        of the other licenses in Article 3 (e.g.
                                        Sections  3.1 through  3.6) or any other
                                        provisions   of   this   Agreement   not
                                        affected by such termination.

                              11.31 Conflicts in Terms. All agreements between METROLOGIC and SYMBOL for the sale of Special Products by METROLOGIC to SYMBOL pursuant to purchase orders issued pursuant to this Agreement shall be governed exclusively by this Part III Purchasing Provision, and the Terms and Conditions of Sale set forth in Exhibit C and engineering fee and production pricing schedule negotiated and mutually agreed by the Parties. In case of any conflict between such provision and any releases, purchase orders, acceptances,
                                        acknowledgments,         correspondence,
                                        memoranda  or  other  documents  for  or
                                        relating  to  the   METROLOGIC   Product
                                        purchased  by  SYMBOL  from   METROLOGIC
                                        during the term of this Part III which are not executed by a duly authorized representative of both of the parties, the Order of Precedence set forth in Exhibit C shall govern and prevail.

ARTICLE 12.  SYMBOL OEM MARKETING EVALUATION; ELECTION OF
SECTION 3.8 LICENSE

Overview.

1. It is noted that the Parties contemplate that, as a normal and customary business practice, METROLOGIC may, at its option, from time to time, discuss with SYMBOL the development and release of proposed new METROLOGIC Products, or from time to time discuss then currently existing commercially available METROLOGIC Products and provide specimens of such products for examination, for the purpose of ascertaining and/or soliciting SYMBOL's interest in purchasing and reselling such products outside of the scope of Articles 11 or 12 hereunder..

2. In order that there be no misunderstanding by either Party as a result of the discussion noted in the preceding paragraph , the provisions in this Article 12 expressly provide that a disclosure of a new or improved METROLOGIC product pursuant to Article 12 (i.e. a disclosure that results in imposing rights and obligations on each Party under Article 12) expressly requires written notification and reference to Article 12 of this Agreement and executed by a corporate officer of the Party giving the notification (hereinafter referred to as an "Article 12 Notification"). Unless METROLOGIC expressly states in writing in its disclosure of a METROLOGIC Product to SYMBOL that such disclosure is an "Article 12 Notification" , such disclosure of a new METROLOGIC product shall not invoke the procedures of this Article 12. No license may be obtained by METROLOGIC pursuant to this Article 12 unless a proper Article 12 Notification has been effected.

3. This Article relates to the procedures to be followed by METROLOGIC subsequent to the evaluation by SYMBOL of a specific METROLOGIC Product satisfying certain criteria by SYMBOL which METROLOGIC has voluntarily presented to SYMBOL to determine if SYMBOL would like to market such product. These provisions as expressly requested by METROLOGIC also provide that METROLOGIC may excercise an option to acquire a product license under certain patents of SYMBOL that will apply only to that specific New METROLOGIC Product (and Non-Infringing Modifications thereto, including cost reductions) evaluated by SYMBOL. Upon such exercise of METROLOGIC's option, the specific New METROLOGIC Product shall be referred to as the Elected New METROLOGIC Product. The identification under
Section 12. 1 and election under Section 12.4 may be made by METROLOGIC irrespective of whether or not the New METROLOGIC Product has been evaluated pursuant to Part II of Article 9. This Article also relates to the terms of SYMBOL's exclusive OEM marketing rights to such product.

                              12.1 Procedure for Presentation of New METROLOGIC Product. At any time during the term of this Agreement, should METROLOGIC wish to apprise SYMBOL of a proposed or unannounced New METROLOGIC Product ("NMP") under the provisions of this Article 12 but at least thirty (30) days prior to the first public announcement of such NMP METROLOGIC shall submit a written notice, executed by a corporate officer of METROLOGIC making reference to this Article 12 (such notice being referred to as an
                                        Article 12 Notification),  together with
                                        a Technical  Data Package (the "TDP") of
                                        a the NMP to SYMBOL,  and a specimen  of
                                        such  product  to  SYMBOL  and  SYMBOL's
                                        Escrow  Agent  (such  specimen   product
                                        shall  hereinafter be referred to as the
                                        "Escrowed  Specimen").   The  NMP  which
                                        METROLOGIC   has  so   submitted   shall
                                        satisfy the criteria set forth in the definition of a "Elected New METROLOGIC Product" or "ENMP" in Article 1 and such NMP shall be referred to hereinafter as the Subject NMP.

                              12.2 Procedure for Election of Marketing Rights of the Subject NMP Within sixty
                                        (60)  days from the date of  receipt  of
                                        the TDP and specimen  under Section 12.1
                                        (hereinafter, such material collectively
                                        being  referred to as the  "Subject  NMP
                                        Documentation"), or such further time as
                                        mutually  agreed,  SYMBOL shall have the
                                        "right of first  refusal" to elect to be
                                        the exclusive OEM customer of METROLOGIC
                                        of  the  Subject  NMP  pursuant  to  the
                                        provisions   of  Article  11,  Part  II.
                                        SYMBOL   shall  advise   METROLOGIC   in
                                        writing executed by a corporate  officer
                                        of  SYMBOL  making   reference  to  this
                                        Article 12  (hereinafter  referred to as
                                        the   "OEM   Marketing    Notification")
                                        whether or not it wishes to elect to purchase such product from METROLOGIC on an OEM basis.

                              12.3 OEM Marketing Exclusivity. In the event SYMBOL has elected to purchase the NMP from METROLOGIC pursuant to Section 12.2, METROLOGIC shall not sell the NMP to any OEM other than SYMBOL. Subject to the terms and conditions of this Agreement, METROLOGIC shall have the unrestricted right to sell the NMP to any end-user customer, Distributor, or VAR, provided that such customers agree not to resell the NMP with a trademark or logo other than "METROLOGIC".

                              12.4 Election and Effectiveness of License under Section 3.8. Provided that the provisions of 12.1 and 12.5 are satisfied and further provided that no other license under Section 3.8 has been granted, and subject to the terms and conditions of this Agreement , and independent of whether SYMBOL has elected marketing rights pursuant to
                                        Section 12.2,  METROLOGIC shall have the
                                        option of  electing  the  license  under
                                        Section  3.8 for the Subject  NMP.  Upon
                                        the Parties reaching an agreement on the
                                        royalty  rate  for  the  license   under
                                        Section  3.8,  and  subject to the terms
                                        and  conditions of this  Agreement,  the
                                        license to METROLOGIC  under Section 3.8
                                        shall commence and become effective on a
                                        date (the "Commencement Date")sixty (60)
                                        days after the receipt by  METROLOGIC of
                                        the  OEM  Marketing   Notification  from
                                        SYMBOL,  if any, or the date the Parties
                                        agree on a royalty  rate for the license
                                        under  Section  3.8,  whichever  date is
                                        earlier,  or other  mutually  stipulated
                                        date.   METROLOGIC   may   withdraw  its
                                        request for election of a license at any
                                        time  prior  to  the  Commencement  Date
                                        without  prejudice or  obligation.  Upon
                                        commencement   of  the   license   under
                                        Section  3.8,  the  Subject NMP shall be
                                        referred   to   as   the   Elected   New
                                        METROLOGIC Product, or ENMP. In event no
                                        agreement is reached on the royalty rate
                                        by the  Commencement  Date,  the royalty
                                        rate for the license  under  Section 3.8
                                        shall be [ ] [ ] The  grant of a license
                                        under  Section  3.8 may  occur  once and
                                        only  once   during  the  term  of  this
                                        Agreement.  Any  cessation of production
                                        of  the  ENMP,   or  expiration  of  the
                                        applicable  patent  rights,   shall  not
                                        affect the one and only one license granted under Section 3.8 in any way.

                              12.5 "No Copying" Condition for License Grant. Notwithstanding the foregoing provisions in Section 12.1 through 12.4, no license shall be granted under
                                        Section  3.8  with  respect  to a SYMBOL
                                        Patent that claims an invention  that is
                                        used or  embodied  in a  SYMBOL  product
                                        that has been commercially sold prior to
                                        the date of  submitting  the Subject NMP
                                        Documentation    to    SYMBOL,    unless
                                        METROLOGIC  can  reasonably  demonstrate
                                        (i) the actual  reduction to practice of
                                        the claimed invention by METROLOGIC,  or
                                        (ii)constructive  reduction  to practice
                                        of the invention by METROLOGIC inventors
                                        ,  such  as  by  the  construction  of a
                                        working   prototype   of  a   METROLOGIC
                                        device, subassembly software program, or
                                        product that is reasonably documented by
                                        a  written  record  which is  dated  and
                                        witnessed  (e.g.  the filing of a patent
                                        application by METROLOGIC), prior to the
                                        first public disclosure (through product
                                        announcement,      published      patent
                                        application, etc.) of the same invention by SYMBOL that is embodied in a SYMBOL product.

ARTICLE 13 - CONFIDENTIALITY, COOPERATION, COMMUNICATION,
DISPUTES AND FUTURE NEGOTIATIONS

                              13.1 Confidentiality. The Parties covenant and agree that this Agreement and provisions thereof, and certain confidential business and technical information (including, but not limited to, mechanical drawings, electrical schematics and layouts, and software relating to Custom Qualifying Products, royalty rates and reports, and the provisions of Exhibit B hereunder and
                                        the  data   supplied   thereunder,   the
                                        Technical  Data  Package  supplied  to a
                                        Party  under  this  Agreement,  which if
                                        designated in writing to be  proprietary
                                        or      confidential)       (hereinafter
                                        collectively      the      "Confidential
                                        Information")   shall  not  be  used  or
                                        disclosed  by  the  Parties   except  as
                                        provided pursuant to this Agreement. The
                                        Parties  agree  that,  without the prior
                                        written  consent of the party  supplying
                                        such Confidential  Information,  none of
                                        the   Parties   shall,   in  any  manner
                                        whatsoever,  disclose or  communicate to
                                        any   party   any   such    Confidential
                                        Information or use any such Confidential
                                        Information  for any purpose  except for
                                        the purpose for which such  Confidential
                                        Information  was  supplied.  Each of the
                                        Parties  shall use its best  efforts  to
                                        conform   with   such    confidentiality
                                        requirement.   Confidential  Information
                                        shall exclude information which:

               (a) is or becomes publicly known through no wrongful act of the receiving party;

               (b) is received without restriction from a third party without a breach of any obligation of non-disclosure;

               (c) is independently developed by the receiving party as shown to the satisfaction of the supplying party by written records; or

                  (d) is required to be disclosed by applicable law, regulation, rule, order or other governmental action, provided that each of the Parties is given adequate prior notice of such disclosure and adequate opportunity to object thereto.

         13.2 Indemnification. Each Party shall indemnify and hold the other Party harmless from any loss, liability and expenses suffered by such other Party as a result of any unauthorized disclosure, communication or use of Confidential Information by the receiving Party, its officers, directors, employees or agents. The obligations contained in this Article 13 shall survive the termination of this Agreement.

         13.3 Future Discussions. The Parties contemplate that additional Patent Family Licenses and/or additional licenses may be desired by either or both Parties, and therefore the Parties agree to meet in October, 1997 to negotiate in good faith the granting of such additional cross-licenses, and to discuss any appropriate modification of the maximum royalties set forth herein under terms mutually acceptable by the Parties.

                  13.4 RF Market. The Parties agree to meet on or about the anniversary date of the Execution Date of this Agreement to discuss prevailing RF market conditions and negotiate in good faith the modification of the royalty rates for RF Scanner Products set forth herein.

ARTICLE 14 - THIRD PARTY INFRINGEMENT

               14.1 Third  Party  Infringement.  In the event  either  SYMBOL or
                    METROLOGIC discover any infringement of any SYMBOL patents by an unlicensed laser scanning bar code reader including a radio transmitter and/or receiver of a third party, the discovering Party shall, as soon as possible, communicate details of same to the other Party. Thereupon, and in the event SYMBOL has reasonable belief such infringement has exceeded an annual volume of $5 million in infringing sales upon which liability and damages could be adjudicated and assessed, and conditioned upon METROLOGIC's continued payment of the royalty for RF Scanner Products set forth in
                    Article 5.1(2), SYMBOL shall take appropriate action, including the filing of a lawsuit to enforce the infringed SYMBOL patent or patents against the unlicensed product of the third party, provided that SYMBOL need not undertake more than one action on such patent against infringing parties at a time. METROLOGIC shall cooperate with SYMBOL, but all expenses of such action shall be borne by SYMBOL. In the event SYMBOL recovers any damages or other compensation as a result of any such action, METROLOGIC shall not be entitled to a share in such damages or other compensation recovered by SYMBOL as a result of such action.

               14.2 METROLOGIC  Legal Action.  In the event SYMBOL has not taken legal  action  against  the  alleged  infringer  pursuant to
                    Section 14.1 within a reasonable time, METROLOGIC shall have the right to take such action at its own cost and expense, using counsel of its choice, reasonably satisfactory to SYMBOL. SYMBOL shall give all reasonable assistance necessary to the prosecution of such lawsuit. SYMBOL may, at its own expense, and at its option, be represented by its own counsel in such lawsuit and join in the prosecution of such claim or action to the extent the interests of SYMBOL vary from those of METROLOGIC. METROLOGIC may not, without SYMBOL's consent, accept any settlement or consent to any determination in connection with any lawsuit undertaken by METROLOGIC that entails equitable relief without SYMBOL's consent.

         14.3 Damages. In the event any damages are awarded as a result of an action undertaken by METROLOGIC pursuant to Section 14.2, METROLOGIC shall be entitled to recover its costs and expenses of the litigation from such damage award, and the remainder after deducting such expenses shall be divided sixty percent to METROLOGIC, and forty percent to SYMBOL.

               14.4 Royalty  Reduction  Option.  In the event during the term of this Agreement SYMBOL grants a license under the SYMBOL RF Scanner Patents to a third party (the "Third Party Licensee") that provides for a royalty rate less than that provided to METROLOGIC under Article 5.1(2) hereunder, then at METROLOGIC's option SYMBOL shall reduce the royalty rate on METROLOGIC RF Scanner Products under Article 5.1.(2) (the "RF Royalty Rate") to a royalty rate (the "Reduced RF Royalty Rate") which is the greater of: (i) the royalty rate set forth in the Third Party License, or (ii) the royalty rate equal to [ ] of the level set forth in Article 5.1(2)(a) and (b). Any credit of [ ] and [ ] set forth in
                    Article 5.1(2)(a) and 5.1(2)(b) respectively which may be creditable to METROLOGIC under the provisions of Article 5.1(2) shall not be credited or otherwise made applicable to such Reduced RF Royalty Rate if the Reduced RF Royalty Rate is less than the RF Royalty Rate (By way of explanation, the foregoing provision provides that in the event a license is granted to a third party by SYMBOL under SYMBOL RF Scanner Patents after the Effective Date, METROLOGIC's royalty rate on a unit-by-unit basis of METROLOGIC RF Scanner Product may be reduced as a result of METROLOGIC's exercise of the option under this Section 14.4, but never increased.

               14.5 Third  Party  Infringement.  In the event  either  SYMBOL or
                    METROLOGIC discover any infringement of any METROLOGIC patents that are licensed to SYMBOL under Article 4 hereunder by an unlicensed laser scanning bar code reader made, used or sold by some third party, the discovering Party shall, as soon as possible, communicate details of same to the other Party. Thereupon, and in the event METROLOGIC has reasonable belief such infringement has exceeded an annual volume of $5 million in infringing sales upon which liability and damages could be adjudicated and assessed, and conditioned upon SYMBOL's continued payment of the royalty under Article 6, METROLOGIC shall take appropriate action, including the filing of a lawsuit to enforce the infringed METROLOGIC patent or patents against the unlicensed product of the third party, provided that METROLOGIC need not undertake more than one action on such patent against infringing parties at a time. SYMBOL shall cooperate with METROLOGIC, but all expenses of such action shall be borne by METROLOGIC. In the event METROLOGIC recovers any damages or other compensation as a result of any such action, SYMBOL shall not be entitled to a share in such damages or other compensation recovered by METROLOGIC as a result of such action.

               14.6 SYMBOL Legal Action.  In the event  METROLOGIC has not taken legal  action  against  the  alleged  infringer  pursuant to
                    Section 14.5 within a reasonable time, SYMBOL shall have the right to take such action at its own cost and expense, using counsel of its choice, reasonably satisfactory to METROLOGIC. METROLOGIC shall give all reasonable assistance necessary to the prosecution of such lawsuit. METROLOGIC may, at its own expense, and at its option, be represented by its own counsel in such lawsuit and join in the prosecution of such claim or action to the extent the interests of METROLOGIC vary from those of SYMBOL. SYMBOL may not, without METROLOGIC's consent, accept any settlement or consent to any determination in connection with any lawsuit undertaken by SYMBOL that entails equitable relief without METROLOGIC's consent.

         14.7 Damages. In the event any damages are awarded as a result of an action undertaken by SYMBOL pursuant to Section 14.6, SYMBOL shall be entitled to recover its costs and expenses of the litigation from such damage award, and the remainder after deducting such expenses shall be divided sixty percent to SYMBOL, and forty percent to METROLOGIC.

ARTICLE 15 - TERM & TERMINATION

This Article 15 provided provisions related to the term and termination of the Agreement. The normal term of the Agreement, and provisions relating to a "for cause" termination of the Agreement as a result of predefined material breaches, is set forth in Part I. An optional "not for cause" or early "termination" procedure is set forth in Part II.

PART I.

Overview of Part I.

 Part I relates to "for cause" termination.

               15.1 Term.  This  agreement  shall commence on the Effective Date and shall continue in full force and effect for a period of seventeen (17) years from the Effective Date, or until the last to expire of any issued patents of each of the Parties hereto in each respective country included within the licensed METROLOGIC Patents and licensed SYMBOL Patents, whichever is longer (the "Full Term"), unless earlier terminated under Section 15.9 below. In the event of a termination under Section 15.9, the period of time between the Early Termination Date (as defined therein) and the end of the Full Term shall be referred to hereinafter as the "Remaining Term."

         15.2     Material Breaches.

                  (A) The following shall be deemed to be material breaches of this Agreement:

                           (1) the non-payment of royalties due by a Party hereto within the time period set forth in
                                    Article  7  including  the  failure  of that
                                    Party  to pay  royalties  under  a  specific
                                    product   configuration   or  product  line,
                                    notwithstanding   royalties   are   paid  on
                                    another product configuration or product line of that Party; or

               (2) the manufacture, use or sale of a METROLOGIC Product thirty days after the Decision of an arbitrator acting pursuant to
                    Article 16, that (i) such METROLOGIC product is outside the scope of the METROLOGIC Scanner Product License grant granted under Article 3; or (ii) such METROLOGIC Product includes an Infringing Modification; or (iii) such METROLOGIC Product is an MLP that is, or the use thereof is, not covered by a METROLOGIC Scanner Product License grant; or

                           (3) within thirty (30) days after receiving an Inducing Infringement Notification
                                    METROLOGIC   fails  to  cease  sales  of  an
                                    identified METROLOGIC product to a customer pertaining to such identified METROLOGIC product pursuant to Section 3.16; or

                           (4) either Party fails to comply with any binding arbitration award made pursuant to
                                    Section 16.2 within the time period provided under this Agreement, or pursuant to the award, as the case may be; or

                           (5) the manufacture, use or sale of a SYMBOL product thirty (30) days after the Decision of an arbitrator acting pursuant to Article 16, that (i) such SYMBOL product includes an Infringing Modification; or (ii) such SYMBOL product is a SMLP that is, or the use thereof is, not covered by a METROLOGIC Patent Family License granted under Article 4.

                  (B) The following occurrences shall be deemed not to be material breaches of this Agreement:

                           (1) the manufacture, use or sale of a New Product by either Party which allegedly infringes claims of a patent of the other Party; any such infringement or alleged infringement shall not otherwise affect the rights and obligations of either Party under this Agreement, or the enforceability thereof; or cause a breach of the Agreement; or

                           (2) any breach or default of either Party in connection with the purchase by SYMBOL and the supply by METROLOGIC of METROLOGIC Qualifying Product under the provisions of
                                    Article 11; or

                           (3) the sale or offer to sell a Next Generation ScanGlove Product after eleven (11) but before twelve (12) months from the Execution Date of this Agreement.

         15.3     Termination.

               15.3.1  Material  Breach.  In case of a  material  breach of this agreement by either Party as defined in Section 15.2, the other Party shall have the right to terminate any or all of the rights and licenses granted to that Party under this Agreement, in whole or in part, by giving the other Party sixty (60) days written notice of its intention to terminate any or all of such rights and license, without limitation of any other right the terminating Party may have on account of such breach under this Agreement. Any termination of some of the rights and licenses granted to a Party shall not affect the rights and licenses not terminated, or the obligations of that Party under this Agreement pertaining to such rights and licenses. Such written notice shall specify with particularity the cause for breach or default under this Agreement; provided, however, that if the breaching Party shall remedy such failure within such sixty (60) day period (the "Sixty Day Period"), then such rights and licenses specified in the notice shall not be terminated on the date specified in such notice.

               15.3.2 Declaratory Action.  During this Sixty Day Period (defined above), either Party may file an action in a court for a declaratory judgment or other relief to obtain a judicial declaration as to whether there has been a material breach, whether as expressly set forth in Section 15.2 or otherwise. The right of a Party to file such an action shall not however, in any way affect either Party's right to subsequently elect to arbitrate an issue which is arbitrable under Section 16.2 of this Agreement, or affect any
                    arbitration   proceeding   then  underway,   or  affect  the
                    enforceability   of  any   arbitrator's   award  under  this
                    Agreement.

               15.3.3  Waiver.  If the  non-breaching  Party  (i.e.,  the  Party asserting that the other Party has breached) prevails in an action pursuant to Section 15.3.2 insofar as finding the breach was material and the termination was authorized pursuant to this Agreement, the non-breaching Party shall be entitled to a declaration that the termination be deemed effective as of a date at the end of the Sixty Day Period, and shall be entitled to damages under 35 USC 284 accordingly. It is the intent of the Parties that any cure of the breaching Party must take place during the Sixty Day Period following receipt of notice of breach and the filing or prosecution of any legal action in connection with such breach shall not act to waive or toll such Sixty Day Period.

         15.4 Other Termination. In addition to the grounds for termination for breach or default set forth in Section 15.3, in the event of a Change of Control of METROLOGIC and the occurrence of a condition set forth in Section 18.3, any or all of the rights granted to METROLOGIC may be terminated as set forth in
                  Article 18.

               15.5 Accounting.  After any termination of this agreement, or any rights or licenses hereunder, including the expiration of the last of the licensed METROLOGIC or SYMBOL Patents, as the case may be, each Party, respectively, shall render an accounting for all royalty bearing products sold pursuant to the license from the last such report to the termination date. Such final accounting shall be made within sixty (60) days after such termination date or the date of the court decision under Section 15.3.3, as applicable.

               15.6 Disposition of Products.  Upon termination of this Agreement or any rights and licenses granted hereunder solely as provided in Section 15.2 the Party having its rights and licenses terminated shall have a period of sixty (60) days from the date of termination to sell, transfer or dispose of any previously manufactured licensed products held in its inventory as of the date of such termination; provided, however, that such sale or other disposition shall be subject to making the royalty payments provided for in Articles 5 and 6 as applicable thereto.

               15.7 Waiver.  Waiver of  either  Party of any  default  shall not deprive such Party of any right arising by reason of any subsequent default.

               15.8 False and  Misleading  Press  Announcements.  In the event a
                    Party hereto (the "Announcing Party") makes a formal public announcement or statement (e.g., press release, or "on the record" press interview) that falsely states or implies that this Agreement (i) extends to parties other than the Parties expressly licensed hereunder; or (ii) licenses or otherwise covers products of a Party other than those products expressly licensed hereunder, then the Announcing Party shall be liable to the other Party (the "Injured Party") for a breach of this Section 15.8. The Parties further agree that in the event of a breach of this Section 15.8, the amount of damages would be impractical or extremely difficult to fix with precision. Both Parties further acknowledge that it would be in the interest of both Parties to agree in advance on an amount of damages for each incident in breach of this Section 15.8 that is reasonably related to the actual damages estimated to be sustained by the Injured Party based upon the injured reputation and lost sales and profits that such Injured Party would in reasonably high probability have incurred as a consequence of such breach. Accordingly, the Parties have agreed that the damages sustained by the Injured Party under the incidents set forth above shall be presumed to be equal to the amount of fifty thousand ($50,000) dollars for each such announcement, press release, or Interview.

PART II - EARLY TERMINATION

         Overview of Part II.
         In order to allow each Party greater flexibility to be able to structure a new license arrangement that would pertain to "next generation" products, i.e. products that are introduced after Jan. 1, 2002, the present Agreement has an option for a limited early "termination" of the applicability of the license grants to later introduced products. Such opinion may be exercised unilaterally by either Party without cause after Jan. 1, 2002. Such early "termination" is not intended to cancel or terminate any license or immunity that applies to products of either Party in production at that time. Thus, the exercise of such limited "termination" right will not have the effect of raising a charge of infringement. Upon such early termination, neither the immunities and licenses granted under the Agreement applicable solely to such products will be terminated, nor will any corresponding obligations to pay royalties on such products be extinguished. However, the early termination is a "termination" in the sense that no new or additional "family member" products of a licensed or immune product may be subsequently released by either Party under the benefit of a license or immunity from suit. Furthermore, no "modified" or "new" products of either Party will enjoy the benefit of any license, waiver, or immunity. Accordingly to the extent any such licenses are required, the Parties will have to enter negotiations for such license or potentially risk a charge of infringement on such products.

               15.9 Early Termination. At any time after January 1, 2002, either
                    Party may terminate this Agreement by providing the other Party with written notice of termination at least ninety
                    (90) days prior to such termination. Upon such termination (hereinafter, the "Early Termination", such date of termination being the Early Termination Date), all rights immunities, covenants not to sue, and licenses granted under Articles 3 and 4 shall be automatically terminated (except as provided in Section 15.10 below), all rights licenses, obligations and waivers under Articles 9 and 10 shall be automatically terminated (except with in connection with licenses or waivers granted as provided in 15.10), and all rights and obligations under Articles 14, 16, 17 and 18 shall be automatically terminated. Any arbitrations in progress under Article 16 shall be withdrawn and terminated forthwith, with each Party bearing their own expenses in connection with the proceedings.

               15.10Effect  of  Early   Termination:   License   Continuance  on
                    Products in Production. In the event of an Early Termination under Section 15.9, such termination shall not terminate the immunities, covenants not to sue, and licenses granted to each Party under Articles 3 and 4 solely with respect to Termination Exempt Products of such Party nor shall the obligations of each Party to pay the applicable royalties on such Products during the Remaining Term of this Agreement be terminated. Termination Exempt Products shall not include any Modified METROLOGIC Products or modified SYMBOL Products which are released to production subsequently to the Early Termination Date irrespective of whether or not such products include only Non-Infringing Modifications.

               15.11Escrow of Termination  Exempt  Products.  Within twenty (20)
                    days after the Early Termination Date, each party will deposit in escrow with the Escrow Agent a TDP of those products for which such Party elects to receive the benefit of a continuation of the patent license or immunization granted pursuant to Articles 3 and 4 hereunder subsequent to the Early Termination, such product being the Termination
                    Exempt Products. Any operational specimen or written technical disclosure of a product not received into escrow prior to the date provided hereinabove shall not be deemed to be an Escrowed Specimen Product, and shall not receive the benefit of any license or immunization hereunder.

ARTICLE 16 - DISPUTE RESOLUTION AND ARBITRATION

         16.1 Dispute Resolution. If any controversy or claim arises out of or relates to this Agreement, the senior management of each party shall meet within thirty (30) days after notification of such claim to attempt to resolve the matter.

               16.2 Scope of Binding  Arbitration.  If not otherwise  settled by the Parties  within the thirty  (30) day period  pursuant to
                    Section 16.1, upon the initiative of either Party a controversy or claim dealing with the enumerated issues set forth in this Section 16.2 subparagraphs (i) through (vii) shall be finally settled by expedited arbitration in New York, N.Y. in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association ("AAA"), subject to the additional provisions set forth in this Article:

               (i) whether a change, modification or improvement to a METROLOGIC product represented by an Escrowed Specimen is an Infringing Modification or is not covered by a METROLOGIC Scanner Product License; or

               (ii) whether a change,  modification  or  improvement to a SYMBOL product represented by an Escrowed Specimen is an Infringing
                    Modification; or

               (iii)whether specific  products of METROLOGIC are Royalty Bearing
                    METROLOGIC Products; or

               (iv) whether Royalty Bearing  METROLOGIC  Products have been used
                    or  sold  for  use   outside   the   respective   Authorized
                    Application pertaining to such products; or

               (v) the amount and computation of royalties due to a Party under this Agreement, or damages due or other relief available to a Party in the event of a breach of this Agreement, or

                  (vi) whether METROLOGIC has fulfilled its obligations to SYMBOL pertaining to the design, manufacture and delivery of products under Article 11 during a reporting period; or

                  (vii) whether SYMBOL has fulfilled its obligations to METROLOGIC pertaining to the design, manufacture and delivery of products under Article 11 during a reporting period.

                  In addition to the enumerated issues above, but subject to the exceptions from non-binding arbitration set forth in Section 16.3, and further subject to the instructions in Section 16.7, if there be a question pertaining to the enumerated issues
                  (i), (ii), (iii), (iv), (v), (vi) or (vii) above as to whether a particular controversy or claim is subject to arbitration, that issue of arbitrability may be determined by the arbitrator hereunder, provided, however, that the legality or validity of a provision per se of this Agreement under any circumstances, nor the validity of any patent, shall not be subject to arbitration.

         16.3 Non-Binding, Advisory Arbitration. At the option of either of the Parties hereto, any controversy or claim dealing solely with the enumerated issues (i) and (ii) below may be referred to arbitration at the initiative of either Party in accordance with this Article 16 solely for a non-binding, advisory opinion of the Arbitrator:

               (i) whether or not the Identified SYMBOL Patent noted by SYMBOL pursuant to Section 9.8 is infringed by the NMP;

               (ii) whether or not the Identified METROLOGIC Patent notified by
                    METROLOGIC pursuant to Section 10.4 is infringed by the NSP.

                  Such non-binding and advisory opinion is intended by the Parties to assist the Parties in resolving their differences by negotiation, and shall not be used by either Party in any legal or administrative proceeding, or be made public.

               16.4 Appointment of Arbitrator.  The single  arbitrator  shall be selected according to the following procedure:

               (1) Persons on the rank-ordered list in Exhibit F attached hereto shall be invited by either both Parties, by fax or telephone, to accept employment as arbitrator of such dispute at a fee deemed appropriate. The arbitrator shall be the highest ranked name on the list of potential arbitrators attached hereto as Exhibit F who is available (including suffering no then existing conflicts) and agrees to act as arbitrator at the time a Party hereto elects arbitration. Any candidate who does not respond to fax or telephone offers of his employment within three working days shall be stricken from such list.

               (2) In the event the highest ranked name has not confirmed his availability to act as arbitrator after due inquiry, and none of the arbitrators nominees listed in Exhibit F are then available to act as arbitrator at such fee, each Party shall prepare a rank-ordered list of up to ten (10) names of proposed arbitrator candidates, each arbitrator candidate either meeting the qualifications set forth in Section 16.5 and each Party shall submit such list to the other Party, with a copy to the AAA, within twenty (20) days after the date of the notice commencing arbitration.

                           If there are one or more common names on each of the lists of proposed arbitrator nominees, the name of the highest ranking common name that confirms his availability to act as arbitrator shall be made the sole arbitrator. If only one Party submits a list, the highest ranked name on such list that confirms his availability to act as arbitrator shall be made the sole arbitrator who shall be qualified as defined in Section 16.5.

               (3) In the event the procedure in Section 16.4(1) or (2) does not result in the confirmation of the appointment of an arbitrator (e.g., there are no common names on the lists, or neither party submits a list of names in accordance with
                    Section 16.4(2)), or nobody accepts the invitation within three working days of an invitation the AAA shall upon application of either Party forthwith appoint a single arbitrator who shall be qualified as defined in Section 16.5.

               16.5 Qualifications  of  Arbitrator.  The  qualifications  of the arbitrator, whether appointed by the Parties or the AAA, shall be as follows:

               (1) be a licensed lawyer practicing in any one of the states of New York, New Jersey, Pennsylvania, Connecticut, Massachusetts, Illinois, Ohio, Indiana, Virginia, Maryland, Delaware or Washington, D. C., and is not presently or has ever been a partner or employed by a law firm or organization which has had either Party as a client; or being a retired Federal judge who has presided over at least two bench trials or appeals of a case including an action for patent infringement;

                  (2)      be "av" rated in the Martindale-Hubble Directory;

                  (3) be willing to commit to giving the arbitration a high priority on his docket, whereby all submissions of questions to him will normally be considered and decided within ten (10) working days, and whereby he will only rarely if at all have to postpone any action or hearing beyond a date agreeable to the parties;

                  (4) unless the arbitrator is a retired Federal judge, for any issue arising under any of the enumerated issues
                           (i), (ii),  (iii),  or (iv) of Section 16.2 or (i) or
                           (ii) of Section 16.3, the arbitrator must also:

               (i) be admitted to practice before the U.S. Patent and Trademark Office; and

                           (ii) have represented a party at a trial proceeding before a U.S. District Court in at least one patent infringement suit each for a patentee and at least one patent suit for an accused infringer.

               16.6 Proceedings.  The arbitrator  shall schedule the proceedings on an expedited basis so that the hearing (the "Hearing") is held no later than three months after the confirmation of the arbitrator, unless mutually extended by the parties. In the event that the Rules of the AAA do not cover a question arising during the arbitration, then the laws of New York pertaining to arbitration shall apply. The arbitrator shall provide for discovery solely in accordance with Section 16.8 below. The arbitrator is empowered and instructed to take an active role in the management of the discovery and to limit discovery in accord with his sole discretion subject to the provisions of Section 16.8.

         16.7    Instructions for Arbitrator (METROLOGIC Product Type I Ground).

                  16.7.1   In the event  SYMBOL  asserts  a Type I Ground  under
                           Section 9.1, and METROLOGIC or SYMBOL elects to commence an arbitration proceeding under Section
                           9.2.1, the arbitrator shall proceed solely to determine the answer to the questions posed: whether any claims identified by SYMBOL pursuant to Section
                           9.1 or 9.2 of the Identified SYMBOL Patent (a) are infringed by the MLP, and (b) are not infringed by the corresponding Escrowed Specimen. The arbitrator shall not entertain any counterclaims in such arbitration proceeding, nor shall the arbitrator proceed to find infringement or non-infringement of the Identified SYMBOL Patent on any other basis except or as set forth in this Section 16.7.1 as may be stipulated by the Parties . In the event both (a) and (b) are found by the arbitrator to be satisfied for at least one claim in the Identified SYMBOL patent, then the MLP shall be deemed as infringing such Identified SYMBOL Patent claim, and the arbitrator shall so render such conclusion as a finding of fact and conclusion of law, and set forth his decision under which the Parties shall henceforth be bound. The instructions in this Section 16.7.1 are intended to limit the scope of the arbitral issues in order to simplify the proceedings and to enable the Parties to obtain a decision as quickly as possible.

               16.7.2 Instructions  for Arbitrator  (METROLOGIC  Product Type II
                    Ground).  In the event SYMBOL asserts a Type II Ground under
                    Section 9.1, and METROLOGIC or SYMBOL elects to commence an arbitration proceeding under Section 9.2.1, the arbitrator shall proceed solely to determine the answer to the question posed: whether the features or attributes of the MLP identified by SYMBOL pursuant to Section 9.1 or 9.2 fails to satisfy the definition of the Licensed METROLOGIC Product corresponding to the Escrowed Specimen (the "Question for Arbitration"). The Arbitrator shall not entertain any counterclaims in such arbitration proceeding, nor shall the arbitrator proceed to find infringement or non- infringement of any SYMBOL patent except as may be stipulated by the Parties. In the event the Question for Arbitration is found by the arbitrator to be answered in the affirmative, then the MLP shall be deemed as outside of the scope of the METROLOGIC Scanner Product License and hence not licensed under this Agreement; the arbitrator shall so render such conclusion as a finding of fact and conclusion of law, and set forth his decision under which the Parties shall henceforth be bound. The instructions in this Section 16.7.2 are intended to limit the scope of the arbitral issues in order to simplify the proceedings and to enable the parties to obtain a decision as quickly as possible.

               16.7.3 Instructions for Arbitrator  (METROLOGIC  Product Type III
                    Ground). In the event SYMBOL asserts a Type III Ground under
                    Section 9.1, and METROLOGIC or SYMBOL elects to commence an arbitration proceeding under Section 9.2.1, the arbitrator shall proceed solely to determine the answer to the question posed: whether the application or use of the MLP intended by METROLOGIC and identified by SYMBOL pursuant to Section 9.1 or 9.2 fails to satisfy the Field restrictions and limitations set forth in the license grant in Article 3 are not satisfied (the "Question for Arbitration"). The Arbitrator shall not entertain any counterclaims in such arbitration proceeding, nor shall the arbitrator proceed to find infringement or non-infringement of any Identified SYMBOL patent except as may be stipulated by the Parties. In the event the Question for Arbitration is found by the arbitrator to be answered in the affirmative, then the MLP shall be deemed as outside the scope of the license grant of
                    Article 3, and hence not licensed under the Agreement; the arbitrator shall so render such conclusion as a finding of fact and conclusion of law, and set forth his decision under which the Parties shall henceforth be bound. The instructions in this Section 16.7.3 are intended to limit the scope of the arbitral issues in order to simplify the proceedings and to enable the parties to obtain a decision as quickly as possible.

               16.7.4  Instructions  for  Arbitrator  (METROLOGIC  Product - "B"
                    Election.  In the event SYMBOL  asserts  provision (B) under
                    Section 9.1, and METROLOGIC or SYMBOL elects to commence an arbitration proceeding under Section 9.2.2, the arbitrator shall proceed solely to determine the answer to the question posed: whether any claims identified by SYMBOL pursuant to
                    Section 9.2.2 of the Issued Patent (a) are infringed by the MLP, and (b) are not infringed by the corresponding Escrowed Specimen. The Arbitrator shall not entertain any counterclaims in such arbitration proceeding, nor shall the arbitrator proceed to find infringement or non-infringement of the Identified SYMBOL Patent on any other basis except or as set forth in this Section 16.7.4 or as may be stipulated by the Parties . In the event both (a) and (b) are found by the arbitrator to be satisfied for at least one claim, then the MLP shall be deemed as infringing the Issued Patent claim, and the arbitrator shall so render such conclusion as a finding of fact and conclusion of law, and set forth his decision under which the Parties shall henceforth be bound. The instructions in this Section 16.7.4 are intended to limit the scope of the arbitral issues in order to simplify the proceedings and to enable the parties to obtain a decision as quickly as possible.

               16.7.5 Instructions for Arbitrator (SYMBOL Product). In the event
                    METROLOGIC asserts a claim under Section 10.1, and SYMBOL or METROLOGIC elects to commence an arbitration proceeding under Section 10.2.1, the arbitrator shall proceed solely to determine the answer to the questions posed below (1) whether any claims identified by METROLOGIC pursuant to
                    Section 10.1 or 10.2 of the Identified METROLOGIC Patent (a) are infringed by the SMLP, and (b) are not infringed by the corresponding Escrowed Specimen. The Arbitrator shall not entertain any counterclaims in such arbitration proceeding, nor shall the Arbitrator proceed to find infringement or non-infringement of the Identified METROLOGIC Patent on any other basis except as set forth in this Section 16.7.5 or as may be stipulated by the Parties. In the event both (a) and
                    (b) are found by the arbitrator to be satisfied for at least one claim, then the SMLP shall be deemed as infringing the Identified METROLOGIC Patent claim, and the arbitrator shall so render such conclusion as a finding of fact and conclusion of law, and set forth his decision under which the Parties shall henceforth be bound. The instructions in this Section 16.7.5 are intended to limit the scope of the arbitral issues in order to simplify the proceedings and to enable the parties to obtain a decision as quickly as possible.

         16.8     Discovery.

                  16.8.1 Discovery shall be permitted in accordance with the Federal Rules of Civil Procedure (FRCP) except as follows:

                           (1)      Interrogatories (FRCP 33) shall not be
                                    permitted.

                           (2) Requests for Admission (FRCP 36) shall not be permitted.

                           (3) Discovery from third parties, whether in the form of requests for production of documents or things, or in the form of depositions shall not be permitted, regardless of whether a subpoena (FRCP 45) would otherwise be required to obtain the discovery.

                  16.8.2 Conference. The arbitrator shall hold a Rule 26(f) discovery conference within twenty eight (28) days of being appointed arbitrator.

                  16.8.3   Depositions.

                           (1) Each Party shall be permitted to take up to only five (5) depositions of the other Party, and no more than a cumulative twenty
                                    (20) hours of testimony shall be taken from all witnesses..

                           (2) Except for FRCP 30(b)(6) witnesses treated in Section (3) below each deposition shall not exceed four (4) hours, except for good cause shown.

                           (3)      In  the  case  of  depositions   under  FRCP
                                    30(b)(6), each four (4) hours of testimony shall constitute one deposition.

                           (4) Objections and instructions not to answer shall be stated in accordance with FRCP 30(b)(1). Objections should ordinarily be limited to those which might be waived if not made at the time of the deposition. FRCP 32(d)(3). Objections shall be stated in a non-argumentative and non-suggestive manner. There shall be no argument in response to an objection.

                    (5) Counsel shall not engage in any conduct during a deposition that would not be allowed in the presence of a judge.

               (6) If Parties have a dispute which may be resolved with assistance from the arbitrator, or if unreasonable or bad faith deposition techniques are being used, the deposition may be suspended so that a motion may be made immediately and heard by the arbitrator. Alternatively, a written motion relating to the deposition may be filed after a transcript is available. The arbitrator may impose costs, including attorney fees, on any person responsible for unreasonable or bad faith deposition techniques or behavior.

                    (7) If a question is pending, it shall be answered before a recess is taken, unless the question involves a matter of privacy rights or privilege.

                  16.8.4   Requests for Production.

                           (1) Each request for production shall state in concise language the documents or other things requested without reference to any definitions or other instructions not contained within a request in the same document.

                           (2) Responses to requests made pursuant to FRCP 34(a) shall set forth each request in full before each response or objection. Each objection shall be followed by a statement of reasons.

                  16.8.5   Motions to Compel Discovery.

                           (1) The arbitrator will deny any motion pursuant to FRCP 26 through 37 unless a statement of moving counsel is attached thereto certifying that, after personal or telephone consultation and sincere effort to do so, counsel have been unable to satisfactorily resolve the matter before filing the motion.

                           (2) If counsel for the moving party seeks to arrange such a conference and opposing counsel willfully refuses or fails to confer, the arbitrator may award the payment of reasonable expenses, including attorneys' fees pursuant to FRCP 37(a)(4). Counsel for the moving Party shall include in the motion a certificate of compliance with this rule.

                           (3) The Party against whom an order to compel has been issued shall comply with the order within five (5) days after receiving the arbitrator's order unless a different time is set.

                           (4) No ruling of the arbitrator to limit discovery deemed to be outside of the scope of this Agreement shall be grounds for judicial review or reversal of the arbitrator's award.

               16.8.6  Stipulations.   Throughout  discovery,  the  Parties  are
                    requested where appropriate to stipulate to the admissibility of documents at the arbitration Hearing so as to avoid the need for deposition discovery to establish the admissibility of a document. If a Party (or counsel for a Party) unreasonably refuses to stipulate to the admissibility of a particular document, then the arbitrator may order the payment of reasonable expenses, including attorneys' fees spent in establishing the admissibility of the document in discovery and in establishing the unreasonableness of the refusal to stipulate.

               16.9 Decision.  The  arbitrator  shall  make  his  decision  (the
                    "Decision") in accordance with applicable principles of substantive and adjectival, procedural law applicable in the forum of arbitration except insofar as modified by the chosen rules of arbitration and this Agreement, and except that the conflict of law rules of that forum shall not be applied to justify the application of law of some other forum. Within twenty (20) days after the Hearing, which Hearing shall begin within sixty (60) days after the close of the discovery period described in Section 16.8, the arbitrator shall furnish the Parties with a written award determination which shall include any injunctive relief to which a Party may be entitled without findings of fact or conclusions of law or opinion. Any damages that a court could award, including as punitive damages and attorneys fees, may be awarded by the arbitrator pursuant to applicable law. Judgment upon any award in an arbitration under Section 16.2 (but not Section 16.3) may be entered and enforced in any court of competent jurisdiction.

         16.10    Stay of Other Actions; Consolidation.

               16.10.1 Stay of Actions.  In an action brought in any court on an issue arising out of or in connection with this Agreement, which issue may be subject to either binding arbitration pursuant to either Section 16.2 or 16.3 of this Agreement, the Parties will agree and consent to any order of the court, which if satisfied that the specific issue before it is subject to arbitration, further orders such arbitration and stays that portion of the action which may be affected by the decision in the arbitration until the arbitration proceeding is complete, provided however the court may issue orders for interim relief to preserve a status quo until an arbitrator is confirmed and commences the arbitration proceeding, at which time the arbitrator shall have authority and jurisdiction to determine all issues relative to interim relief.

               16.10.2 Consolidation. If the issues and questions to be resolved by arbitration pursuant to this Agreement involve evidence, witnesses and testimony reasonably necessary to resolve issues and facts in disputes arising out of related transactions or agreements, the court proceedings and the arbitration proceedings may be consolidated by motion of a Party. If such disputes are at that time currently before a court of law, the court may authorize consolidation upon motion of a Party. Any such consolidation shall not be made if it unduly delays the resolution of the arbitration proceedings.

         16.11 Expenses of Arbitration. Except as expressly provided in this Agreement, each Party shall bear its own costs and expenses for arbitration.

ARTICLE 17 - NO ASSIGNMENT

               17.1 Permitted  Assignment.  This  Agreement  and the  rights and licenses granted to METROLOGIC hereunder may not be assigned, directly or indirectly, by METROLOGIC other than in accordance with the provisions of Section 17.2 hereof (each, a "Permitted Assignment") including, without limitation, by means of the sale, transfer or exchange of stock of any Subsidiary of METROLOGIC, which Subsidiary acquired such license in a Permitted Assignment. Any purported assignment of this Agreement, in whole or in part, or of any license, interest, or other right granted or created hereby other than in accordance with this Article 17 shall be null and void and of no force and effect and shall in no way affect the obligations of METROLOGIC hereunder.

         17.2 Conditions for Assignment. This Agreement and the rights and licenses granted to METROLOGIC hereunder may be assigned by METROLOGIC only (a) with the prior written consent of SYMBOL; or (b) in accordance with and subject to the conditions set forth in Article 18 hereof.

               17.3 Benefit  of Parties  Hereto.  Except as  otherwise  provided herein, this Agreement is solely for the benefit of, and is binding upon, the Parties hereto and nothing in this Agreement is intended to convey to any other person or entity any right, remedy, obligation, or liability under, or by reason of this Agreement. Subject to the provisions of
                    Section 17.2 hereof, this Agreement shall inure to the benefit of and be binding upon METROLOGIC and SYMBOL and their authorized assigns and successors.

ARTICLE 18 - CHANGE IN CONTROL

          18.1 Notification. METROLOGIC (or its Successor) shall provide written notification to SYMBOL immediately when it has knowledge of the occurrence of a Change in Control of METROLOGIC.

         18.2 Subsidiary Changes in Control. In the event of the occurrence of a Change in Control of a Subsidiary of METROLOGIC (or its Successor) having the benefit of the licenses granted in
                  Article 3, the rights and licenses granted to such Subsidiary shall terminate.

         18.3 Conditions for Termination. In the event of the occurrence of a Change in Control of METROLOGIC, or its Successor, SYMBOL may, by written notice to METROLOGIC or its Successor, forthwith terminate any or all of the rights and licenses granted to METROLOGIC or its Successor hereunder, unless each of the following conditions are fulfilled:

          (1) METROLOGIC (or its Successor) and each Person (including each Person in a chain of ownership up to the ultimate parent) having
               (i) beneficial ownership (as defined in Section 1.7 hereof) of fifty (50%) or more of the combined voting securities of METROLOGIC or any Successor, or (ii) otherwise in actual control of the operations of METROLOGIC or any Successor thereof, maintains its principal executive offices, base operations, and place of organization in a place other than the Asian Territory; and

          (2) the Person acquiring control of METROLOGIC (or any Successor) is not (i) PSC, Inc., a New York corporation, or any Affiliate thereof (hereinafter cumulatively referred to as "PSC") or (ii) any successor to PSC, or (iii) any successor in interest to the rights and licenses under SYMBOL patents held by PSC as of the Execution Date.

          18.4 Non-Compliance with Conditions. If at any time during the term of this Agreement, METROLOGIC or its Successor shall not comply with the condition set forth in Section 18.3, SYMBOL, in its sole discretion, shall have the right to terminate any and all of the rights and licenses granted to METROLOGIC or its Successor without any further liability to SYMBOL, whereupon any and all rights granted hereunder to METROLOGIC or its Successor, as the case may be, shall be terminated and without any further force or effect.

          18.5 Notification. SYMBOL (or its successor) shall provide written notification to METROLOGIC immediately when it has knowledge of the occurrence of a Change in Control of SYMBOL. 18.6 Subsidiary Changes in Control. In the event of the occurrence of a Change in Control of a Subsidiary of SYMBOL (or its successor) having the benefit of the licenses granted in
                  Article 4, the rights and licenses granted to such Subsidiary shall terminate.

         18.7 Conditions for Termination. In the event of the occurrence of a Change in Control of SYMBOL, or its successor, METROLOGIC may, by written notice to SYMBOL or its successor, forthwith terminate any or all of the rights and licenses granted to SYMBOL or its successor hereunder, unless the following conditions are fulfilled:

                  (1) the Person acquiring control of SYMBOL (or any successor) is not (i) PSC, Inc., a New York corporation, or any Affiliate thereof (hereinafter cumulatively referred to as "PSC") or (ii) any successor to PSC, or (iii) any successor in interest to the rights and licenses under SYMBOL patents held by PSC as of the Execution Date.

         18.8     Non-Compliance  with Conditions.  If at any time during    the
                  term of this Agreement, SYMBOL or its successor shall not comply with the condition set forth in Section 18.7, METROLOGIC, in its sole discretion, shall have the right to terminate any and all of the rights and licenses granted to SYMBOL or its successor without any further liability to METROLOGIC, whereupon any and all rights granted hereunder to SYMBOL or its successor, as the case may be, shall be terminated and without any further force or effect.

ARTICLE 19 - NOTICES

         19.1 Notification Address. Except as otherwise set forth herein, all notices given in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by certified or registered mail, return receipt requested, or by express courier or delivery service, addressed to the Parties hereto at the following addresses:

                  To SYMBOL:                       To METROLOGIC:

                  SYMBOL Technologies, Inc.        METROLOGIC Instruments, Inc.

                  One SYMBOL Plaza                 Coles Road at Route 42

                  Holtsville, NY  11742-1300       Blackwood, NJ  08012

                  Attn:    President               Attn:    President

                  Fax:     516/244-4110            Fax:     609/232-2932



                  or at such other address and number as either Party shall have previously designated by written notice given to the other Party in the manner hereinabove set forth. Notices shall be deemed given when received; and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

ARTICLE 20 - MISCELLANEOUS

         20.1 Entire Agreement. This Agreement constitutes the entire Agreement and understanding between the Parties as to the subject matter thereof, and supersedes and replaces all prior or contemporaneous agreements, written or oral, as to the subject matter. This Agreement may be changed only in writing stating that it is an amendment or modification to this Agreement, and signed by an authorized representative of each of the Parties hereto.

         20.2 Unenforceability. Any term or provision of this Agreement which is invalid or unenforceable or in conflict with the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the validity of the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction. Further, the Parties agree that an arbitrator or a court of competent jurisdiction in a particular jurisdiction may reform a specific term of this Agreement should the applicability of such term or provision be held invalid or unenforceable in that jurisdiction so as to reflect the intended agreement of the Parties hereto solely with respect to the applicability of such provision in said jurisdiction.

         20.3 Release. Neither this Agreement nor any provision thereof may be released, discharged, waived, abandoned or modified in any manner, except by an instrument in writing signed on behalf of both of the Parties hereto by their duly authorized officers or representatives.

         20.4 Waiver. Any waiver of a default or condition hereof by either Party shall not be deemed a continuing waiver of such default or condition. Any delay or omission by either Party to exercise any right or remedy under this Agreement shall not be construed to be a waiver of any such right or remedy or any right hereunder. All of the rights of either Party under this Agreement shall be cumulative and may be exercised separately or concurrently.

         20.5 Not a Joint Venture. This Agreement does not constitute a partnership, joint venture or agency between the Parties hereto, nor shall either of the Parties hold itself out as such contrary to the terms hereof by advertising or otherwise, nor shall either of the Parties become bound or become liable because of any representation, action, or omission of the other.

         20.6 Press Release. Promptly after the execution of this Agreement, SYMBOL and METROLOGIC shall issue the joint press release attached hereto as Exhibit E. Except as may be required by law or regulation, any additional press release or public statement pertaining to this Agreement shall be made only after consultation with and consent of the other Party (whose consent shall not be unreasonably withheld). Each Party agrees not to describe this Agreement or the transaction hereunder in any financial statement or filing with any Federal or State securities authority or in any disclosure document prepared in connection with a securities offering without first giving the other Party an opportunity to review the description.

         20.7 Headings and Overviews. The overviews and headings of articles, sections and other subdivisions hereof are inserted only for the purpose of convenient reference and it is recognized that they may not adequately or accurately describe the contents of the provisions which they head. Such headings shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part or portion thereof, nor shall they otherwise be given any legal effect. The overviews are provided for the purpose of summarizing particular features of the associated articles or parts thereof. Such overviews may be used for purposes of evidencing the intent of the parties with respect to the associated provisions.

         20.8     Grammar.   Where  the  context  of  this  Agreement  requires,
                  singular terms shall be considered plural, and plural terms shall be considered singular.

         20.9 Choice of Law. This Agreement shall be governed by, performed under and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.



         In WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year last written below.



SYMBOL TECHNOLOGIES, INC.                   METROLOGIC INSTRUMENTS, INC.



BY:  ____________________                   BY:  ____________________

TITLE:  Chairman and CEO                    TITLE:  President, Chairman of
                                                     the Board & CEO

Date:_____________________                  Date:_____________________

         EXHIBIT A

         Asian Territory

         Afghanistan

         Bangladesh

         Bhutan

         Brunei

         Cambodia

         Hong Kong

         India

         Indonesia

         Iran

         Japan

         Laos

         Malaysia

         Mongolia

         Myanmar (Burma)

         Nepal

         North Korea

         Pakistan

         People's Republic of China

         Philippines

         Republic of China (Taiwan)

         Singapore

         South Korea

         Sri Lanka

         Thailand

         Tibet

         Vietnam

EXHIBIT B

Pricing of Purchasable METROLOGIC  Products to SYMBOL

Table Of Contents

1.       Standard METROLOGIC Triggerless Omnidirectional Scanner Products

2.       Custom, Private Label Omnidirectional Scanner Product

3. Standard, Commercially Available METROLOGIC RF Scanner Products, ScanGlove Products, and Elected New METROLOGIC Products

4. Custom, Private Label METROLOGIC RF Scanner Products, Elected New METROLOGIC Products and ScanGlove Products

5.       METROLOGIC Holographic Scanning  Products

1. Standard METROLOGIC Triggerless Omnidirectional Scanner Products (hereinafter referred to as a "SCATOSP")

         B1.1 In each calendar quarter, the price to SYMBOL for each designated SCATOSP Model (hereinafter the "Contractual Sales Price") including all standard accessories, including at least a standard six (6) foot coiled cable and standard mounting stand shall be the lesser of the respective amount on Table I below corresponding to the year of sale and [ ] of METROLOGIC's [ ] (as hereinafter defined) of such respective Model sold by METROLOGIC in the immediately preceding calendar quarter.

                  TABLE I


                    Year                         Maximum Sales Price
                    1996                         [      ]
                    1997                         [      ]
                    1998                         [      ]
                    All years after 1998         [                   ]


                  The price to SYMBOL for any Accessory not included in the above shall be [ ] [ ] of METROLOGIC's [ ] of such Accessory sold by METROLOGIC in the immediately preceding calendar quarter.

        B1.2 The Average Selling Price shall be computed based upon the average selling price of the respective SCATOSP Model sold by METROLOGIC only in the U.S., including cable and stand, but excluding any other accessories or options (such as holsters, belts, battery packs, or options such as extended warranties, training and service courses, or additional documentation). In the event other accessories are separately priced and invoiced, METROLOGIC shall also compute and report the Average Selling Price of each such accessory used with the SCATSOP (hereinafter "Accessory")


         B1.3 METROLOGIC shall compute the Average Selling Price (hereinafter "ASP") for each Model and Accessory in METROLOGIC's family of SCATOSPs within the first twenty days of each calendar quarter, and promptly report such ASPs by Model number and Accessory to SYMBOL if such ASP is below the Maximum Sales Price for that year as set forth in Table I above, or confirm for such Model that the ASP for that Model is equal to or greater than such Maximum Sales Price. In no event shall METROLOGIC report or otherwise provide to SYMBOL the actual selling price or bids made on individual transactions or to individual customers.

         B1.4 In the event METROLOGIC has issued any invoices to SYMBOL during a calendar quarter for a SCATOSP Model at a sales price that differs from the Contractual Sales Price as computed pursuant to Paragraph B1.1 above, such invoices shall be restated to the Contractual Sales Price within thirty days of the sales price pursuant to Section B1.1 being determined, and an appropriate credit or debit issued to SYMBOL.

2. Custom, Private Label Omnidirectional Scanner Product (including "Custom Interface" versions) (hereinafter referred to as a "Custom Product")

           B2.1 At any time during the term of this Agreement, should SYMBOL desire to have a custom version of a SCATOSP manufactured by METROLOGIC, (such as, for example, a SCATOSP with a custom interface) the Parties shall follow the procedure set forth in Section 11.3 and Exhibit C. SYMBOL shall send METROLOGIC a detailed product specification and identifying the most closely related SCATOSP Model or Models. METROLOGIC shall promptly proceed to design and manufacture such product for SYMBOL at a price determined from the procedure set forth in Section B2.2 below and based upon METROLOGIC's reasonable estimate of tooling costs for the design and manufacture of the custom version.

           B2.2 In each calendar quarter, the price to SYMBOL (hereinafter the "Contractual Sales Price") for a custom version of a SCATOSP, in which mechanical, electrical or other modifications have been made to a SCATOSP according to SYMBOL's design specifications, shall be equal to the sum of
                    (i) the lesser of the respective amount on Table I below corresponding to the year of sale and [ ] of METROLOGIC's [ ] of the Corresponding SCATOSPs (as hereinafter defined) sold by METROLOGIC in the immediately preceding calendar quarter, plus (ii) an amount equal to METROLOGIC's actual reasonable cost for parts and direct labor representing solely the cost of the additional components provided in the customized SYMBOL version of a SCATOSP. No charge shall be included in such cost computation by METROLOGIC for scrap, rework, engineering design, administrative costs or overhead expenses.


                  TABLE I


                    Year                         Maximum Sales Price
                    1996                         [    ]
                    1997                         [    ]
                    1998                         [    ]
                    All years after 1998         [            ]


                  "Corresponding SCATOSP" shall mean a particular Model of SCATOSP which is most closely related in design and function to the custom version specified by SYMBOL, i.e., the SCATOSP Model in which the least number of mechanical and electrical changes have to be made to produce the custom version.

         B2.3 The Average Selling Price shall be computed based upon the average selling price of the respective SCATOSP Model sold by METROLOGIC only in the U.S., including cable and stand, but excluding any other accessories or options (such as holsters, belts, battery packs, or options such as extended warranties, training and service courses, or additional documentation). In no event shall METROLOGIC report or otherwise provide to SYMBOL the actual selling price or bids made on individual transactions or to individual customers.

         B2.4 METROLOGIC shall compute the Average Selling Price (hereinafter "ASP") within the first twenty days of each calendar quarter for a SCATOSP Model together with the cost for parts and labor associated with each Custom Product, which shall be the Contractual Sales Price for such Custom Product for that quarter.

         B2.4 In the event METROLOGIC has issued any invoices to SYMBOL during a calendar quarter at a sales price that differs from the Contractual Sales Price as computed pursuant to Paragraph B2.1 above, such invoices shall be restated to the Contractual Sales Price within thirty days of the correct sales price being determined, and an appropriate credit or debit issued to SYMBOL.

3. Standard, Commercially Available METROLOGIC RF Scanner Products, ScanGlove Products and Elected New METROLOGIC Products, (any of such products being hereinafter referred to as a "SCAMP")

         B3.1 In each calendar quarter, the price to SYMBOL for each designated METROLOGIC RF Scanner Product Model (hereinafter the "Contractual Sales Price"), or Elected New METROLOGIC Products, including all standard accessories, shall be [ ] of METROLOGIC's [ ] [ ] (as hereinafter defined) of such respective Model sold by METROLOGIC in the immediately preceding calendar quarter.

         B.3.2 In each calendar quarter, the price to SYMBOL for each designated METROLOGIC ScanGlove Product (with or without an RF option) Model (hereinafter the "Contractual Sales Price"), including all standard accessories, shall be [ ] of METROLOGIC's [ ] (as hereinafter defined) of such respective Model sold by METROLOGIC in the immediately preceding calendar quarter.

          B3.3 The Average Selling Price shall be computed based upon the average selling price of the respective SCAMP Model sold by METROLOGIC in the U.S. but excluding any accessories or options (such as holsters, belts, power supplies, or options such as extended warranties, training and service courses, or additional documentation). In the event accessories are separately priced and invoiced, METROLOGIC shall also compute and report the Average Selling Price of each such accessory. In no event shall METROLOGIC report or otherwise provide to SYMBOL the actual selling price or bids made on individual transactions or to individual customers.

         B3.4 METROLOGIC shall compute the Average Selling Price (hereinafter "ASP") for each Model in METROLOGIC's family of SCAMPs within the first twenty days of each calendar quarter, and promptly report such ASPs by Model number to SYMBOL.

         B3.5 In the event METROLOGIC has issued any invoices to SYMBOL during a calendar quarter for a SCAMP Model at a sales price that differs from the Contractual Sales Price as computed pursuant to Paragraph B3.1 above, such invoices shall be restated to the Contractual Sales Price within thirty days of the sales price pursuant to Section B3.1 being determined, and an appropriate credit or debit issued to SYMBOL.

4. Custom, Private Label METROLOGIC RF Scanner Products, Elected New METROLOGIC Products and ScanGlove Products (including "Custom Interface" versions) (hereinafter referred to as a "Custom Product")

          B4.1 At any time during the term of this Agreement, should SYMBOL desire to have a custom version of a SCAMP manufactured by METROLOGIC, (such as, for example, a SCAMP with a custom interface), SYMBOL shall send METROLOGIC a written Request for Quotation (RFQ) including a detailed product specification and identifying the most closely related SCAMP Model or Models. METROLOGIC shall respond to the RFQ with a firm quotation to promptly proceed to manufacture such product for SYMBOL at a price determined from the procedure set forth in Section B4.2 below and based upon METROLOGIC's reasonable estimate of projected component and labor costs for the manufacture of the custom version.

          B4.2 In each calendar quarter, the price to SYMBOL (hereinafter the "Contractual Sales Price") for a custom version of a SCAMP, in which mechanical, electrical or other modifications have been made to a SCAMP according to SYMBOL's design specifications, shall be equal to the sum of (i) [ ] of METROLOGIC's [ ]of the Corresponding SCAMP (as hereinafter defined) sold by METROLOGIC in the immediately preceding calendar quarter, plus (ii) an amount equal to METROLOGIC's actual reasonable cost for parts and direct labor representing solely the cost of the additional components provided in the customized SYMBOL version of a SCAMP. No charge shall be included in such cost computation by METROLOGIC for engineering design or overhead expenses.


                  "Corresponding SCAMP" shall mean a particular Model of SCAMP which is most closely related in design and function to the custom version specified by SYMBOL, i.e., the SCAMP Model in which the least number of mechanical and electrical changes have to be made to produce the custom version.

         B4.3 The Average Selling Price shall be computed based upon the average selling price of the respective SCAMP sold by METROLOGIC only in the U.S., including cable and stand, but excluding any other accessories or options (such as holsters, belts, battery packs, power supplies, or options such as extended warranties, training and service courses, or additional documentation. In no event shall METROLOGIC report or otherwise provide to SYMBOL the actual selling price or bids made on individual transactions or to individual customers.

         B4.4 METROLOGIC shall compute the Average Selling Price (hereinafter "ASP" within the first twenty days of each calendar quarter for a SCAMP Model together with the cost for parts and labor associated with each Custom Product, which shall be the Contractual Sales Price for such Custom Product for that quarter.

         B4.5 In the event METROLOGIC has issued any invoices to SYMBOL during a calendar quarter at a sales price that differs from the Contractual Sales Price as computed pursuant to Paragraph B4.1 above, such invoices shall be restated to the Contractual Sales Price within thirty days of the correct sales price being determined, and an appropriate credit or debit issued to SYMBOL.

5.       METROLOGIC Holographic Scanning  Products

         B5.1 The pricing of METROLOGIC Holographic Scanning Products to SYMBOL shall be as mutually agreed by the Parties from time to time, but in no event shall be greater than the most favorable price granted to any METROLOGIC customer at the time of the price quotation.

EXHIBIT C

Terms and Conditions of Sale

Table of Contents


1.       Scope

2.       Definitions

3.       Purchase Orders

4. Design and Production of Custom Qualifying Products and/or Custom Elected New METROLOGIC Products

5. Design and Production of Modified Qualifying Products and Modified Elected New METROLOGIC Products

6..      Specifications, Engineering and Other Changes

7.       Engineering Change Documentation

8.       Acceptance of Engineering Samples

9.       Inspection of Final Products

10.      User and Other Documentation

11.      Ship Acceptance and Regulatory Compliance

12.      Delivery and Schedules

13.      Reliability Goals

14.      Service Training

15.      Post Warranty Maintenance Service

16.      Infringement Indemnification

17.      Price

18.      Invoices, Payment

19.      Technical Consulting Services

20.      Drawings, Source Code

21.      Confidential Information

22.      Insurance

23.      Personal Injury Indemnification

24.      Force Majeur

25.      Limitation of Liability

26.      Changes

27.      Spare Parts and Documentation

28.      Incorporation of Exhibits

29.      Order of Precedence

30.      Software License

31.      Miscellaneous

EXHIBIT I.
Appendix A.       Product Specification
Appendix B.       Scanner Customization Drawings
Appendix C.       Scanner Modification Specification and Drawings (Section 5)
Appendix D.       Statement of Work (Section 5)
Appendix E.       Packaging and Labeling Specification
Appendix F.       Schedule Information
Appendix G.       Failure Report Requirements
Appendix H.       Support Requirements

EXHIBIT II        Acceptance Test Plan
Appendix A.       Product Test Plan
Appendix B.       System Test Plan
Appendix C.       Quality Standard

EXHIBIT III       Option for Post-Warranty Maintenance

EXHIBIT IV        Pricing of Spare Parts

1.       SCOPE

         1.1 General. These Terms and Conditions of Sale (or hereinafter "Terms and Conditions") apply to the sale by METROLOGIC to SYMBOL of METROLOGIC Purchasable Products, pursuant to the applicable Part of Article 11.

2.       DEFINITIONS

         2.1 "Acceptance Test Criteria" shall mean the operational, physical, electrical and environmental specifications set by METROLOGIC for a specific METROLOGIC Purchasable Product, including Custom Qualifying Product, e.g., a Custom Interface Omnidirectional Scanner Product supplemented by specified SYMBOL custom specifications (e.g. the custom color of housing meeting the specifications set forth by SYMBOL). For METROLOGIC Qualifying Product, METROLOGIC Holographic Scanning Products, and Elected New METROLOGIC Products, including any applicable customized or modified version thereof, such specifications shall be substantially similar to that for corresponding standard, commercially available METROLOGIC products, unless otherwise mutually agreed by the Parties.

         2.2 "Acceptance Test Plan" shall mean a mutually agreed plan for testing the operational, physical, electrical, and environmental performance of a specific METROLOGIC Purchasable Product against the applicable Acceptance Test Criteria.

         2.3 "Accessories" shall mean attachment devices, batteries, cables, antennas, network control units, and transceivers which are required to effectively use the METROLOGIC Purchasable Product in accordance with its Product Specifications and which are normally provided to the customer on an itemized basis and separately invoiced..

         2.4 "Alpha Units" shall mean METROLOGIC Purchasable Product delivered prior to the Ship Acceptance Date which may not be manufactured with the same components and methods as a Production Unit, and may not conform to all Product Specifications.

         2.5 "Beta Units" shall mean METROLOGIC Purchasable Product delivered prior to the Ship Acceptance Date which is manufactured with substantially the same components and manufacturing methods as Production Units, but may not conform to all Product Specifications.

         2.6  "METROLOGIC  Standard  Product  Drawings"  shall mean the drawings
(including CAD models, schematics, and printouts) as currently used by METROLOGIC for the manufacture of a specified METROLOGIC Standard Product which are necessary for SYMBOL to perform a customization design of such METROLOGIC Standard Product and for SYMBOL to produce all necessary Scanner Customization Drawings or Scanner Modification Specification and Drawings for METROLOGIC to produce a Custom Purchasable Product, or, as the case may be, a Modified METROLOGIC Product.

         2.6 "Pilot Units" shall mean METROLOGIC Purchasable Product delivered prior to the Ship Acceptance Date which is manufactured with the same components and manufacturing methods as Production Units, and which is intended and expected to conform to all Product Specifications.

         2.7 "Post Warranty Maintenance" shall mean the agreement for service by METROLOGIC of METROLOGIC Purchasable Products during the period after expiration of the warranty provided in Section 11.9 of the Agreement for customers of SYMBOL who have purchased such products from SYMBOL for a fee and according to the procedures.

         2.8 "Product Specification" shall mean the operational, physical, electrical, and environmental specification set forth by METROLOGIC in its most current published product description for a standard METROLOGIC Purchasable Product and the corresponding specification for a Custom Purchasable Product, or the specification as agreed by the Parties and set forth herein as Exhibit I, Appendix A, for any other METROLOGIC Purchasable Product that SYMBOL may purchase hereunder.

         2.9 "Production Units" shall mean METROLOGIC Purchasable Product delivered after the Ship Acceptance Date, and which fully conforms with all Product Specifications; the term "Production Units" shall also apply to Alpha Units, Beta Units and Pilot Units that have been upgraded, as required, to fully conform to all Product Specifications.

         2.10 "Scanner Customization Drawings" shall mean drawings (including CAD models, schematics and printouts) provided by SYMBOL to METROLOGIC in connection with a customized METROLOGIC Scanner Product based on a specific standard METROLOGIC Scanner Product and derived from METROLOGIC Standard Product Drawings, such drawings to specify all artwork (e.g. labels and logos) to be applied to the customized METROLOGIC Scanner Products, and the Scanner Interface defined by SYMBOL to be utilized in the Custom Qualifying Product.

         2.11 "Scanner Modification Specification and Drawings" shall mean a detailed product specification and drawings (including CAD models, schematics and computer printouts) provided by SYMBOL to METROLOGIC in connection with a Modified METROLOGIC Scanner Product based on a specific standard METROLOGIC Scanner Product and which specifies artwork (e.g. labels and logos) to be applied to the Modified METROLOGIC Scanner Product, and any other structural, electrical, optical and/or functional modifications to the standard METROLOGIC Scanner Product (e.g. redesign of housing, inclusion of manually actuated trigger, etc.) mutually agreed to in writing by the Parties.

         2.12 "Ship Acceptance Date" shall mean the date upon which SYMBOL notifies METROLOGIC that the METROLOGIC Purchasable Product has successfully passed all requirements specified in the Acceptance Test Plan.

         2.13 "Spare Parts" shall mean all components and subassemblies of METROLOGIC Purchasable Products sold by METROLOGIC to SYMBOL under this Agreement as normally used for product service and maintenance.

         2.14 "Statement of Work" shall mean the mutually agreed plan and procedure for the design, development, and engineering of a Modified METROLOGIC Standard Product or Modified Elected New METROLOGIC Product in accordance with the Scanner Modification Specification and Drawings, including the production of a first Alpha unit of such product.

         Any defined term used herein not defined above shall have the meaning set forth in Article 1 of the Agreement between SYMBOL and METROLOGIC effective January 1, 1996 (the "Agreement").

3.       PURCHASE ORDERS

         3.1 General Procurement Procedure. SYMBOL shall purchase units of METROLOGIC Purchasable Product Accessories, Spare Parts, and Post-Warranty Maintenance Services by releasing purchase orders to METROLOGIC for such units consistent with the applicable Part of Article 11 of the Agreement. Each such SYMBOL purchase order shall list (i) the quantity of units of METROLOGIC Purchasable Product and Accessories ordered by SYMBOL, (ii) the sales price of each unit and Accessory as provided pursuant to Exhibit B (or as mutually agreed, if not set forth therein), and (iii) the requested date or dates of delivery (i.e. shipment). Such purchase orders shall be sent to METROLOGIC, either by (A) "Next Day" air courier service or United States mail, in duplicate; or (B) facsimile device over telecommunications line ("FAX"), a numbered, signed order letter or purchase order, referencing the applicable Purchasing Provision and containing such information as quantity, product identity, delivery location(s), delivery date(s), net purchase price and installation fee (if applicable) of the METROLOGIC Purchasable Product, Accessories, or Spare Parts being ordered; or (C) regular mail ("the Order").

         3.2       Order Entry.     SYMBOL shall address all Orders to:
                                            METROLOGIC Instruments, Inc.
                                            Coles Road at Route 42
                                            Blackwood, NJ  08012
                                            Attn:  Sales Administration.

         METROLOGIC shall not honor any telephone, walk-in, or other form of order from SYMBOL's apparent representatives without proper authorization, which authorization shall be evidenced by SYMBOL's issuance of an order as required by
Section 3.1

         3.3 Order Acceptance. METROLOGIC shall accept or reject each Order within twenty four (24) hours of receipt thereof, and in the event of rejection thereafter provide to SYMBOL written notice of the reasons therefor, within forty eight (48) hours after receipt of such Order. Orders shall be effective upon acceptance by METROLOGIC.

         3.4 Conditional Orders. SYMBOL may place an initial order for METROLOGIC Purchasable Product ("Initial Conditional Order") substantially coincidental and consistent with the Parties' mutual agreement on the specifics of the Product Specification and METROLOGIC's capacity to manufacture and deliver units of approved Pilot Unit, as discussed above. Such Initial
Conditional Order shall be conditioned upon the occurrence of the Ship Acceptance Date on or before the first scheduled shipment of Production Units of the specific METROLOGIC Purchasable Product. In the event that the Ship Acceptance Date does not occur on or before such date, the Parties agree to arbitrate under Article 16 the issue of whether the METROLOGIC Purchasable Product complies with the Acceptance Test Plan. If it is determined by the arbitration that the METROLOGIC Purchasable Product does not meet the Acceptance Test Plan, then SYMBOL may terminate the Initial Conditional Order without any obligation or liability to METROLOGIC.

         3.5 Buffer Stock. Starting on a date that is three (3) months after METROLOGIC completes delivery of products ordered under the Initial Conditional Order, METROLOGIC shall manufacture and hold in stock a buffer stock of a certain number of such finished METROLOGIC Purchasable Products, as computed hereunder, which can be ordered by SYMBOL. Such buffer stock will be shipped upon SYMBOL placing a Purchase Order, with a maximum of one week turnaround. Should an order by SYMBOL deplete METROLOGIC's buffer stock, METROLOGIC agrees to replenish stock within 30 days of such order. For each product type purchased under the Terms and Conditions hereof, the quantity of the buffer stock shall not be less than the average monthly quantity of that particular product type purchased by SYMBOL during the previous three month period, and shall not be greater than 500 units. SYMBOL agrees to purchase all buffer stock units upon the termination or expiration of the applicable Part of Article 11. As product models change, METROLOGIC shall provide replacement units of more current revisions to rotate buffer stock by accepting returns of models to be discontinued and to ensure that current models are in buffer stock at all times.

         3.6 Retention of Rights in Computer Programs. The sale of each item of METROLOGIC Purchasable Product to SYMBOL hereunder includes the sale of a copy of any computer programs embedded or incorporated therein and does not constitute an assignment of METROLOGIC's intellectual property rights therein. SYMBOL acknowledges that METROLOGIC shall retain all patent, copyright, trade secret, and other intellectual property rights METROLOGIC may have in such computer program portions of the METROLOGIC Purchasable Product.


4. DESIGN AND PRODUCTION OF CUSTOM QUALIFYING PRODUCTS AND/OR
CUSTOM ELECTED NEW METROLOGIC PRODUCTS

         4.1 Delivery Of Scanner Customization Drawings By SYMBOL. At any time during the term of the applicable Part of Article 11, should SYMBOL elect to have METROLOGIC design and manufacture a Custom Qualifying Product and/or a Custom Elected New METROLOGIC Product, SYMBOL shall request that METROLOGIC provide SYMBOL with METROLOGIC Standard Product Drawings of the related METROLOGIC Standard Product to enable SYMBOL to customize such product by making minor modifications to the drawings, and within thirty (30) days after such request, METROLOGIC shall provide SYMBOL with the appropriate and necessary drawings. After completion of the customized design, SYMBOL shall physically or electronically deliver Scanner Customization Drawings of the Custom Qualifying Product and/or Elected New METROLOGIC Product to METROLOGIC. METROLOGIC shall promptly acknowledge in writing receipt of and the completeness of the Scanner Customization Drawings delivered by SYMBOL for production purposes, (or if such drawings are incomplete, shall provide SYMBOL with the requirements for any additional drawings needed by METROLOGIC) and provide SYMBOL with the estimated delivery date of the Alpha Unit corresponding to the customized product.

         4.2 Design and Manufacture. METROLOGIC shall design, manufacture, and deliver Alpha Units, Beta Units, and Pilot Units of Custom Qualifying Product and/or Custom Elected New METROLOGIC Product to SYMBOL upon receipt of an Initial Conditional Order or firm purchase order therefor.

         4.3. Testing. METROLOGIC shall test the METROLOGIC Custom Qualifying Product and/or Elected New METROLOGIC Product in accordance with the Acceptance Test Plan.

         4.4 Corrective Action to Meet Criteria by METROLOGIC. If any of the Pilot Units do not successfully pass the Acceptance Test Criteria in accordance with the Acceptance Test Plan attached to the Initial Conditional Order or purchase order, ( the Acceptance Test Plan being Exhibit II of these Terms and Conditions of Sale). SYMBOL shall review the test results with METROLOGIC and METROLOGIC shall determine the cause of failure. METROLOGIC shall promptly modify the Custom Qualifying Products and/or Elected New METROLOGIC Products as necessary, or its procurement, inspection, or manufacturing processes as necessary to cause it to pass the Acceptance Test Criteria..

         4.5 Term and Supply. Following the Ship Acceptance Date, METROLOGIC shall make Custom Qualifying Product and/or Elected New METROLOGIC Product and sell to SYMBOL on a requirements basis during the entire term of the applicable Part of Article 11 of this Agreement under these Terms and Conditions in such quantities of the Custom Qualifying Product and/or Elected New METROLOGIC Product as SYMBOL may order hereunder.

         4.6 Upgrade of Pre-Production Units. Upon request by SYMBOL, following the Ship Acceptance Date, METROLOGIC shall upgrade all Alpha Units, Beta Units and Pilot Units to Production Units, based on a mutually agreeable upgrade schedule. The cost to SYMBOL for upgrading a Beta Unit, if required, shall be 40% of the purchase price of a Production Unit when ordered in quantities commensurate with the Initial Conditional Order, and the cost to SYMBOL for upgrading a Pilot Unit, if required, shall be 20% of such purchase price. In the event that SYMBOL requests that an Alpha Unit be upgraded, SYMBOL's cost for such upgrade shall be 60% of such purchase price.

         4.7 Changes and Modifications. In the event SYMBOL has issued a purchase order for a specific Custom Qualifying Product and/or Custom Elected New METROLOGIC Product, METROLOGIC may not, without SYMBOL's written consent, make changes to such specific customized product at any time prior to a date that is four months after the date of the last scheduled delivery under any outstanding purchase Order for such specific Customized product if any such change would adversely affect: (i) form, fit or function of the specified Custom Qualifying Product and/or Custom Elected New METROLOGIC Product, or (ii) compatibility of the product with the specified Scanner Interface, or (iii) price or delivery schedule of the specific Custom Qualifying METROLOGIC Product and/or Custom Elected New METROLOGIC Product, or (iv) compatibility of the product with the host computer and/or network for which it was intended, or (v) the applicable Product Specification. METROLOGIC's changes to specific products shall be in accordance with Section 6 and 7 of these Terms and Conditions.

5. DESIGN AND PRODUCTION OF MODIFIED QUALIFYING PRODUCTS AND MODIFIED ELECTED NEW METROLOGIC PRODUCTS.

         5.1 Delivery Of Scanner Modification Specification and Drawings By SYMBOL. At any time during the term of the applicable Part of Article 11, should SYMBOL and METROLOGIC mutually agree in writing that METROLOGIC design and manufacture a Modified METROLOGIC Qualifying Product (MMQP) and/or Modified Elected New METROLOGIC Product (MENMP), SYMBOL may purchase the same under the applicable Part of Article 11. Upon such mutual agreement, SYMBOL may request that METROLOGIC provide SYMBOL with METROLOGIC Standard Product Drawings of the related METROLOGIC product to enable SYMBOL to produce a proposed modified design and within thirty (30) days after such request, METROLOGIC shall provide SYMBOL with the appropriate and necessary drawings. In order to develop the modified design by engineering efforts of SYMBOL and/or METROLOGIC, the Parties shall agree on a Statement of Work which upon completion shall be made part of
Exhibit I as Appendix D, thereof, which shall be part of these Terms and Conditions. As more particularly provided pursuant to the Statement of Work, SYMBOL shall physically or electronically deliver to METROLOGIC Scanner Modification Specification and Drawings of the proposed Modified METROLOGIC
Qualifying Product and/or Modified Elected New METROLOGIC Product. METROLOGIC shall promptly acknowledge in writing receipt of and the completeness of the drawings delivered by SYMBOL for production purposes (or if such drawings are incomplete, shall provide SYMBOL with the requirements for any additional drawings needed by METROLOGIC). METROLOGIC shall design and produce the MMQP and MENMP in accordance with the Statement of Work and provide and the estimated delivery date of the first Alpha Unit corresponding to the modified product.

         5.2 Design and Manufacture. METROLOGIC shall design, manufacture, and deliver Alpha Units, Beta Units, and Pilot Units of Modified METROLOGIC Qualifying Product and/or Modified Elected New METROLOGIC Product, as applicable, to SYMBOL upon the receipt of a purchase Order therefor.

         5.3 Testing. METROLOGIC shall design and test the Modified METROLOGIC Qualifying Product and/or Modified Elected New METROLOGIC Product as applicable in accordance with the Statement of Work, the provisions of this Section, and these Terms and Conditions. SYMBOL has the right to participate in and reasonably review all testing and test procedures.

         5.4 Corrective Action to Meet Criteria. If any of the Pilot Units do not successfully pass the Acceptance Test in accordance with the Acceptance Test Plan, SYMBOL shall review the test results with METROLOGIC and METROLOGIC will determine the cause of failure. METROLOGIC shall promptly modify the Modified Qualifying METROLOGIC Products and/or Modified Elected New METROLOGIC Products, or its procurement, inspection, or manufacturing processes as necessary to cause it to pass the Acceptance Test. If, as a result of execution of the Acceptance Test Plan, modifications to the Modified Qualifying Product and/or Modified elected New METROLOGIC Product, Product Specifications, or Acceptance Test Plan may be required, such modifications will be implemented in accordance with Sections 6 and 7 of these Terms and Conditions.

         5.5 Changes and Modifications. In the event SYMBOL has issued a purchase Order for a specific Modified Qualifying METROLOGIC Product and/or Modified Elected New METROLOGIC Product, METROLOGIC may not, without SYMBOL's written consent make changes to such specific product at any time prior to a date that is four months after the date of the last scheduled delivery under any outstanding purchase Order for such specific product, if such a change would adversely affect: (i) form, fit or function of the Modified Qualifying METROLOGIC Product and/or Modified Elected New METROLOGIC Product, or (ii) compatibility of the product with the specified Scanner Interface or (iii) price or delivery schedule of the Modified Qualifying METROLOGIC Product and/or Modified Elected New METROLOGIC Product, or (iv) compatibility with the host computer and/or network for which it was intended, or (v) the applicable Product Specification. METROLOGIC changes shall be in accordance with Sections 6 and 7 of these Terms and Conditions.

         5.6 Term and Supply. Following the Ship Acceptance Date, METROLOGIC shall make Modified Qualifying METROLOGIC Product and/or Modified Elected New METROLOGIC Product available and sell to SYMBOL on a requirements basis during the entire term of the applicable Part of Article 11 such quantities of the Modified Qualifying METROLOGIC Product and/or Modified Elected New METROLOGIC Product as SYMBOL may order under these Terms and Conditions. From time to time during the Term, either party may suggest to the other certain design modifications or engineering changes to the Modified Qualifying METROLOGIC Product and/or Modified Elected New METROLOGIC Product , or changes as may otherwise be required, which may cause an increase or decrease in the price of, or the time required to produce and deliver, the Modified Qualifying METROLOGIC Product and/or Modified Elected New METROLOGIC Product. The Parties will agree upon the terms of a change order and any necessary adjustments in contract price and/or shipment schedule resulting therefrom.

         5.7 Upgrade of Pre-Production Units. Upon request by SYMBOL, following the Ship Acceptance Date, METROLOGIC shall upgrade all Alpha Units, Beta Units and Pilot Units to Production Units, based on a mutually agreeable upgrade schedule. The cost to SYMBOL for upgrading a Beta Unit, if required, shall be 40% of the purchase price of a Production Unit when ordered in quantities commensurate with the Initial Conditional Order, and the cost to SYMBOL for upgrading a Pilot Unit, if required, shall be 20% of such purchase price. In the event that SYMBOL requests that an Alpha Unit be upgraded, SYMBOL's cost for such upgrade shall be 60% of such purchase price.

         5.8 Reimbursement to METROLOGIC by SYMBOL for Out-of-Pocket Expenses for Tooling, and Incremental Material Costs. SYMBOL will reimburse METROLOGIC or otherwise pay for all reasonable out of pocket expenses incurred by METROLOGIC in connection with design and manufacture of tooling (e.g. injection molds, fixtures, tools, etc.) used in manufacturing of both the Alpha Unit(s), approved Alpha Unit, Pilot Unit(s), and approved Pilot Unit of the Modified Qualifying METROLOGIC Product and/or Modified Elected New METROLOGIC Product. METROLOGIC shall invoice SYMBOL each thirty (30) days for such expenses. In addition to the out-of pocket expenses set forth above, and the Purchase Price for METROLOGIC set forth in Exhibit B herein, SYMBOL will pay METROLOGIC for the Incremental Material Costs associated with the design and manufacture of each Modified Qualifying METROLOGIC Product and/or Modified Elected New METROLOGIC Product to SYMBOL under the Purchasing Provision.

         5.9 Invoices. METROLOGIC will document and inform SYMBOL of the out of pocket expenses noted in Section 5.8 above by providing SYMBOL with copies of invoices of charges by vendors associated therewith within thirty (30) days after receipt of such invoices by METROLOGIC.


6.       ACCEPTANCE OF PILOT UNITS OF SPECIAL PRODUCTS

         6.1 Inspection and Evaluation. SYMBOL shall as soon as possible but no later than thirty (30) days from the date of its receipt from METROLOGIC of each iteration of the engineering samples or Pilot Units delivered by METROLOGIC, inspect and evaluate the same in accordance with inspection and evaluation standards as may be agreed upon by the Parties and give METROLOGIC written notice of the results of such inspection and evaluation. Failure to send such notice to METROLOGIC within thirty (30) days after receipt of a Pilot Unit shall be deemed to be an acceptance of such iteration of Pilot Units. If, as a result of such inspection and evaluation, SYMBOL determines that the Pilot Units furnished to it by METROLOGIC hereunder fully satisfy the Product Specifications set forth in Exhibit A hereto, it shall so state in the aforesaid written notice, and in such case the Pilot Unit shall be deemed accepted by SYMBOL and shall be the model for subsequent Production Units. Such acceptance shall authorize METROLOGIC to release to production the design of the accepted Pilot Unit (hereinafter, the "Release to Production").

7.       ACCEPTANCE TEST PLAN

         7.1 METROLOGIC and SYMBOL shall agree on appropriate Acceptance Test Criteria and an Acceptance Test Plan, prior to shipment of Production Units. Such inspection standards and procedures as may be agreed upon by the parties and shall be attached to these Terms and Conditions as Exhibit II and made a part hereof.

8.       ENGINEERING AND OTHER CHANGES TO PRODUCT SPECIFICATIONS

         8.1 Procedure. METROLOGIC may, without obtaining prior written consent from SYMBOL, make changes to the Product Specification of any METROLOGIC Purchasable Product except for Special Products. If METROLOGIC desires such changes, it shall first notify SYMBOL in writing and within thirty (30) days from receipt of notice from METROLOGIC, SYMBOL shall notify METROLOGIC of its view whether or not such changes are acceptable from SYMBOL's perspective in connection with product marketability to SYMBOL's customers, and the future likelihood of Symbol continuing to purchase the affected METROLOGIC product. Documentation pertaining to the change made by METROLOGIC shall be provided to SYMBOL to permit SYMBOL to make an engineering evaluation of the proposed change.

         8.2 Superseding Specifications. For the purpose of these Terms and Conditions, changes to the Product Specification accepted by SYMBOL under
Section 6.1 of these Terms and Conditions shall be deemed to amend and supersede the Product Specifications then currently applicable to the Product, unless expressly noted on the new Product Specifications that the new Product Specifications are applicable only to a variant of the METROLOGIC Product such as a customer-specific model of the METROLOGIC Product.

         8.3 Compatibility. Prior to any amendment to the Product Specifications pursuant to this Article 8 becoming effective, all METROLOGIC Purchasable Products and Spare Parts shipped by METROLOGIC to SYMBOL shall conform to the then existing Product Specification. All METROLOGIC Purchasable Products and Spare Parts with amended Product Specifications that are considered by both Parties significant enough to affect backward compatibility, performance criteria, Product Specification or any other factors shall be subject to new inspection, testing and review in accordance with Sections 8 and 9 hereof. After the effective date of any amendment, all METROLOGIC Purchasable Products shipped by METROLOGIC shall conform to such amended Product Specifications, except METROLOGIC shall continue to make available, for a mutually agreed period of time established on a case-by-case basis for each product and for each amendment, parts under all previous Product Specifications (unless change to the part does not affect its interchangeablity with parts manufactured before such time). Interchangeability includes form, fit and function. METROLOGIC guarantees forward compatibility of decoder and application interface software, if any, which may be included in the finished production product.

         8.4 SYMBOL Requested Changes. From time to time, after Release to Production, (as defined in Section 8.1) SYMBOL may propose additions or changes to the Product Specification for the purpose of providing a product variant or product upgrade. METROLOGIC shall consider the feasibility of any such proposal and shall, within a reasonable period of time, not to exceed thirty (30) days after receipt of the proposal, furnish to SYMBOL the written comments of METROLOGIC regarding such proposed changes, including its willingness or non-willingness to implement the same, the non-recurring cost to implement such change and/or the effect, if any, on the price of the METROLOGIC Product having the SYMBOL revised Product Specification, and the time schedule required for implementation. In the event SYMBOL and METROLOGIC agree to implement such change, documentation pertaining to such changes shall be made pursuant to
Section 7 hereunder and all costs associated with such new or modified documentation shall be itemized and included in METROLOGIC's response to SYMBOL's proposal.

         8.5 Quality Related Changes. If either Party determines that changes are necessary for safety or due to the epidemic failure of the Products or parts and components thereof to perform in accordance with the Product Specifications, or to meet the Quality Standards set forth in Exhibit II, Appendix C, METROLOGIC shall respond with a written corrective action response plan as soon as possible but no later than three (3) business days after notification, and METROLOGIC shall execute such plan to enable SYMBOL to make the required changes in installed Products and Products in production within fifteen (15) business days after notification by SYMBOL to proceed with such plans. METROLOGIC shall promptly make the appropriate engineering changes by implementing Engineering Change Orders ("ECOs") within such fifteen (15) day period to all such affected Products and parts thereof to be delivered to SYMBOL thereafter.

         8.6 Change Induced Problems. If SYMBOL determines, after any engineering or any other change, that Products or parts thereof do not operate in accordance with the Products Specification or fail to meet the Quality Standards set forth in Exhibit II, Appendix C attached hereto, then upon SYMBOL's request, METROLOGIC shall evaluate any defective product or part and notify SYMBOL of the result of its evaluation and its corrective action plan, if needed, within thirty (30) days after receipt of such request from SYMBOL.

         8.7 Parts Obsolescence. If any engineering or any other change initiated by METROLOGIC obsoletes any Spare Parts of a METROLOGIC Purchasable Product purchased by SYMBOL, METROLOGIC shall so notify SYMBOL, in writing, and shall accept the return of such obsolete parts and reimburse SYMBOL its cost or, at METROLOGIC's option, replace all parts so returned with the changed or modified part at no additional charge to SYMBOL.

         8.8 Changes in Parts. If any change to Products or parts affects the interchangeability of latest version and previous version parts, METROLOGIC shall provide a different part number for the latest version parts, and all Products thereafter delivered by METROLOGIC shall be promptly identified to SYMBOL by serial number so as to reflect which version part is used therein. METROLOGIC will confirm system configurations, models, and versions of material parts and other technical descriptives reasonably requested by SYMBOL to enable SYMBOL to service and support the METROLOGIC Products.

9.       ENGINEERING CHANGE DOCUMENTATION

         9.1 Modification and Approval. In order to ensure appropriate records are maintained by SYMBOL for regulatory, service, and document control procedure reasons, METROLOGIC shall provide SYMBOL with all proposed Engineering Change Orders (ECOs) to METROLOGIC Products purchased hereunder at least thirty days prior to their proposed implementation for review, and to the extent that such ECO pertain to a Custom Qualified Product for approval by SYMBOL. Following review or approval by SYMBOL, as the case may be, METROLOGIC shall, within fifteen (15) business days after issue of the ECO by METROLOGIC, provide SYMBOL with a final copy of each Engineering Change Order ("ECO") or like documentation issued by METROLOGIC with respect to operation or maintenance of the applicable METROLOGIC Product. The cost shall be borne by METROLOGIC if, due to the sole fault of METROLOGIC, the ECO is initiated at METROLOGIC's initiative or pursuant to Section 8.5; otherwise the cost of preparing such documentation shall be borne by SYMBOL.

10.      USER AND SERVICE  DOCUMENTATION

         10.1 Documentation. For each METROLOGIC Product purchased hereunder, METROLOGIC shall promptly furnish to SYMBOL, at METROLOGIC's its expense, two
(2) copies of the following documentation (a) service related engineering drawings which may include drawings of optical and mechanical assemblies, electrical schematics, and logic and timing diagrams; (b) complete user adjustment, operation and installation instructions and specifications; (c) service test procedures and a list of any special tools and service test equipment utilized by METROLOGIC; (d) user manuals and application notes ; (e) print-out of service related software and/or firmware source listings and related documentation; (f) engineering drawings, logic diagrams and documentation necessary for interfacing the product to the remainder of the system in which it has been designed for use; and (g) any other published METROLOGIC service documentation concerning the operation and maintenance of the product which will permit SYMBOL to develop at its own option, its own customized operator and service manuals otherwise required by SYMBOL for marketing, service, support and repair of such Products. The foregoing METROLOGIC material shall be: (i) of the type generally made available to METROLOGIC's customers and/or used by METROLOGIC's sales and service personnel, as applicable; (ii) in a form capable of reproduction; and (iii) updated by any new materials from time to time as they become available. SYMBOL shall have the unrestricted right solely in connection with the METROLOGIC Product purchased hereunder to copy, modify, and use and have copied, modified, and used any such documentation for providing desired service or user manuals or the like concerning the Product.

         10.2 Published Accompanying User Documentation. Unless otherwise directed by METROLOGIC, SYMBOL shall provide METROLOGIC with camera ready artwork and text for the printing of a "Quick Reference Guide" user documentation by METROLOGIC which METROLOGIC shall then pack with the Product and at no additional charge to SYMBOL accompanying each METROLOGIC Product unit purchased by SYMBOL hereunder. SYMBOL shall be responsible, at its sole expense, for the design and printing of all other user documentation relating to the operation and/or user maintenance thereof as is customarily supplied to end users.

11.      SHIP ACCEPTANCE CRITERIA AND REGULATORY COMPLIANCE

         11.1 Factory Test Procedures. Before shipping any Production Unit of a METROLOGIC Qualifying Product, METROLOGIC will test such product in accordance with METROLOGIC standard factory procedures and in accordance with METROLOGIC quality control procedures. In addition, before shipping any Production Unit of a METROLOGIC Purchasable Product, SYMBOL shall demonstrate that the METROLOGIC Purchasable Product shall have successfully completed the acceptance tests defined in the Acceptance Test Plan, as evidenced by SYMBOL's written notice to METROLOGIC, of successful completion of acceptance testing. When SYMBOL and
METROLOGIC have demonstrated that the METROLOGIC Purchasable Product has successfully completed such acceptance test, SYMBOL may authorize METROLOGIC to "Release to Production" and manufacture METROLOGIC Purchasable Product, but such authorization shall not affect the Ship Acceptance Date. Any changes necessary to the METROLOGIC Purchasable Product, after SYMBOL grants METROLOGIC authorization to Release to Production METROLOGIC Purchasable Product, that are necessary as a result of METROLOGIC initiated design changes, shall will be at the sole expense of METROLOGIC.

         11.2 Incoming Inspection. Upon receipt of the METROLOGIC Purchasable Product by SYMBOL, SYMBOL shall at its option perform an incoming quality inspection in accordance with the Acceptance Test Plan to determine if the METROLOGIC Purchasable Product conforms with these Test Criteria or has suffered any physical damage in shipment.

         11.3 Non-Conforming Goods. In the event that the METROLOGIC Purchasable Product fails SYMBOL's incoming inspection in accordance with Acceptance Test Criteria, SYMBOL may reject such units or entire shipments as damaged or non-conforming to the order and dispose of them as mutually agreed..

         11.4 Certifications. METROLOGIC certifies that all Production Units of METROLOGIC Purchasable Products sold to SYMBOL under these Terms and Conditions shall meet all applicable FCC and other regulatory requirements as specified in the Product Specification as of the date of shipment. METROLOGIC shall obtain certifications and type approvals for compliance with all safety, emissions, immunity, and laser product regulations as specified in the Product Specification.

12.      DELIVERY AND SCHEDULES

         12.1 Packaging. METROLOGIC will pack the METROLOGIC Purchasable Product for shipment and storage to meet commercial standards in accordance with Exhibit I Appendix .

         12.2 Scheduling Incentives. METROLOGIC acknowledges that time is of the essence in these Terms and Conditions with respect to METROLOGIC's timely completion of the development, test, and manufacture of the METROLOGIC
Purchasable  Product  to SYMBOL in  accordance  with the  schedule  set forth in
Exhibit I Appendix, herein. Accordingly, if METROLOGIC fails to deliver, without excuse under section 24, the cumulative quantities of METROLOGIC Purchasable Products specified in accordance with the Schedule Information, to SYMBOL in accordance with this Terms and Conditions on or before the dates that are, in each instance, fourteen (14) days after the scheduled shipment dates specified below, METROLOGIC will be assessed the amounts indicated below as liquidated damages, and not as a penalty. It is agreed that actual damages would be difficult to ascertain and such liquidated damage amounts reflect a reasonable estimate of such actual damages. The liquidated damages assessed shall be applied as credits towards SYMBOL's next release of a purchase Order for METROLOGIC Purchasable Product. In the event that SYMBOL does not utilize the credit amount within a one (1) year period of issuance, SYMBOL shall notify METROLOGIC of such non-utilization and METROLOGIC shall pay SYMBOL a cash amount equal to the unused credit amount within thirty (30) days, and whereupon the balance of the unused credit shall be set to zero:

Shipping Date                                Liquidated Damages

Shipment of Pilots Units in accordance       2% of the aggregate proceeds of the
with Exhibit I, Appendix                     shipment of METROLOGIC Purchasable
                                             Product Pilot Units on such date in
                                             accordance with Exhibit I, Schedule

Shipment of the first eight (8) scheduled    2% of the  aggregate  price of the
shipments of Production Units of             particular shipment of METROLOGIC
METROLOGIC Purchasable Product, which are    Purchasable  Product  which is
scheduled  in accordance with Exhibit I,     shipped more than two (2) weeks
Appendix C.                                  after the date scheduled in
                                             accordance with Exhibit I, Appendix
                                             C. Under this section, each
                                             particular late shipment can be
                                             subject to, at most, a single
                                             liquidated damages assessment.]

Shipment of each scheduled shipment after    4% of the aggregate  price of the
the first eight(8) scheduled shipments of particular shipment of METROLOGIC Production METROLOGIC Purchasable Products, Purchasable Product which is
which are scheduled in accordance with the   shipped more than 2 weeks after
applicable purchase Order.                   the date scheduled for shipment in
                                             accordance  with the  Order. Under
                                             this section, each particular late
                                             shipment  can  be  subject  to, at
                                             most, a single  liquidated damages
                                             assessment.



METROLOGIC will give SYMBOL twenty four (24) hours' advance notice when any Production Shipment will be delayed, specifying the duration, reason for such delay and corrective action. Such notice shall be addressed to SYMBOL as follows:

                                    Symbol Technologies, Inc.
                                    One Symbol Plaza
                                    Holtsville, NY  11742-1300.

Both Parties agree that under no circumstances will METROLOGIC be liable to SYMBOL for any other expenses or damages as a result of METROLOGIC's delay in shipping METROLOGIC Purchasable Product to SYMBOL except as set forth in this
Section 12.

         12.3 Title and Risk of Loss. Title to METROLOGIC Purchasable Product and risk of loss or damage will pass from METROLOGIC to SYMBOL at FOB METROLOGIC's point of shipment.

13.      RELIABILITY GOALS: METROLOGIC PURCHASABLE PRODUCTS

         13.1 Definitions. For the purposes of defining reliability goals, a failed Unit shall be defined as a unit of METROLOGIC Purchasable Product returned by a customer as being inoperative or not conforming to the applicable Product Specification. The parameter, "Monthly Failure Rate" is hereby defined as a number equal to the cumulative number of Failed Units of a specific METROLOGIC Purchasable Product under warranty in a month divided by the total population of product units of such specific product under warranty delivered to SYMBOL. Reliability goals shall exclude Failed Units satisfying one or more of the following: (i) "No Trouble Found" units as defined below, (ii) "Abused" units as defined below, (iii) failure due to failure of an attachment devices,
(iv) failure due to failure of batteries, and (v) failure due to the failure of SYMBOL second sourced components in the product.

         13.2 Standards for Classification. A committee of METROLOGIC and SYMBOL service personnel shall periodically meet to mutually agree upon the standards and criteria to determine if specific returned units from customers which fall into categories of "Abused" or "No Trouble Found " as defined below based upon the applicable environmental specifications for the unit. A "No Trouble Found" unit shall be a unit that is returned for service with no apparent defect, unless said unit is returned three (3) or more times within a six (6) month period, at which time the unit shall be counted for the purposes of reliability goals as three (3) failed units. An "Abused" unit is defined as a physically damaged unit that has been damaged due to forces beyond normal use in the end user operating environment. In the event of a dispute in the determination as to whether a METROLOGIC Purchasable Product has been "Abused," a mutually agreed independent third party testing lab shall test the product and arbitrate the dispute and the Parties shall share the testing and arbitration costs equally.

         13.3 Failure to Meet Reliability Goal. The Monthly Failure Rates will be reported monthly by the Party performing the service of the product. If SYMBOL determines that METROLOGIC has failed to achieve the Liquidated Damages % Threshold reliability goals set forth in this Section 13.4 (without excuse under Section 24) SYMBOL shall notify METROLOGIC. METROLOGIC shall promptly pay to SYMBOL the amounts set forth below as liquidated damages and not as a penalty, it being agreed that actual damages would be difficult to ascertain and such amounts reflect a reasonable estimate of such damages:

         13.4   Reliability   Assessment.   Beginning  three  (3)  months  after
commencement of delivery of production units of the specific METROLOGIC Purchasable Product and thereafter throughout the warranty period, the following threshold parameters will be utilized to compare the actual MFR with (i) a target MFR; (ii) a threshold MFR level which will trigger liquidated damages; for failure to achieve the stated reliability goals:

         Target Reliability Percentage ( % per month):               2%

         Liquidated Damages Reliability Percentage ( % per month):   6.5%
         (hereinafter "LDRP")

         Account credit per unit failure in excess
         of the LDRP (assessed monthly):                             $3

                  The liquidated damages computed by determining the number of Failed Units in excess of the LDRP units, times $3.00 shall be limited to a maximum of 1% of the aggregate value of METROLOGIC Purchasable Product under warranty. Such damages shall be applied as account credits towards SYMBOL's next purchases of METROLOGIC Purchasable Product. In the event that SYMBOL does not utilize the account credit, or portion thereof, within a one (1) year period of issuance, METROLOGIC shall pay SYMBOL a cash amount equal to the unused credit whereupon the balance of the unused credit shall be set to zero.

         13.5 Warranty Extension. In addition to the assessment of liquidated damages, for each month during which the Monthly Failure Rate falls into the range indicated in the chart below, the warranty for that product category will be extended for the period of time set forth in the first column in such chart below. In no event shall a warranty be extended beyond a four (4) year period.

         Warranty Extension                               Monthly Failure Rate
                                                          Ranges

         No extension of the warranty period              Less than 5%

         Two  week extension of the warranty period       5% -  6.5%

         Four  week extension of the warranty period      Greater than 6.5%

         13.6 Loaner Units. During the warranty period, in the event the actual Monthly Failure Rate for a METROLOGIC Purchasable Product purchased hereunder exceeds the Target Reliability Percentages Set forth in Section 13.4 then at SYMBOL's written request, METROLOGIC shall supply SYMBOL, at no cost to SYMBOL, the number of loaner units for that specific product category ("Loaner Units") determined in accordance with the following formula:
                  Number of Loaner Units = (Monthly failures in excess of the Target) times ((number of turn days [2](days per month [20])). Illustrative example: Assuming 10,000 units in the field with a 350 monthly failure rate, then; if the target monthly failures = 200 units (e.g. 2% of 10,000{ the result is; number of loaner units = (350-200)*(2/20) = 15 loaner units.

         13.7 Return of Loaner Unit. The Loaner Units supplied by METROLOGIC are not required to be in new condition. When the Monthly Failure Rate declines to a number less than the Target Reliability Percentage, METROLOGIC shall notify SYMBOL and SYMBOL shall return to METROLOGIC the Loaner Units which were provided in accordance with Section 13.6. During the first nine (9) months after delivery of the first production units of a product, the number of Loaner Units shall be calculated on a monthly basis, and thereafter, the number of Loaner Units shall be calculated on a quarterly basis.

14.      SERVICE TRAINING

         14.1 Initial Disclosure. Upon SYMBOL's request, METROLOGIC shall, without additional cost, disclose to SYMBOL all technical service information necessary for the service of METROLOGIC Products purchased hereunder. Such disclosure shall be made from time to time during the term of the applicable Part of Article 11, or upon request by SYMBOL, subsequent to termination or expiration of the applicable Part of Article 11, by the furnishing to SYMBOL of all relevant documents by METROLOGIC pursuant to Section 10 of these Terms and Conditions and by visits to METROLOGIC facilities by SYMBOL as provided hereunder. Disclosure of the technical service information, to the extent such technical service information is in documentary or fixed form, shall be made by delivery of two (2) copies thereof. To the extent the technical service information is not available in such document or fixed form, disclosure shall be made by providing to SYMBOL reasonable technical assistance and consultation to demonstrate and explain the practical use and operation of the technical service procedures, including diagnosis, use of Spare Parts, in such appropriate detail as to permit SYMBOL to make full use of the information for servicing the METROLOGIC Purchasable Product.

         14.2  Location.   The  disclosure  of  technical  service   information
contemplated hereunder shall be performed by qualified METROLOGIC technical personnel, knowledgeable about the service of the METROLOGIC Purchasable Products, at either METROLOGIC's facility in New Jersey or elsewhere as mutually agreed. Each party shall be responsible for the travel and subsistence expenses of its own employees in connection with such activities.

         14.3 Completion of Disclosure. The disclosure of all technical service information and training shall be completed no later than Release to Production of the METROLOGIC Purchasable Products.

         14.4 Additional Technical Assistance and Consultation. In addition to the basic disclosure of technical service information provided in Section 14.1 above, should SYMBOL need and request additional training, technical assistance and consultation relating to the service of the Products during the term of this Agreement, such as in connection with engineering changes made to the product which result in new service procedures, METROLOGIC agrees to provide to SYMBOL at SYMBOL's request such additional appropriate assistance and consultation by qualified METROLOGIC technical personnel, knowledgeable about the METROLOGIC Purchasable Products, at METROLOGIC's facility in New Jersey, or elsewhere as mutually agreed.

         14.5 Visits to METROLOGIC by SYMBOL. During the first three years of the term of the applicable Part of Article 11, METROLOGIC shall, upon reasonable notice, permit duly authorized and technically qualified personnel of SYMBOL to be given access to those areas of METROLOGIC where the testing, manufacture, service, support, and/or operation of the METROLOGIC Purchasable Product purchased hereunder is undertaken. During such visits, SYMBOL's personnel shall have adequate opportunity to consult qualified personnel of METROLOGIC or its authorized agents, representatives, or consultants who may be available at that time or upon reasonable notice regarding such METROLOGIC Products, and to observe, study and receive training with respect to the service of such METROLOGIC Products.

15.      POST-WARRANTY MAINTENANCE SERVICE

         15.1 Election for Service.  SYMBOL shall notify METROLOGIC at least six
(6) months before the expiration of the warranty period applicable to the METROLOGIC Purchasable Product if SYMBOL wishes that Post-Warranty Maintenance be performed by METROLOGIC following such notification the Parties shall negotiate in good faith the pricing and other provisions applicable to such service agreement. The provisions for Post-Warranty Maintenance as mutually agreed by the Parties and shall be attached hereto as Exhibit III and shall thereafter apply to such METROLOGIC Purchasable Product.

16.      INFRINGEMENT INDEMNIFICATION

         16.1 Infringement Claims. Subject to the provisions of Section 16.2, if any third party claims or asserts in any suit, action, or proceeding that the possession or use, offer to sale, or sale of a METROLOGIC Purchasable Product (excluding SYMBOL Designed Products) or any portion thereof, by SYMBOL or any SYMBOL affiliate or their respective directors, officers, employees and agents or any SYMBOL customer who purchases from SYMBOL or from a reseller of SYMBOL any such party or parties being hereinafter referred to as (the "SYMBOL Indemnifiable Parties"), infringes or violates any patent, copyright, trademark, trade secret, right on mask work, or other third party proprietary right (an "Infringement Claim"), then SYMBOL shall promptly notify METROLOGIC thereof and METROLOGIC shall, at its own expense, defend such action and indemnify and hold harmless SYMBOL Indemnifiable Parties from and against any and all claims, losses, damages, judgments, costs, and expenses (including attorneys' fees) arising therefrom or caused thereby.

         16.2 Exclusions. METROLOGIC shall have no liability to SYMBOL Indemnifiable Parties under any provision of this Section 16, nor shall METROLOGIC extend indemnification to SYMBOL Indemnifiable Parties, if the Infringement Claim:
                  (1) results from METROLOGIC's compliance with SYMBOL's particular design requirements, specifications or instructions relating to the design and/or production of customized or modified METROLOGIC Products, provided that the corresponding Standard METROLOGIC Product upon which the customized or modified METROLOGIC Product is based does not support the Infringement Claim (i.e. does not infringe the claim(s) asserted as being infringed by the customized or modified METROLOGIC Product); or
                  (2) is based upon the (i) use of METROLOGIC Purchasable Products delivered hereunder in connection or in combination with equipment, devices or software not delivered by METROLOGIC to SYMBOL; or (ii) use of METROLOGIC Purchasable Products delivered to SYMBOL hereunder in a manner for which the same were not designed; or (iii) modification by SYMBOL or its customer of METROLOGIC Purchasable Products delivered hereunder to the extent such modification is the cause of the Infringement Claim or suit.

         16.3 Defense. METROLOGIC shall permit SYMBOL to participate in the defense of the action on the Infringement Claim to the extent that, in SYMBOL's judgment, SYMBOL may be prejudiced thereby, and METROLOGIC shall not settle any such action in any manner which will adversely affect SYMBOL without the prior written consent of SYMBOL, which consent shall not be unreasonably withheld.

         16.4 Remedies. If any of the SYMBOL Indemnifiable Parties is enjoined from using the METROLOGIC Purchasable Product or any portion thereof, METROLOGIC shall promptly, at its expense, either (a) procure for such SYMBOL Indemnifiable Parties the right to use or to sell the METROLOGIC Purchasable Product or portion thereof, the use or sale of which is enjoined; or (b) modify the METROLOGIC Purchasable Product so that it is no longer infringing, but still performs the same functions; or (c) replace the METROLOGIC Purchasable Product with a non-infringing product which performs the same functions. If, despite exercising its best efforts, METROLOGIC is unable to accomplish one of the foregoing measures, SYMBOL may immediately terminate any outstanding Orders for the infringing METROLOGIC Purchasable Product effective upon written notice to METROLOGIC, and subsequent to such termination METROLOGIC shall promptly refund to SYMBOL the aggregate purchase price for the infringing METROLOGIC Purchasable Product previously ordered and delivered to SYMBOL. The obligations of this
Section 16 shall survive the termination or expiration of the applicable Part of
Article 11.

17.      PRICE

         17.1 Price Schedules. The price for each item of METROLOGIC Purchasable Product purchased pursuant to these Terms and Conditions which SYMBOL shall pay to METROLOGIC shall be in accordance with the applicable schedule of Exhibit B (Pricing of METROLOGIC Purchasable Products to SYMBOL). In addition to the Purchase Price, SYMBOL shall pay to METROLOGIC all sales and use taxes levied, assessed, or imposed on METROLOGIC by federal or local government authorities in connection with the sale of the METROLOGIC Purchasable Product hereunder, subject to any resale or other exemption certificate, except any such taxes based on METROLOGIC's income, which shall be borne by METROLOGIC.

18.      INVOICES; PAYMENTS

         18.1 Invoicing Procedure. METROLOGIC shall invoice SYMBOL for amounts payable by SYMBOL hereunder upon the date of shipment of the applicable item(s) of METROLOGIC Purchasable Product. SYMBOL shall pay each valid invoice within thirty (30) days after SYMBOL's receipt thereof. Valid invoices must contain the following: shipment date, product name or item description, model number, serial numbers shipped, and shipping destination. All invoices are to be sent to:

                                    SYMBOL Technologies, Inc.
                                    One SYMBOL Plaza
                                    Holtsville, NY  11742-1300
                                    Attn: Accounts Payable

unless otherwise noted on the Order.

19.      ADDITIONAL TECHNICAL CONSULTING SERVICES

         19.1 Scope. In addition to the disclosures and services provided under Sections 10 and 14 of these Terms and Conditions, from time to time, at SYMBOL's request, and under the terms of an addendum to these Terms and Conditions, METROLOGIC shall provide SYMBOL with technical consulting services regarding METROLOGIC Products purchased hereunder, as well as additional or supplementary educational or technical training services for SYMBOL's employees in the use, operation, sale, service and support of such METROLOGIC Products, and field service and technical support personnel to assist SYMBOL in system design or problem analysis outside the scope of these Terms and Conditions and Exhibits. Upon receipt of a written SYMBOL request for such additional services or support, METROLOGIC shall, within fourteen (14) days from the receipt of the request, provide a quotation to SYMBOL for such services on a fee basis, and the parties shall mutually agree to the terms of the addendum to these Terms and Conditions.

20.

         20.1 Information Delivery Trigger Events. If SYMBOL has purchased one or more METROLOGIC Purchasable Products hereunder, then in the event that:
         (a) a voluntary or involuntary petition in bankruptcy is filed against METROLOGIC, and such petition is not stayed or removed within sixty (60) days after the filing thereof; or
         (b) a receiver, trustee, or custodian is appointed for all or any substantial portion of METROLOGIC's assets; or
         (c) METROLOGIC becomes insolvent (however evidenced) or fails to pay its debts in the ordinary course of business; or
         (d) METROLOGIC makes any substantial assignment for the benefit of creditors; or
         (e) METROLOGIC (or any designee of METROLOGIC) defaults in its obligations to perform maintenance services with respect to the METROLOGIC Purchasable Product pursuant to this Terms and Conditions and fails to cure such default within thirty (30) days written notice from SYMBOL or METROLOGIC defaults in any other agreement related to such services; or
         (f) METROLOGIC discontinues the sale of any of the METROLOGIC Purchasable Product being purchased by SYMBOL generally to the public (any one or more of these provisions ; then METROLOGIC shall promptly deliver to SYMBOL, or shall cause its escrow agent to promptly deliver to SYMBOL, all then-current engineering drawings, manufacturing drawings, functional, technical, and mechanical specifications, the then-current version of all source code listings related to all software and firmware programs that form any part of said one or more METROLOGIC Purchasable Product purchased hereunder , and all other documentation, in whatever medium embodied, related to the design, engineering, and manufacture of said one or more METROLOGIC Purchasable Product, including all software and firmware components thereof.

         20.2 Authorization for Use. METROLOGIC hereby grants to SYMBOL the paid-up, irrevocable, perpetual, non-exclusive, royalty-free right and license under all of METROLOGIC's right, title and interest in and to the METROLOGIC Purchasable Product, software, and inherent technology, to use, modify, repair, reconstruct, further develop, enhance, and manufacture the METROLOGIC Purchasable Product (except that the license to manufacture shall not apply in the event of the occurrence of the event specified in subsection (e) of this
Section 20), software, and inherent technology solely for the purposes of SYMBOL's (and its affiliated companies') use. SYMBOL shall exercise its rights licensed in the foregoing sentence only upon and after the occurrence of any of the events specified in this section 20.

21.      CONFIDENTIAL INFORMATION AND SYMBOL PROPERTY

         21.1 Confidentiality. METROLOGIC shall treat as confidential, shall not use for its own purposes, and shall exercise reasonable care not to divulge or permit to be divulged to others: (i) all information and data prepared by SYMBOL and obtained by METROLOGIC in connection with these Terms and Conditions, such as SYMBOL Scanner Customization Drawings and Scanner Modification and Drawings In the event of a breach or threatened breach of the provisions of this paragraph, SYMBOL shall be entitled to an injunction restraining such breach or threatened breach without having to prove actual damages. The obligations of this paragraph shall survive the termination or expiration of the applicable Part of Article 11.
         SYMBOL shall treat as confidential, shall not use except as provided hereunder for its own purposes, and shall exercise reasonable care not to divulge or permit to be divulged to others: (i) all information and data prepared by METROLOGIC and obtained by SYMBOL form METROLOGIC in connection with these Terms and Conditions, such as METROLOGIC Standard Product Drawings, and software which are confidential or proprietary to SYMBOL or its customers, including, without limitation, information and data relating to SYMBOL's products, operations, policies, procedures, techniques, accounts and personnel; and (ii) all information and data which are confidential or proprietary to a third party and which are in the possession, custody or control of SYMBOL and supplied to METROLOGIC hereunder. In the event of a breach or threatened breach of the provisions of this paragraph, METROLOGIC shall be entitled to an injunction restraining such breach or threatened breach without having to prove actual damages. The obligations of this paragraph shall survive the termination or expiration of the applicable Part of Article 11.

         21.2 SYMBOL Property Used by METROLOGIC. All physical property used by METROLOGIC in connection with an fulfillment of Order for Modified Qualifying Products, Modified Elected METROLOGIC Products, and Special Products, which is owned, furnished, charged to or paid for by SYMBOL (as evident by invoices) including, but not limited to, materials, tools, dies, jigs, molds, patterns, fixtures, equipment, as well as drawings and other technical information, and specifications associated therewith, and any replacement thereof, shall be and remain in the property of SYMBOL subject to removal and inspection by SYMBOL at any time without cost or expense to SYMBOL. SYMBOL shall have free access to METROLOGIC's premises (or the premises of any supplier or subcontractor while such property is located) for the purpose of inspecting or removing such property. All such property shall be identified and marked as SYMBOL's property, used only for the applicable Order and adequately insured by METROLOGIC at its expense for SYMBOL's protection. METROLOGIC shall assume all liability for and maintain and repair such property and return same to SYMBOL in its original condition, reasonable wear and tear excepted, when such property is no longer required hereunder at SYMBOL's request and expense. SYMBOL shall furnish METROLOGIC with a list of all such property upon request, and METROLOGIC shall comply with any SYMBOL disposition instructions applicable hereto. SYMBOL shall not be obligated to pay any invoices for tooling until the first article produced therefrom shall have been received and accepted by SYMBOL. Materials furnished by SYMBOL on other than a charge basis in connection with any Order issued hereunder shall be deemed to be held by METROLOGIC as bailee thereof. METROLOGIC agrees to pay SYMBOL's replacement cost for all such material spoiled or otherwise not satisfactorily accounted for by METROLOGIC.

22.      INSURANCE

         22.1 Coverage. METROLOGIC shall, at its own cost and expense, obtain and maintain in full force and effect, with sound and reputable insurers, the following insurance coverages: Worker's Compensation as required by the law of the state of hire; employer's liability with a minimum limit of $100,000.00 of liability, and not less than $100,000.00 aggregate limit of liability per policy year for disease, including death at any time resulting therefrom, not caused by accident; Comprehensive General Liability insurance against all hazards with a minimum limit of liability for personal injury, including death resulting therefrom, on an occurrence basis of $1,000,000.00 in the aggregate, and with a minimum limit of liability for property damage on an occurrence basis of $1,000,000.00 in the aggregate; and Automobile Liability insurance against liability arising from the maintenance or use of all owned, non-owned and hired automobiles and trucks with a minimum limit of liability for bodily injury of $1,000,000.00 in the aggregate, and with a minimum limit of liability for property damage of $500,000.00 per accident. METROLOGIC's insurance shall be deemed primary. METROLOGIC shall provide SYMBOL with certificates of insurance evidencing the coverages required hereunder upon request. Each policy required hereunder shall provide that SYMBOL shall receive thirty (30) days' advance written notice in the event of a cancellation or material change in such policy. In the event that any service under this Terms and Conditions is to be rendered by persons other than METROLOGIC's employees, METROLOGIC shall arrange to furnish SYMBOL with evidence of insurance for such persons subject to the same terms and conditions as set forth above and applicable to METROLOGIC prior to commencement of service by such person(s).

23.      PERSONAL INJURY INDEMNIFICATION

         23.1 Scope. METROLOGIC shall defend, indemnify, and hold SYMBOL harmless from and against any and all claims, losses, damages, judgments, costs, and expenses (including attorneys' fees) which SYMBOL may suffer or incur arising out of or in connection with injuries to persons (including death) or loss of, or damage to, property, occasioned by the negligence, unlawful act, or willful misconduct of METROLOGIC, or of METROLOGIC's personnel, subcontractors, or agents.

24.      FORCE MAJEURE

         24.1 Delays. Neither METROLOGIC nor SYMBOL shall be liable to the other for any delays in performance or nonperformance of any obligations hereunder to the extent that such performance is prevented or delayed by acts of God or other causes beyond the reasonable control of such Party, and no default hereunder shall result therefrom. METROLOGIC shall immediately notify SYMBOL of a force majeure and shall make best efforts to remedy a force majeure within sixty (60) days from the date of occurrence. In the event that METROLOGIC cannot remedy a force majeure within sixty (60) days from the date of occurrence, then SYMBOL shall have the option of terminating the applicable Purchase Order, effective upon notice to METROLOGIC.

25.      LIMITATION OF LIABILITY

         Neither METROLOGIC nor SYMBOL shall be liable to the other for any special, indirect, or consequential damages arising out of this Terms and Conditions, even if advised in advance of the possibility of such damages.

26.      SPARE PARTS AND DOCUMENTATION

         26.1 Pricing and Availability. METROLOGIC also agrees to sell Spare Parts at prices set forth in Exhibit IV, until the end of seven years after the date of SYMBOL's last purchase of that model from METROLOGIC, and METROLOGIC shall give SYMBOL at least six (6) months' advance notice of discontinuance of the availability of Spare Parts. At any time prior to such discontinuance SYMBOL may place an order of unlimited size for any Spare Parts, subject to reasonable delivery schedules established by METROLOGIC. METROLOGIC also agrees to provide product repair service to SYMBOL consistent with services set forth in Post-Warranty Maintenance provision at a reasonable price and lead time throughout the applicable Part of Article 11.

27.      INCORPORATION OF EXHIBITS

         27.1 The following Exhibits are, or will be, incorporated into and made a part of these Terms and Conditions as such documents are actually agreed upon for each respective product:
                  EXHIBIT I, including the following Appendices:
                  Appendix A.       Product Specification
                  Appendix B.       Scanner Customization Drawings
                  Appendix C.       Scanner Modification Specification and
                                    Drawings (Section 5)
                  Appendix D.       Statement of Work (Section 5)
                  Appendix E.       Packaging and Labeling Specification
                  Appendix F.       Schedule Information
                  Appendix G.       Failure Report Requirements
                  Appendix H.       Support Requirements

                  EXHIBIT II, including the following Appendices:
                  Appendix A.       Product Test Plan
                  Appendix B.       System Test Plan
                  Appendix C.       Quality Standard

                  EXHIBIT III       Option for Post-Warranty Maintenance

                  EXHIBIT IV        Pricing of Spare Parts

 28.     ORDER OF PRECEDENCE

         28.1 In the event of a conflict between the Agreement, these Terms and Conditions and the Exhibits during the performance of any Order issued hereunder , such conflicts will be resolved by the following Order of Precedence:
         1.       The Agreement
         2.       These Terms and Conditions of Sale
         3.       Exhibit B    (to the Agreement)
         4.       Exhibit I    (to be negotiated  and  provided at a future date
                               for each respective METROLOGIC product)
         5.       Exhibit II   Acceptance  Test  Plan  (to  be   negotiated  and
                               provided  at  a   future date for each respective
                               METROLOGIC product purchased hereunder)
         6.       Exhibit III  Option  for   Post-Warranty  Maintenance  (to  be
                               negotiated and provided at a future date in the event Symbol)

29.      SOFTWARE LICENSE

         29.1 Software is furnished by METROLOGIC to SYMBOL under a non-exclusive, royalty-free, unrestricted, perpetual license for use in one unit of METROLOGIC Purchasable Product. METROLOGIC hereby grants SYMBOL during the term of the applicable Part of Article 11, the right and license to copy all machine readable executable code contained within the METROLOGIC Purchasable Product solely for: (i) code revision control, and (ii) incorporation into METROLOGIC Purchasable Product purchased under this Terms and Conditions. No rights are granted under this Section 29 to the source code corresponding to the machine readable executable code of the METROLOGIC Purchasable Product.

30.      MISCELLANEOUS

         30.1 Entire Terms and Conditions. These Terms and Conditions of Sale, which includes all attached schedules and exhibits referenced herein, together with Article 11 of the Agreement, constitutes the entire agreement between SYMBOL and METROLOGIC with respect to the subject matter hereof, and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter.

         30.2 Amendments The terms and conditions of this Terms and Conditions may not be amended, waived, or modified, except in a writing signed by the party to be charged therewith. All changes to this Terms and Conditions, and all requests for the performance of additional services not specified in this Terms and Conditions shall be made only pursuant to a written change order specifying the change and any effect on the project schedule, the performance of the METROLOGIC Purchasable Product, and the price of the METROLOGIC Purchasable Product under this Terms and Conditions which must be signed by an officer of each of the parties.

         30.3 No Waiver. No failure or delay of either party to exercise any rights or remedies under these Terms and Conditions shall operate as a waiver thereof, nor shall any single or partial exercise of the same or other rights or remedies preclude any further or other exercise of the same or other rights or remedies, nor shall any waiver of any rights or remedies with respect to any circumstances be construed as a waiver thereof with respect to any other circumstances.

         30.4 No Assignment. Neither METROLOGIC nor SYMBOL may assign any of its rights pursuant to these Terms and Conditions without the prior written consent of the other, and any attempted assignment without such consent shall be void. Notwithstanding the foregoing, SYMBOL may assign its rights under these Terms and Conditions to any now-existing or future direct or indirect subsidiary upon prior notice to METROLOGIC without such consent.

         30.5 Use of Name. METROLOGIC shall not use the name or logo of SYMBOL, or any abbreviation or adaptation thereof, in any advertising, trade display, public statement, or for any other commercial purposes without the prior written consent of SYMBOL. SYMBOL shall not use the name or logo of METROLOGIC or any abbreviation or adaptation thereof, in any advertising, trade display, public statement, or for any other commercial purposes without the prior written consent of METROLOGIC.

         30.6 Headings. The headings of sections of these Terms and Conditions are for convenience of reference only and shall not affect the meaning or interpretation of these Terms and Conditions in any way.

         30.7 Governing Law. These Terms and Conditions shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT D-1

Reference Manual Patent Listing

The following statement (or substantially similar statement) shall be printed in the reference manual (or similar document) accompanying all METROLOGIC Royalty Bearing Products and METROLOGIC Omnidirectional Hand-Held Scanner Products:

"Patent Information

This METROLOGIC product may be covered by one or more of the following U.S.
Patents:

         U.S. Patent No. 4,360,798;  4,369,361; 4,387,297; 4,460,120; 4,496,831;
         4,593,186;   4,607,156;  4,673,805;  4,736,095;  4,758,717;  4,816,660;
         4,845,350;   4,896,026;  4,923,281;  4,933,538;  4,992,717;  5,015,833;
         5,017,765;   5,059,779;  5,117,098;  5,124,539;  5,130,520;  5,132,525;
         5,140,144;   5,149,950;  5,180,904;  5,200,599;  5,229,591;  5,247,162;
         5,250,790;   5,250,791;  5,250,792;  5,262,628;  5,280,162;  5,280,164;
         5,304,788;   5,321,246;  5,324,924;  5,396,053;  5,396,055;  5,408,081;
         5,410,139;   5,436,440;  5,449,891;  5,468,949;  5,479,000;  5,532,469;
         5,545,889,

No license right or sublicense is granted, either expressly or by implication, estoppel, or otherwise, under any METROLOGIC or third party intellectual property rights (whether or not such third party rights are licensed to METROLOGIC), including any third party patent listed above, except for an implied license only for the normal intended use of the specific equipment, circuits, and devices represented by or contained in the METROLOGIC products that are physically transferred to the user, and then only to the extent of METROLOGIC's license rights and subject to any conditions, covenants and restrictions therein."

EXHIBIT D-2

Reference Manual Patent Listing

The following statement (or substantially similar statement) shall be printed in the reference manual (or similar document) accompanying all SYMBOL products that may be covered by METROLOGIC patents provided under this Agreement:

"Patent Information"

This product may be covered by one or more of the following U.S. Patents:

         U.S. Patent No. 5,424,525; 5,260,553; 5,343,027; 5,468,951;  5,340,971;
                         5,484,992; 5,216,232; 5,557,093; 5,081,342.,

No license right or sublicense is granted, either expressly or by implication, estoppel, or otherwise, under any third party intellectual property rights (whether or not such third party rights are licensed to SYMBOL), including any third party patent listed above, except for an implied license only for the normal intended use of the specific product, circuits, and devices represented by or contained in the products that are physically transferred to the user, and then only to the extent of license rights and subject to any conditions, covenants and restrictions therein."

EXHIBIT E

Press Release

Symbol Technologies and Metrologic Sign Licensing Agreement

HOLTSVILLE, NY and BLACKWOOD, NJ -- December, 1996 -- Symbol Technologies, Inc. (NYSE:SBL), the world leader in bar code driven data transaction systems, and Metrologic Instruments, Inc. (NASDAQ:MTLG), a leading manufacturer of laser and holographic bar code scanners, today announced that they have entered into a comprehensive cross-license agreement.

Under the terms of the agreement, Metrologic is granted a royalty-bearing license under Symbol's laser scanning patents including rights to develop and market Metrologic's next-generation triggerless laser scanning bar code reader products. Symbol also has the option for royalty-bearing licenses under a broad range of Metrologic patents and the option to purchase certain Metrologic products under Symbol's private label.

Dr. Jerome Swartz, chairman and chief executive officer of Symbol said, "This licensing agreement recognizes the strength of each company's technology and patent position, and represents a positive, mutually beneficial business solution for both parties. It does not change the Consent Decree and injunction entered into by Metrologic in 1993 pertaining to "triggered hand-held laser scanner bar code readers."

C. Harry Knowles, chairman, president and chief executive officer of Metrologic, said "This agreement is evidence of the mutual respect each party has for the other's patents. We are pleased to expand our product line of laser scanners using Symbol's significant core of patents. The financial implications of this agreement have already been reflected in Metrologic's financial results for the first three quarters of 1996."

Symbol Technologies is the world leader in bar-code-driven data transaction systems with more than 3.5 million scanners and hand-held computers installed. The company designs, manufactures and markets bar code reading products, application-specific hand-held computers and radio frequency data communications products that are used as strategic building blocks in solutions in retail, package and parcel delivery, manufacturing, warehousing and distribution, health care and other industries.

Metrologic Instruments is a leading manufacturer of laser and holographic bar code scanners. The company designs, manufactures and markets bar code scanning products incorporating laser and holographic technology. The company's principal products are hand-held scanners, fixed projection scanners, in-counter scanners and industrial scanners. The company ships its products into more than 80 countries.

EXHIBIT F

Rank-Ordered List of Arbitrators

Charles R. Brainard

         (Kenyon and Kenyon, New York, NY)

Lloyd McAulay

         (McAulay, Fisher et al., New York, NY)

John L. Alex

         (Lockwood, Alex et al., Chicago, IL)

Thomas L. Creel

         (Kaye, Scholer et al., New York, NY)

Jesse J. Jenner

         (Fish and Neave, New York, NY)